Exhibit 10.1

Execution Version Share sale agreement relating to shares in Pasture Genetics Pty Ltd ACN 074 290 252 — Ann Elizabeth Damin (Vendor) Robert Damin (Damin) S&W Seed Company Australia Pty Ltd (Purchaser)

Execution Version

Share sale agreement

relating to shares in Pasture Genetics Pty Ltd ACN 074 290 252

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Details		6
Agreed terms		7
1.	Defined terms & interpretation	7
1.1	Defined terms	7
1.2	Interpretation	12
1.3	Headings	13
1.4	Foreign Exchange	13
2.	Conditions	13
2.1	Conditions	13
2.2	Waiver of Conditions	14
2.3	Conduct of the parties	14
2.4	Failure of Condition	14
3.	Sale and purchase of Shares	14
3.1	Agreement to sell and purchase	14
3.2	Title and risk	14
3.3	All of the shares	15
3.4	Damin obligations	15
4.	Initial Purchase Price of Shares	15
4.1	Payment of the Initial Purchase Price	15
4.2	Cleared funds	15
4.3	Breach of agreement by the Purchaser	15
5.	Obligations before Completion	15
5.1	Continuity of business	15
5.2	Prohibited actions	15
5.3	Exceptions	17
5.4	Access to Business and Records	17
5.5	External Debt Estimate	17
5.6	Purchaser's obligations	17
5.7	Right to copy and consult	17
5.8	Release of personal guarantees	18
6.	Completion	18
6.1	Time and place	18
6.2	Obligations of the Vendor	18
6.3	Obligations of the Purchaser	19
6.4	Simultaneous actions at Completion	20
7.	Completion Accounts	20
7.1	Preparation of Completion Accounts	20
7.2	Vendors’ review of Completion Accounts	20
7.3	Deemed acceptance	20
7.4	Dispute	20
7.5	Adjustment Amount	20

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7.6	Adjustment of the Earn-Out Amount	20
7.7	Access to information	20
7.8	Dispute Resolution Procedure	21
7.9	Costs	21
8.	Earn-Out Amount	22
8.1	Calculation of Earn–Out Amount	22
8.2	Payment of the Earn–Out Amount	22
8.3	Common Stock	22
8.4	Cleared funds	22
9.	Preparation of Earn-Out Accounts	23
9.1	Preparation of Earn–out Accounts	23
9.2	Access to information to review draft Earn–Out Accounts	23
9.3	Notice by Vendor	23
9.4	Consequences of notice by Vendor	23
9.5	Dispute resolution procedure	23
10.	Vendor Guarantees	25
11.	Warranties	25
11.1	Mutual Representations and Warranties	25
11.2	Purchaser’s warranties	25
11.3	Warranties	25
11.4	Reliance of the Purchaser	25
11.5	Application of Warranties	25
11.6	Qualifications to warranties	26
11.7	Reduction in Purchase Price	27
11.8	Right of reimbursement	27
11.9	Monetary limits	27
11.10	Time Limits on Claims	27
11.11	Maximum amount of Claims	27
11.12	Fraud	27
11.13	No double recovery	27
11.14	Purchaser to mitigate Loss	28
11.15	Survival of Warranties	28
11.16	Right to rescind	28
11.17	No representation by Company	28
11.18	Acknowledgment of parties	28
11.19	Gross–up for Tax	28
12.	Tax Claims	29
12.1	Notice of Tax Claim	29
12.2	Tax Claims process	29
12.3	Dispute between parties in relation to a Tax Claim	29
12.4	Tax Audits	30
12.5	Tax Audit process	30
12.6	Dispute between parties in relation to a Tax Audit	30
13.	Tax returns	31
13.1	Pre–Completion returns	31
13.2	Straddle Returns / Post–Completion returns	31

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14.	Indemnities	32
14.1	General indemnity	32
14.2	Setoff	32
15.	Tax Indemnity	33
16.	Restraint	34
16.1	Definitions	34
16.3	Duration of prohibition	35
16.4	Geographic application of prohibition	35
16.5	Interpretation	35
16.6	Exceptions	36
16.7	Acknowledgments	36
16.8	Indemnity for breach of Restraint	36
17.	Confidentiality and publicity	36
17.1	Announcements	36
17.2	Warrantor obligations	37
18.	GST	37
18.1	Interpretation	37
18.2	GST gross up	37
18.3	Reimbursements	37
18.4	Tax invoice	37
19.	Benefits held on trust	37
19.1	Vendor	37
19.2	Purchaser	38
20.	Notices and other communications	38
20.1	Service of notices	38
20.2	Effective on receipt	38
21.	Miscellaneous	38
21.1	Alterations	38
21.2	Approvals and consents	38
21.3	Assignment	38
21.4	Costs	38
21.5	Stamp duty	39
21.6	Survival	39
21.7	Indemnities	39
21.8	Counterparts	39
21.9	No merger	39
21.10	Entire agreement	39
21.11	Further action	39
21.12	Severability	39
21.13	Waiver	39
21.14	Relationship	40
21.15	Governing law and jurisdiction	40

Schedule 1 - Particulars of Vendor's shareholding in the Company	41
Schedule 2 - Details of the Company (clause 1.1)	42
Schedule 3 - Business Vehicles Loans	43
Schedule 4 - Officers and Key Employees (clause 6.2)	44

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Details

Date

Parties

Name	Ann Elizabeth Damin
Short form name	Vendor
Notice details	5 Te Anau Avenue, Prospect SA 5082 Email: hello@anndamin.com
Attention: Ann Elizabeth Damin

Name	Robert Damin
Short form name	Damin
Notice details	5 Te Anau Avenue, Prospect SA 5082 Email: rob.damin@pasturegenetics.com
Attention: Robert Damin
With copy to: Simon Venus, Partner, Piper Alderman Level 16, 70 Franklin Street, Adelaide SA 5000 Email: svenus@piperalderman.com.au

Name	S&W Seed Company Australia Pty Ltd
ABN	44 061 114 814
Short form name	Purchaser
Notice details	Office 2, 7 Pomona Road, Stirling SA 5152 Email: andrewcarthew@swseedco.com
Attention: Andrew Carthew

Background

A	The Shares are legally and beneficially owned by the Vendor.
B	The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares on the terms and conditions set out in this agreement.

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Agreed terms

1.	Defined terms & interpretation
1.1	Defined terms

In this agreement:

1936 Tax Act means the Income Tax Assessment Act 1936 (Cth).

1997 Tax Act means the Income Tax Assessment Act 1997 (Cth).

ABC Laws means all applicable domestic and international anti-bribery and anti-corruption laws and regulations, including but not limited to the Criminal Code Act 1995 (Cth), Foreign Corrupt Practices Act (US), any applicable law promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed on 17 December 1997, any applicable laws relating to trade sanctions and other applicable laws of similar purpose and scope in any applicable jurisdiction, including commercial bribery offences and books and records offences relating directly or indirectly to a bribe.

Accounting Standards means generally accepted accounting principles applied in the United States.

Accounts means the audited balance sheet of the Company as at the Accounts Date and the profit and loss statement and statement of cash flows of the Company for the previous two (2) financial years ending on the Accounts Date together with the notes to, and the reports of the directors in respect of, those accounts.

Accounts Date means 30 June 2019.

Adjustment Amount means the amount determined in accordance with Item 2 of Schedule 5.

Approval Contract means the DLF Agreement

Assets means the property and assets owned or used by the Company in conducting the Business.

Associate has the meaning given to that term by sections 10 to 17 of the Corporations Act.

Business means the businesses carried on by the Company as at the date of this agreement, including the business of producing and supplying pasture and cropping seed.

Business Day means:

(a)	for receiving a notice under clause 20, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the notice is received; and
(b)	for all other purposes, a day that is not a Saturday, Sunday, public holiday or bank holiday in South Australia, Australia.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Business Vehicles Loans means the loans listed in Schedule 3.

Calculation Time means the close of Business on the last Business Day before the Completion Date, or any other time and date that the Vendor and the Purchaser agree in writing.

Claim includes a claim, notice, demand, action, proceeding, litigation, investigation, judgment, damage, loss, cost, expense or liability however arising, whether present, unascertained, immediate, future or contingent, whether based in contract, tort or statute and whether involving a third party or a party to this agreement.

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Company means Pasture Genetics Pty Ltd ACN 074 290 252, further details of which are set out in Schedule 2.

Company Revolver means the outstanding balance of the loan facility accounts described in Schedule 11 as at the Completion Date.

Completion means completion of the sale and purchase of the Shares contemplated by this agreement.

Completion Accounts means the balance sheet for the Company prepared in accordance with clause 7.1.

Completion Accounts Dispute Notice means a notice outlining a dispute in respect of the draft Completion Accounts under clause 7.2(b).

Completion Date means the later of 21 February 2020 and 5 Business Days after satisfaction or waiver of all the Conditions.

Conditions means the conditions set out in clause 2.1.

Confidential Information means:

(a)	all information of or used by the Company relating to its transactions, operations and affairs;
(b)	all other information treated by the Company as confidential;
(c)	all notes, data, reports and other records (whether or not in tangible form) based on, incorporating or derived from information referred to in paragraphs (a) or (b) of this definition; and
(d)	all copies (whether or not in tangible form) of the information, notes, reports and records referred to in paragraphs (a), (b) or (c) of this definition,

that is not public knowledge (otherwise than as a result of a breach of a confidentiality obligation of a party).

Confidentiality Deed means the Confidentiality Deed entered into by the Company and the Purchaser on 27 June 2017 and the Mutual Nondisclosure Agreement dated 15 November 2019.

Corporations Act means the Corporations Act 2001 (Cth).

Damin Payment means the amount of $200,000.00.

Data Room Material means the due diligence information contained in the USB memory stick exhibited to this agreement.

Determination Date means the date that is 10 Business Days after the date on which the Completion Accounts are agreed or deemed to be the final Completion Accounts and the Adjustment Amount determined.

Director means Ann Elizabeth Damin.

Disclosed means fully and fairly disclosed with sufficient particularity to enable a reasonable person with skills and experience in matters the subject of this agreement and the Business and with the aid of professional advisers, to assess the full impact on the Company of the matter sought to be disclosed.

Disclosure Letter means the letter from the Warrantors to the Purchaser of the same date as this agreement entitled 'Disclosure Letter' and which contains disclosures in respect of the Warranties.

DLF Agreement means the agreement between the Company and DLF Seeds Limited with a commencement date of 20 October 2009.

Due Diligence Material means the information and documents provided by the Vendor or its Representatives to the Purchaser or its Representatives before the date of this agreement, a list

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of which is attached to the Disclosure Letter and includes the Data Room Material, the information in this agreement and any schedules or annexures.

Earn-Out Accounts means the Accounts for the Company prepared in accordance with clause 9 and Item 3 of Schedule 5.

Earn-Out Amount means the amount, if any, calculated under clause 8.

Earn-Out Date means 30 September 2022.

EBITDA means the earnings before interest, tax, depreciation and amortization determined in accordance with the Accounting Standards.

External Debt means the Company Revolver and the Business Vehicles Loans, save always that the External Debt must not exceed $12,000,000.

good faith means an act, omission or decision without malice or capriciousness and without an intention of frustrating effect being given to this agreement.  For the avoidance of doubt, a party will not be taken not to be acting in good faith merely because:

(a)	the party prefers its own interests;
(b)	if the party acted in another way, the party would not be substantially disadvantaged by so acting; or
(c)	another party is substantially disadvantaged by the party so acting.

Governmental Authority includes any governmental, semi-governmental, municipal or statutory authority, instrumentality, organisation, body or delegate (including any town planning or development authority, public utility, environmental, building, health, safety or other body or authority) having jurisdiction, authority or power over or in respect of the Company, the Business or the Properties.

Group means the Company and each of its subsidiaries.

Guarantee means a guarantee or indemnity granted by the Company to any person in respect of any Liabilities of the Vendor or Associate of the Vendor (excluding the Company).

Independent Accountant means a chartered accountant or firm of chartered accountants appointed under clause 7.8 or 9.5 (as relevant).

Initial Purchase Price means $12,000,000 less the amount of the External Debt, save always that the Initial Purchase Price shall not be less than zero.

Key Employees means the persons named in Item 2 of Schedule 4.

Leases means the leases entered into in respect of the Leasehold Properties in satisfaction of Condition 4 of clause 2.1.

Leasehold Properties means the leasehold properties listed in Schedule 7 utilised in the operations of the Business.

Liabilities includes all liabilities (whether actual, contingent or prospective), losses, damages, costs and expenses of whatever description.

Management Accounts means the un-audited financial statements of the Company as at 31 December 2019

Material Adverse Effect means any event, change, circumstance, effect, occurrence or other matter, whether known or unknown at the time of this agreement and notwithstanding any other provision of this agreement or the course of dealings between the parties in connection with this agreement, that has or could reasonably be expected to have either individually or in aggregate, with or without notice, lapse of time or both, a short term or long term material adverse effect on:

(a)	the business, assets, liabilities, properties, condition (financial or otherwise), operating results, operations, reputation or prospects of the Company; or

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(b)	the ability of the Vendor to perform its obligations under this agreement or to consummate in a timely manner the transactions contemplated by this agreement, and includes, without limitation, any such event, change, circumstance, effect or other matter that has or is reasonably likely to have:

(c)	the effect of reducing the profit generated by the Business in respect of the preceding twelve months by $100,000 or more;
(d)	the effect of reducing the consolidated assets of the Company from the amount disclosed in the Accounts by more than $100,000;

The burden of proof that there has not been, nor could there reasonably be expected to be, a Material Adverse Effect rests with the Vendor.

Necessary Approvals means, in respect of the Approval Contract, all approvals, amendments, consents or waivers required under the terms of that Approval Contract solely in order to effect all of the transactions contemplated by this agreement without:

(a)	breaching the terms of the Approval Contract; or
(b)	giving rise to, or permitting any party to the Approval Contract to exercise, any right under the relevant Approval Contract (including any right to terminate the Approval Contract).

Permitted Security Interest means any of:

(a)	a security interest referred to in Schedule 8; and
(b)	a Security Interest in favour of any Government Authority for taxes, rates or charges which are not overdue or are being contested or litigated in good faith.

Parent Company means S&W Seed Company, a Nevada corporation.

Personal Guarantee means any guarantee given by either the Vendor or Damin to any person in relation to Liabilities of the Company.

PG Amount means the amount calculated as the average PG Earnings for the Company over the two (2) financial years ending 30 June 2021 and 30 June 2022 in accordance with the Earn-Out Accounts.

PG Earnings means the amount shown in the Earn–Out Accounts prepared in accordance with the Accounting Standards and Item 3 of Schedule 5 and agreed by the parties, deemed to be agreed by the parties or determined by the Independent Accountant (as the case may be) under clause 9.

PPSA means the Personal Property Securities Act 2009 (Cth).

Properties means the real property (whether leasehold or freehold) listed in Schedule 7.

Purchase Price means the Initial Purchase Price and the Earn-Out Amount and must not exceed $20,000,000.

Records means all original and copy records, documents, books, files, reports, accounts, plans, correspondence, letters and papers of every description and other material regardless of their form or medium and whether coming into existence before, on or after the date of this agreement, of the Company including certificates of registration, minute books, statutory books and registers, books of account, Tax returns, title deeds and other documents of title, customer lists, price lists, computer programs and software, and trading and financial records.

Representatives means, in relation to a person or entity, its officers, employees, contractors, agents, advisers, or financiers.

RI Chair means the Chair of the Resolution Institute.

Security Interest means a 'security interest' as defined in the PPSA.

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Shares means all of the shares in the capital of the Company owned by the Vendor as described in Schedule 1.

Stock means the trading stock, work-in progress, raw materials, consumables and packaging for use in the Business.

Subject Claim means a Claim by the Purchaser against the Vendor arising as a direct or indirect result of a breach of a Warranty, breach of any provision of this agreement or the entry into this agreement by the Purchaser and includes, for the avoidance of doubt, a Tax Subject Claim.

Sunset Date means the date 60 days after the execution of this agreement.

Tax means all forms of taxes, duties, imposts, charges, withholdings, rates, levies or other governmental impositions of whatever nature and by whatever authority imposed, assessed or charged together with all costs, charges, interest, penalties, fines, expenses and other additional statutory charges, incidental or related to the imposition.

Tax Audit means any audit, enquiry or investigation by a Tax Authority regarding the taxation affairs of the Company in relation to a period that includes any day before Completion.

Tax Authority means any government, semi-government, administrative, municipal, statutory, fiscal or judicial body, department, commission, authority, tribunal, agency, entity or person responsible for the collection of any Tax or administration of any law with respect to Tax.

Tax Claim means an assessment, notice, amended assessment, demand or other document issued by or taken by or on behalf of any Tax Authority against the Company whether before or after the date of this agreement as a result of which the Company is liable to make a payment for Tax or is deprived of the benefit of any Tax Relief and also includes any amounts payable by the Company under a valid tax sharing agreement under section 721–25 of the 1997 Tax Act, to the extent that it relates to:

(a)	any period up to and including Completion; or
(b)	any fact, circumstance, event, transaction, act or omission occurring or deemed to have occurred prior to Completion.

Tax Indemnity means the indemnity given by the Warrantors under clause 15.

Tax Law means any law with respect to or imposing any Tax.

Tax Liability means all Liabilities relating to Tax including:

(a)	any Tax payable by the Company (or for which the Company is liable, whether directly or pursuant to any agreement relating to Tax) or any loss or reduction of any Tax Relief of the Company; and
(b)	all costs and expenses incurred by or on behalf of the Company in managing any Tax enquiry, dispute or similar action.

Tax Relief means any credit, rebate, refund, relief, allowance or deduction in relation to Tax (including any carry forward Tax losses that accrue before Completion or become available before Completion).

Tax Subject Claim means a Claim by the Purchaser for a breach of a Tax Warranty or Tax Indemnity.

Tax Warranties means the Warranties that comprise Warranty 13 in Schedule 6.

Third Party means a person that is not a party or an Associate of a party.

Third Party Interest means any:

(a)	Security Interest;
(b)	lease, licence, option, voting arrangement, notation, restriction;

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(c)	interest under any agreement, equity or trust;
(d)	easement, restrictive covenant, caveat or similar restriction over property; or
(e)	other right, entitlement or interest of any nature held by a Third Party.

Transaction Document means each of:

(a)	this agreement;
(b)	the Confidentiality Deed; and
(c)	the Disclosure Letter.

VWAP means, for any trading day, the volume weighted average trading price of a share of the Parent Company common stock on the NASDAQ Stock market for such trading day.

Warranties means each of the representations and warranties given under clause 11 and set out in Schedule 6.

Warrantors means the Vendor and Damin.

Warranty Claim means a claim that a Warranty given by the Vendor is untrue, inaccurate, incomplete, misleading or otherwise deficient.

1.2	Interpretation

In this agreement, except where the context otherwise requires:

(a)	the singular includes the plural and vice versa, and a gender includes other genders;
(b)	another grammatical form of a defined word or expression has a corresponding meaning;
(c)

a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this agreement, and a reference to this agreement includes any schedule or annexure;

(d)	a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;
(e)	a reference to A$, $A, dollar or $ is to Australian currency;
(f)	a reference to USD is to United States of America dollars;
(g)	a reference to time is to Australia Central Standard time;
(h)	a reference to a party is to a party to this agreement, and a reference to a party to a document includes the party's executors, administrators, successors and permitted assigns and substitutes;
(i)	a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;
(j)	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re‑enactments or replacements of any of them;
(k)	a word or expression defined in the Corporations Act has the meaning given to it in the Corporations Act;
(l)	the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;
(m)	any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

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(n)

any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(o)	a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this agreement or any part of it;
(p)	if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day;
(q)	a reference to except as disclosed is to something disclosed in this agreement, the Due Diligence Material and/or the Disclosure Letter; and
(r)

a reference to as far as the Warrantors are aware or to the Warrantors' knowledge, or words to that effect, in relation to a matter, is to the actual knowledge of any of the following persons as at the date of this agreement after having made due and proper enquiries:

(i)	the Vendor;
(ii)	Damin.
1.3	Headings

Headings are for ease of reference only and do not affect interpretation.

1.4	Foreign Exchange

Any amounts payable in this agreement must be paid in $A.  Any amounts requiring conversion between $A and USD (including for purposes of determining the subscription price for Parent Company common stock under clause 8.3) shall be done at the USD/AUD closing wholesale spot exchange rate published by the Australian Financial Review for the day that is 2 Business Days before the date set for calculation of the relevant amount.

2.	Conditions
2.1	Conditions

Completion must not occur until all of the following Conditions are fulfilled:

1.All Necessary Approvals required under the Approval Contract is obtained either:

a.without conditions or requirements; or

b.with conditions and requirements that are acceptable to the Purchaser (acting reasonably).

The Purchaser

2.The Purchaser obtains a replacement working capital facility and Business Vehicle Loans for the Company, secured only by the assets of the Company and otherwise on terms satisfactory to the Purchaser acting reasonably, that permit the Company to repay the full amount outstanding in relation to the Company Revolver and Business Vehicle Loans at Completion.

The Purchaser
3.The lessors, as described in Schedule 7, entering into long term leases with the Company in relation to the Leasehold Properties from Completion on terms annexed as Annexure A.	The Purchaser

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4.Each Key Employee enters into a new employment agreement with the Company, on terms acceptable to the Purchaser, effective from Completion.	The Purchaser

5.There is no material breach of any of the Warranties nor any facts or circumstances that may reasonably be expected to give rise to a material breach of any of the Warranties. For the purpose of this condition, 'material breach' means a breach which has, or, in the reasonable opinion of the Purchaser is likely to have, either individually or when aggregated with other matters, events or circumstances, a material adverse effect on the Business or Assets or the financial or trading position, liabilities, revenue, earnings, financial condition, profitability or prospects of the Vendor or the Business by:

a.diminishing the net assets of the Business by an amount of $100,000 or more;

b.or reducing the EBITDA generated by the Business in respect of the financial year ended 30 June 2019 or financial year ending 30 June 2020 by $100,000 or more.

The Purchaser
6.There are no matters, events or circumstances which have had, or, in the reasonable opinion of the Purchaser, are likely to have, a Material Adverse Effect.	The Purchaser
2.2	Waiver of Conditions

A Condition may only be waived in writing by each party entitled to the benefit of that Condition (as specified in relation to each Condition in the second column of the table in clause 2.1) and will be effective only to the extent specifically set out in that waiver.

2.3	Conduct of the parties

Each party must use all reasonable efforts within its own capacity to ensure that each Condition is fulfilled before 5.00pm on the Sunset Date.

2.4	Failure of Condition

If a party has complied with its obligations under clause 2.3, it may terminate this agreement by giving notice in writing to the other parties if one or more Conditions are not fulfilled by 5.00pm on the Sunset Date or another date agreed by the parties in writing.

3.	Sale and purchase of Shares
3.1	Agreement to sell and purchase

The Vendor as legal and beneficial owner agrees to sell to the Purchaser and the Purchaser agrees to buy from the Vendor the Shares:

(a)	for the Purchase Price;
(b)	free from Security Interests;
(c)	with all rights, including dividend and voting rights, attached or accrued to them on or after the Completion Date; and
(d)	subject to this agreement.
3.2	Title and risk

Beneficial title to and risk in the Shares passes to the Purchaser on Completion.

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3.3	All of the shares

The Purchaser will not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with this agreement.

3.4	Damin obligations
(a)	In consideration of Damin providing the covenants under clauses 11, 12 and 16, the Purchaser shall pay to Damin the Damin Payment subject to and at Completion.
(b)

Damin acknowledges and agrees that the Damin Payment is reasonable and appropriate consideration for him to provide the covenants under clauses 11, 12 and 16, and he warrants that he has received independent legal advice in respect thereof.

4.	Initial Purchase Price of Shares
4.1	Payment of the Initial Purchase Price

The Purchaser must pay the Initial Purchase Price on Completion in accordance with clauses 6.3(a) and 4.2.

4.2	Cleared funds

All payments under this agreement must be paid by bank cheque or telegraphic transfer to an account or accounts nominated by the Vendor in cleared funds.

4.3	Breach of agreement by the Purchaser

If the Purchaser breaches a provision of this agreement in a material respect, the Vendor may require the Purchaser to remedy the breach within ten Business Days after receipt of written notice of the breach by the Purchaser.  If the Purchaser fails to remedy the breach within that period, then the Vendor may terminate this agreement. For the purposes of this clause 4.3, any breach of any of the provisions of clauses 2 or 6.3 shall be treated as a breach of a provision of this agreement in a material respect.

5.	Obligations before Completion
5.1	Continuity of business

Until Completion, the Vendor must carry on the Business in the ordinary course.

5.2	Prohibited actions

Subject to clause 5.3, until the earlier of Completion or the termination of this agreement, the Vendor must procure that the Company does not, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed), do, nor authorise, agree or commit to, any of the following:

(a)	alter its constitution or constituent documents;
(b)

adopt or change any of its accounting policies, principles, methods, practices, periods or procedures, including any change in the application or interpretation of any applicable accounting principles;

(c)

make any Tax election, change any annual Tax accounting period, amend any Tax return, settle or compromise any income Tax Liability, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund or fail to make any Tax payments or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

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(d)

amalgamate, merge or consolidate the Company with any other entity, issue any shares in the Company or remove any physical assets from the Properties other than in the ordinary and usual course of business;

(e)	issue, deliver, sell, transfer, pledge, grant, dispose of, or create, permit, allow or suffer to exist any Third Party Interest on, any Shares;
(f)

issue, deliver, sell, transfer, pledge, grant, transfer or dispose of, or create, permit, allow or suffer to exist any Third Party Interest on, any options, warrants, securities convertible into or exercisable for shares in the Company (including convertible debt) or other rights to purchase or obtain any shares in the Company;

(g)	save as approved by the Purchaser in writing, distribute or return any capital or pay or declare any dividend to its members or undergo any capital reorganisation or change in its capital structure;
(h)	pass any resolution of the members of the Company (whether in a general meeting or otherwise);
(i)	enter into any joint venture, partnership, unincorporated association, alliance or similar arrangement with any person;
(j)	enter into, amend or terminate (or agree to enter into, amend or terminate) a contract or commitment that:
(i)	would have or is reasonably likely to have a Material Adverse Effect;
(ii)	will result in aggregate receipts or expenditure in excess of $50,000; or
(iii)	is for a term of more than one year.
(k)

create a Third Party Interest over, sell, transfer, lease or otherwise dispose of any Asset other than acquisitions or disposals in the ordinary and usual course of business and for less than $20,000 for any single item or $50,000 in aggregate;

(l)	incur any capital expenditure exceeding $20,000 for any single item or $50,000 in aggregate for all items;
(m)	purchase, lease or otherwise acquire or agree to acquire any individual asset, with a value of more than $50,000;
(n)	cancel, waive, release or discount in whole or in part any debt, suit, demand, claim or right of more than $50,000;
(o)	do anything that would result in the External Debt exceeding $12,000,000;
(p)	shorten or lengthen the customary payment cycle for any of its accounts payable or accounts and notes receivable by more than 60 days;
(q)	enter into any new line of business;
(r)

save for any payment plans or discount arrangements in place as at the date of this agreement, make any payments, engage in any discount activity or give any other consideration to actual or potential customers or suppliers, other than payments not exceeding $10,000 individually and $20,000 in the aggregate;

(s)	do or fail to do anything as a result of which any of the Warranties are breached or are untrue, inaccurate or misleading;
(t)

amend the terms of engagement of, or terminate the employment or encourage the resignation of, any employee of the or agree to hire any employee, agent or contractor in the Business or enter into, amend the terms of or terminate any agreement, arrangement or understanding in respect of enterprise agreements related to employees of the Business;

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Execution Version

(u)	sell any real property or terminate any lease in relation to real property;
(v)

pay, authorise the payment of or agree or commit to pay any bonuses or other incentives to any employee, agent or contractor of the Business other than under an arrangement in place prior to the date of this agreement;

(w)

take any action or omit to take any action (in either case within its control) or enter into any contract or transaction that (i) could reasonably be expected to impair or prevent the consummation of the transactions contemplated by this agreement or (ii) cause or result in any of the Warranties to be untrue at any time after the date of this agreement through to the Completion Date; or

(x)	enter into or approve any contract to do, engage in or cause any of the foregoing.
5.3	Exceptions

Nothing in this clause 5 prevents any action to the extent:

(a)	contemplated or required by this agreement;
(b)	required, in the written opinion of outside counsel to the Vendor, by law or any Governmental Authority; or
(c)	agreed to in writing between the Vendor and the Purchaser (such agreement not to be unreasonably withheld or delayed).
5.4	Access to Business and Records

The Vendor will allow the Purchaser and its Representatives full access to the Properties and the Records at all reasonable times before Completion to enable the Purchaser to, as is reasonably necessary, become familiar with the Business and the affairs of the Company.

5.5	External Debt Estimate

At 5:00pm on the day that is two Business Days before the Completion Date, the Vendor must advise the Purchaser of the amount of External Debt as at that time together with the Vendor's bona fide estimate of any changes to the amount of External Debt as at Completion Date (Estimated External Debt).  The Estimated External Debt shall be used for the purposes of calculating the Initial Purchase Price payable at Completion but will be subject to reconciliation as part of preparation of the Completion Accounts in accordance with clause 7.

5.6	Purchaser's obligations

Before Completion, the Purchaser must provide to the Company a written consent to act as director in respect of each of the persons listed in the third and fourth columns of the table under Item 1 in Schedule 4 (or any other prospective directors notified in writing by the Purchaser to the Vendor before Completion), and consent to act as company secretary and public officer of at least one of them.

5.7	Right to copy and consult

For the purposes of clause 5.4, the Purchaser may:

(a)	make copies of material examined;
(b)	consult with the Director; and
(c)	with the prior consent of the Vendor (which consent may not be unreasonably withheld), consult with employees of the Company.

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Execution Version

5.8	Release of personal guarantees
(a)

The Purchaser must use reasonable endeavours to procure the release of the Personal Guarantees listed in Schedule 10 with effect from Completion (Listed Guarantees), including by the Purchaser procuring a replacement guarantee to the relevant party.

(b)

If any Listed Guarantee is not released with effect from Completion, the Purchaser must use best endeavours to procure the release of the Vendor or Damin from such Listed Guarantees (including providing a replacement guarantee to the relevant party) as soon as possible after Completion.

(c)

If a Personal Guarantee is not released with effect from Completion, the Purchaser irrevocably and unconditionally indemnifies the Vendor and Damin on a full indemnity basis from and against any Claim or Liability however arising out of the Personal Guarantee that may be suffered or incurred by the Vendor or Damin which relates to debts and Liabilities incurred by the Company after Completion.

(d)

The Vendor and Damin shall from the date of this agreement provide the Purchaser with all reasonable assistance to facilitate any discussions between the Purchaser and beneficiary of any Listed Guarantee.

6.	Completion
6.1	Time and place

If all the Conditions have been fulfilled or waived under clause 2.2, Completion will take place at 11:00am on the Completion Date at the offices of Minter Ellison, Level 10, 25 Grenfell Street Adelaide, South Australia or another time and place agreed by the parties.

6.2	Obligations of the Vendor

At or before Completion:

(a)	the Vendor must, in respect of the Shares:
(i)

deliver to the Purchaser duly executed and completed transfers (prepared by the Purchaser) in favour of the Purchaser of the Shares in registrable form (except for the impression of stamp duty or other taxes of a similar nature) together with the relevant share certificates (if any); and

(ii)

if the Vendor is unable to deliver the certificate for its Shares in accordance with clause 6.2(a)(i) due to the certificate being lost, stolen or destroyed, then that Vendor must deliver to the Purchaser a duly executed indemnity in respect of the certificate in favour of the Company, on terms satisfactory to the Purchaser; and

(iii)	produce to the Purchaser any power of attorney or other authority under which the transfers of the Shares are executed;
(b)	the Vendor must:
(i)	deliver to the Purchaser:
(A)	duly executed instruments (prepared by the Purchaser) irrevocably waiving in favour of the Purchaser all rights of pre-emption which any person has in respect of any of the Shares (if any);
(B)

full written releases and discharges for all Security Interests over the Company, its assets or the Shares except for the Permitted Securities, in each case satisfactory to the Purchaser (acting reasonably), or a statement in writing in accordance with section 275(1)(b) of the PPSA setting out that the amount or obligation that is secured is nil as at

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Execution Version

Completion, in either case from the relevant holders of those Security Interests, and, if applicable, an undertaking to remove all relevant registrations on the PPSA register as soon as practicable but no later than 20 Business Days following the Completion Date; or

(C)

except in relation to PPS registration 201603020022598 in favour of the Commonwealth Bank of Australia which will require compliance with clause 6.2(b)(i)(B), if despite using reasonable endeavours to obtain releases and discharges prior to Completion they are not obtained, then an undertaking from the Vendor to obtain the releases and discharges, or the statements, referred to in clause 6.2(b)(i)(B) as soon as reasonably practicable but no later than 20 Business Days following the Completion Date;

(D)	copies of any other consents and waivers required under clause 2 to the extent that those consents and waivers have been obtained;
(ii)

cause the board of directors of the Company to resolve that the transfers of the Shares (subject only to the payment of stamp duty or other taxes of a similar nature on the transfers) be approved and registered;

(iii)

deliver her resignation as director and company secretary from the board of directors of the Company and as public officer of the Company, with effect from the appointments made under clause 6.2(b)(iv);

(iv)

cause the persons listed in the third and fourth columns of the table under Item 1 in Schedule 4 (or any other persons notified in writing by the Purchaser to the Vendor before Completion) to be appointed as directors and secretary and public officer (as applicable) of the Company (as applicable) with effect from Completion;

(v)	cause the change, with effect from Completion, of all authorities relating to bank accounts of the Company to include signatories of the Purchaser;
(vi)	deliver to the Purchaser all Records by leaving them at the places at the Properties at which they are usually located in the normal course of operations of the Business;
(vii)	deliver to the Purchaser all keys and access codes for Properties and for all computer systems and software;
(viii)	deliver to the Purchaser the common seal (if any) of the Company;
(ix)	deliver to the Purchaser the ASIC corporate key for the Company; and
(x)

do all other things which are required by this agreement to be done by the Vendor at Completion, or which are reasonably required by the Purchaser to give to the Purchaser the full possession and benefit of the Shares and control of the Company.

6.3	Obligations of the Purchaser

The Purchaser must:

(a)	at Completion pay the Initial Purchase Price to the Vendor in accordance with clause 4;
(b)	at Completion pay the Damin Payment to Damin; and
(c)	at or before Completion, deliver to the Vendor:
(i)	any consents or waivers required under clause 2; and
(ii)

counterparts of all documents that the Vendor is required to deliver under clause 6.2 to which the Purchaser is a party or which otherwise contemplates execution by the Purchaser, duly executed by the Purchaser.

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Execution Version

6.4	Simultaneous actions at Completion

In respect of Completion:

(a)	the obligations of the parties under this agreement are interdependent;
(b)	all actions required to be performed will be taken to have occurred simultaneously on the Completion Date; and
(c)	a party need not complete the sale or purchase of any of the Shares unless the sale and purchase of all the Shares is completed simultaneously.
7.	Completion Accounts
7.1	Preparation of Completion Accounts

Within 20 Business Days after Completion, the Purchaser must procure that the Company prepares draft Completion Accounts in accordance with the Accounting Standards and consistent with the accounts set out in Items 1 and 2 of Schedule 5, and provides a copy, together with copies of the working papers relating to the preparation of the draft Completion Accounts, to the Vendor.

7.2	Vendors’ review of Completion Accounts
Within 15 Business Days after the Purchaser provides a copy of the draft Completion Accounts to the Vendor under clause 7.1 the Vendor may:
(a)	accept those draft Completion Accounts by written notice to the Purchaser, in which case those draft Completion Accounts will constitute the final Completion Accounts; or
(b)

dispute the correctness of those draft Completion Accounts by issuing a Completion Accounts Dispute Notice to the Purchaser setting out in reasonable detail the basis of the dispute, including all working papers and calculations, provided that in no case may the Vendor dispute the Purchaser’s application of the Accounting Standards if such application has been accepted by the Purchaser’s independent auditors.

7.3	Deemed acceptance

If the Vendor neither accepts the draft Completion Accounts provided under clause 7.1 nor disputes the correctness of those Completion Accounts in accordance with clause 7.2, the draft Completion Accounts provided under clause 7.1 will constitute the final Completion Accounts.

7.4	Dispute

If the Vendor issues a Completion Accounts Dispute Notice the dispute resolution procedure set out in clause 7.8 will apply.

7.5	Adjustment Amount

The final Completion Accounts must be reviewed, and the Adjustment Amount must be calculated, in accordance with Item 2 of Schedule 5.

7.6	Adjustment of the Earn-Out Amount

The Earn-Out Amount shall be adjusted by any Adjustment Amount.

7.7	Access to information

The Purchaser must ensure that all information and assistance reasonably requested by the Vendor is given to review the draft Completion Accounts and must permit Representatives of the Vendor to have reasonable access to, and take extracts from or make copies of, the Records to review the Completion Accounts.

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7.8	Dispute Resolution Procedure
(a)

If the Vendor disputes the draft Completion Accounts and serves a Completion Accounts Dispute Notice, within 10 Business Days of the Vendor giving the Purchaser a Completion Accounts Dispute Notice, the Purchaser must give the Vendor a response in writing on the disputed matters and setting out any additional matters in dispute (CA Response).

(b)

If the Vendor and the Purchaser have not, acting in good faith, resolved the dispute (including in respect of any additional matters in dispute set out in a CA Response) within 10 Business Days of the Purchaser (as the case may be) giving the CA Response to the Vendor, the dispute must promptly be submitted for determination to the Independent Accountant to determine the matter or matters in dispute.

(c)

The Independent Accountant must be agreed by the Vendor and the Purchaser.  If the Vendor and the Purchaser cannot agree within 10 Business Days of a CA Response being received by the Vendor, then either the Vendor or the Purchaser may request that the RI Chair nominates the Independent Accountant.

(d)

If the Vendor or the Purchaser requests that the RI Chair nominate the Independent Accountant, the parties must comply with all requirements of the RI Chair for the provision of that nomination including to provide the RI Chair with:

(i)	a copy of relevant provisions of this agreement;
(ii)	a description of the dispute or issue to be resolved by the Independent Accountant, being the dispute in relation to the draft Completion Accounts; and
(iii)	the approximate value of, and the technical area involved in, the dispute.

If the RI Chair nominates a list of persons to be the Independent Accountant rather than one particular person, the first person named on that list will be the Independent Accountant.

(e)

The disputed matters must be referred to the Independent Accountant by written submission which must include the draft Completion Accounts, the Completion Accounts Dispute Notice, the CA Response and an extract of the relevant provisions of this agreement.  The Independent Accountant must also be instructed to finish its determination no later than 20 Business Days after its appointment (or another period agreed by the parties).

(f)

The parties must promptly supply the Independent Accountant with any information, assistance and cooperation requested in writing by the Independent Accountant in connection with its determination.  All correspondence between the Independent Accountant and a party must be copied to the other parties.

(g)

The Independent Accountant must act as an expert and not as an arbitrator and its written determination will be final and binding on the parties in the absence of manifest error and the Completion Accounts will be deemed to be amended accordingly and will be taken to comprise the final draft Completion Accounts.

7.9	Costs

The costs of the:

(a)	RI Chair (if requested) in providing his or her nomination of the Independent Accountant; and
(b)	Independent Accountant (if instructed),

will be borne by the Purchaser and Vendor as to one half each unless the Independent Accountant determines that there was an error of more than 10% in the Adjustment Amount, in which case the costs will be borne by the Purchaser.

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Execution Version

8.	Earn-Out Amount
8.1	Calculation of Earn–Out Amount

Subject to any adjustment in accordance with clause 7.6, the Earn-Out Amount is calculated in accordance with the following.

E = (7.5 x PG) - APP

Where

E means the Earn-Out Amount (which cannot be less than 0 or more than $8,000,000)

PG means the PG Amount

APP means $12,000,000

8.2	Payment of the Earn–Out Amount

The Purchaser must pay the Vendor the Earn–Out Amount on the Earn-Out Date in the following manner:

(a)	as to 50% of the Earn-Out Amount, in cash; and
(b)	as to the remaining 50% of the Earn-Out Amount, in cash subject to clause 8.3 (Second Tranche).
8.3	Common Stock
(a)

The Second Tranche will be payable in cash; provided, however, that, no less than 10 Business Days prior to the Earn-Out Date, the Purchaser may, by written notice to the Vendor, require the Vendor to issue an irrevocable direction directing the Purchaser to pay up to the full amount of the Second Tranche to Parent Company as consideration for the purchase of shares of common stock in Parent Company on behalf of the Vendor.

(b)

The purchase price for each of the common stock shares to be purchased by the Vendor (the "Earnout Shares") will be equal to the average VWAP over the 10-day period ending immediately prior to the Earn-Out Date, as determined by Purchaser. In no event shall the number of Earnout Shares exceed 19.9% of the issued and outstanding shares of the Parent Company common stock as of the date of this agreement.

(c)

The Vendor agrees that, upon delivery of the Purchaser's notice in accordance with clause 8.3(a) above, the Vendor shall, on the Earn-Out Date, purchase the Vendor Shares pursuant to a stock purchase agreement, dated as of the Earn-Out Date, in substantially the form included in Schedule 12. In addition, the Vendor shall do all things, including signing documents, as the Purchaser may reasonably require in order to give effect to the issuance of the Earnout Shares.

(d)

Following the issue of a notice under clause 8.3(a), if the value of the Second Tranche is such that it would result in the Earn-Out Shares exceeding 19/9% of the issued share capital in the Parent Company, then:

(i)	a portion of the Second Tranche will be applied to issue Earn-Out Shares up to 19.9% of the issued share capital in the Parent Company; and
(ii)	the balance of the Second Tranche will be paid to the Vendor in cash within 14 days of the Earn-Out Date.
8.4	Cleared funds

All cash payments under this clause 8 must be paid by bank cheque, telegraphic transfer to an account or accounts nominated by the Vendor or otherwise in cleared funds.

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Execution Version

9.	Preparation of Earn-Out Accounts
9.1	Preparation of Earn–out Accounts

As soon as practicable, and in any event no later than 30 days prior to the Earn-Out Date, the Purchaser must:

(a)	prepare draft Earn–Out Accounts in a form consistent with the principles set out in Item (j) of Schedule 5;
(a)	deliver a copy of those draft Earn–Out Accounts to the Vendor for its review;
(b)	include in the Earn-Out Accounts delivered to the Vendor specific detail of each individual amount in respect of which the Purchaser has claimed a set-off under clause 14.2; and
(c)	notify the Vendor of the proposed Earn-Out Amount based on the draft Earn–Out Accounts.
9.2	Access to information to review draft Earn–Out Accounts

The Purchaser must ensure the Vendor and its Representatives are allowed to examine all working papers relating to the draft Earn–Out Accounts reasonably required by them for the purpose of reviewing the draft Earn–Out Accounts.

9.3	Notice by Vendor

Within 15 days after receiving the draft Earn–Out Accounts (Objection Period), the Vendor must give the Purchaser notice that the Vendor either:

(a)	agrees that the draft Earn–Out Accounts have been properly prepared in accordance with clause 9.1(a) and the Earn-Out Amount has been properly calculated; or
(b)

does not agree that the draft Earn–Out Accounts have been properly prepared in accordance with clause 9.1(a) or that the Earn-Out Amount has been properly calculated, setting out reasonable details of each matter in dispute and the reasons why each matter is in dispute (each a Disputed Matter) including all working papers and calculations, provided that in no case may Vendor dispute Purchaser’s application of the Accounting Standards if such application has been accepted by Purchaser’s independent auditors.

9.4	Consequences of notice by Vendor

If the Vendor:

(a)	gives the Purchaser a notice under clause 9.3(a), the draft Earn–Out Accounts, including the Earn-Out Amount, are final and binding on the Purchaser and the Vendor;
(b)	gives the Purchaser a notice under clause 9.3(b) (Dispute Notice), the Disputed Matters must be resolved under clause 9.5; or
(c)

fails to give the Purchaser any notice under clause 9.3 within the Objection Period, the draft Earn–Out Accounts, including the Earn-Out Amount, are taken to have been agreed by the Vendor and are final and binding on the Purchaser and the Vendor.

9.5	Dispute resolution procedure
(a)

If the Vendor gives the Purchaser a Dispute Notice, the Purchaser must give the Vendor a written response to each of the Disputed Matters within 10 Business Days after the end of the Objection Period (EA Response).

(b)

If the Vendor and the Purchaser have not, acting in good faith, resolved the Disputed Matters within 10 Business Days of the Purchaser giving its EA Response to the Vendor, the Disputed Matters must be promptly submitted to the Independent Accountant to determine.

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Execution Version

(c)

The Independent Accountant must be agreed by the Vendor and the Purchaser.  If the Vendor and the Purchaser cannot agree on the Independent Accountant within five Business Days of the Vendor giving its EA Response to the Purchaser, then either the Vendor or the Purchaser may request that the RI Chair nominates the Independent Accountant.

(d)

If the Vendor or the Purchaser request that the RI Chair nominate the Independent Accountant, the parties must comply with all requirements of the RI Chair for the provision of that nomination including to provide the RI Chair with:

(i)	a copy of relevant provisions of this agreement;
(ii)	a description of the Disputed Matters to be resolved by the Independent Accountant; and
(iii)	the approximate value of, and the technical area involved in, the dispute.

If the RI Chair nominates a list of persons to be the Independent Accountant rather than one particular person, the first person named on that list will be the Independent Accountant.

(e)	The Disputed Matters must be referred to the Independent Accountant by written submission, which must include:
(i)	the draft Earn–Out Accounts and calculation of the Earn-Out Amount;
(ii)	the Dispute Notice;
(iii)	the EA Response;
(iv)	an extract of the relevant provisions of this agreement; and
(v)	instructions to determine the Disputed Matters no later than 20 Business Days after the Independent Accountant's appointment (or any other period agreed by the parties).
(f)

The parties must promptly supply the Independent Accountant with any information, assistance and cooperation requested in writing by the Independent Accountant in connection with its determination.  All correspondence between the Independent Accountant and a party must be copied to the other parties.

(g)	The Independent Accountant must act as an expert, and not as an arbitrator, in determining the Disputed Matters.
(h)	In the absence of manifest error:
(i)	the Independent Accountant's written determination of the Disputed Matters will be final and binding on the parties; and
(ii)

the draft Earn–Out Accounts, including the Earn-Out Amount, are taken to be amended in accordance with the Independent Accountant's written determination and, as amended, are taken to comprise the final Earn–Out Accounts and Earn-Out Amount.

(i)	The costs of the:
(i)	RI Chair (if requested) in providing his or her nomination of the Independent Accountant; and
(ii)	Independent Accountant (if instructed),

will be borne by the Purchaser and Vendor equally unless the Independent Accountant determines that there was an error of more than 10% in the Earn-Out Amount, in which case the costs will be borne by the Purchaser.

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Execution Version

10.	Vendor Guarantees
(a)

Before Completion, the Vendor must use best efforts to procure that, effective from Completion, if the Company has provided a Guarantee, that it is released from any actual, contingent or accrued liabilities under that guarantee or indemnity.

(b)

If the Company has not been released from a Guarantee by Completion, the Vendor indemnifies the Company from and against any Claims that the Company suffers or incurs under or in connection with that Guarantee.

11.	Warranties
11.1	Mutual Representations and Warranties

Each of the parties represents and warrants that:

(a)	it has the power to enter into this agreement and has taken all corporate and other actions necessary to authorise the execution, delivery and performance of this agreement;
(b)	this agreement constitutes a valid, legally binding obligation on it;
(c)

the execution, delivery and performance of this agreement will not violate any provision of its constitution or any provision of any document or agreement to which it is a party or which is binding upon it or any of its assets; and

(d)	all authorisations, consents and approvals (if any) required from any government agency have been obtained.
11.2	Purchaser’s warranties
(a)

The Purchaser represents and warrants that the issue of any shares of common stock in the Parent Company to the Vendor under clause 8 will comply with the securities laws of the United States of America.

(b)	Each warranty of the Purchaser is separate and independent and unless expressly provided is not limited by any other Purchaser Warranty or provision of this Agreement.
11.3	Warranties

The Warrantors jointly and severally represent and warrant to the Purchaser that as at execution and exchange of this agreement, each of the Warranties are and, up to and including Completion, will be true and accurate and not misleading.

11.4	Reliance of the Purchaser

Each Warrantor acknowledges that the Purchaser enters into this agreement and will complete the sale and purchase of Shares under this agreement in reliance on the Warranties.

11.5	Application of Warranties

Each of the Warranties:

(a)	remains in full force after Completion;
(b)	is separate and independent and not limited or restricted by any other Warranty or provision of this agreement; and
(c)

is not affected or limited in any way by any investigation made by or on behalf of the Purchaser or any information relating to the Business of which the Purchaser has knowledge, actual or constructive, except to the extent that it is disclosed under clause 11.6.

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Execution Version

11.6	Qualifications to warranties
(a)

The Warranties are qualified by, and the Purchaser and any related body corporate of the Purchaser may not make any Subject Claim for, anything which is Disclosed in this agreement, the Due Diligence Material or in the Disclosure Letter, or information which could be obtained from searching the:

(i)	companies register maintained by the Australian Securities and Investments Commission;
(ii)	the register of security interests maintained by the registrar under the PPSA;
(iii)	the registers of intellectual property maintained by IP Australia,

five (5) Business Days before the date of this agreement.

(b)	Without limiting clause 11.6(a), the Warrantors are not liable to the Purchaser for any Subject Claim or Liability:
(i)

to the extent that a provision or reserve in relation to the facts, matters, circumstances (including Taxes) giving rise to the Claim or Liability has been specifically provided for in the Accounts or Completion Accounts (unless a specific indemnity has been provided by the Vendor in respect of the relevant fact, matter, circumstance);

(ii)

to the extent that an accrual, allowance, provision or reserve in the Accounts or Completion Accounts in respect of a fact, matter or circumstance exceeds the actual liability in respect of that fact, matter or circumstance and that liability has been finally satisfied;

(iii)

if the Claim arises from, or to the extent that amount of the Claim is increased as a result of, a change in the rate of Tax or the method of calculating the rate of Tax in each case after the date of this agreement but which is not actually or prospectively in force as at the date of this agreement;

(iv)	to the extent that the Claim arises or is increased as a result of any change in Accounting Standards after Completion;
(v)	if the liability for that Claim is a contingent liability, unless and until the liability is an actual liability and is due and payable;
(vi)

to the extent that the Liability or loss giving rise to the Claim is indirect or consequential, which for the avoidance of doubt includes any loss which is not reasonably foreseeable by the parties or amounts which are punitive or exemplary in nature;

(vii)

to the extent that any Liability or Claim arises or is increased by the passing of, or any change in any law, rule, decision, administrative practice or policy (including any change in any law, rule, decision, practice or policy, which takes effect retrospectively) after Completion;

(viii)	to the extent that the Claim arises or is increased as a result of action taken or not taken by the Warrantors at the request, and with the prior written approval, of the Purchaser;
(ix)	if the breach is capable of remedy and has been remedied within 15 Business Days to the reasonable satisfaction of the Purchaser.

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Execution Version

11.7	Reduction in Purchase Price

If payment is made by the Vendor for a breach of a Warranty or under an indemnity, the payment is to be treated as a reduction in the Purchase Price on a dollar-for-dollar basis.

11.8	Right of reimbursement

The Purchaser must reimburse to the Vendor an amount equal to any sum paid by the Vendor in respect of any Claim or Liability which is subsequently recovered by or received by the Purchaser from any third party (including any insurer), less reasonable costs properly incurred by or on behalf of the Purchaser in connection with that payment or its recovery.

11.9	Monetary limits
(a)	Subject to clause 11.9(b) the Warrantors are not liable to the Purchaser for any Claim under this agreement unless the aggregate amount finally adjudicated or agreed as being payable in respect of:
(i)	any such Claim which may be recovered is not less than $50,000; and
(ii)	all such Claims which may be recovered is not less than $100,000,

in which case the Warrantors are liable for all of the Claim.

(b)	Clause 11.9(a) does not apply in respect of a Claim for a breach of a Tax Warranty, or a breach of Warranties 2, 3, 4, 21 or 26.
11.10	Time Limits on Claims

The Warrantors have no Liability for any Claim, unless the Purchaser has given written notice of the Claim to the Warrantors on or before the date that is:

(a)	in respect of any Claim for a breach of a Tax Warranty, or a breach of Warranties 2, 3, 4, 18, 21, 26 or 27, 6 years after the Completion Date; and
(b)	in respect of all other Claims, the Earn-Out Date.
11.11	Maximum amount of Claims
(a)

The maximum aggregate amount which the Purchaser may recover from the Warrantors in respect of all Claims, including without limitation a Claim arising out of or in connection with this agreement including a Subject Claim, is the higher of:

(i)	Earn-Out Amount calculated under this agreement; or
(ii)	the Initial Purchase Price.
(b)	Clause 11.11(a) does not apply in respect of a Claim for a breach of a Tax Warranty, or a breach of Warranties 2, 3, 4, 21 or 26.
11.12	Fraud

The provisions of clauses 11.6, 11.8, 11.9, 11.10, 11.11, and 11.14 shall not apply in circumstances where the Claim as a result of fraud or intentional misrepresentation by any of the Warrantors.

11.13	No double recovery

The Purchaser is not entitled to recover any Liability or obtain payment, reimbursement, restitution or indemnity more than once in respect of any one Liability, shortfall, deficiency or

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other set of circumstances which gives rise to more than one Claim by the Purchaser under this agreement.

11.14	Purchaser to mitigate Loss

The Purchaser or the Company shall take commercially reasonable steps to mitigate or to cause the mitigation of any Liability or loss which it or the Company may suffer or incur and in respect of which it may have a Claim against the Vendor.

11.15	Survival of Warranties

Each Warranty survives Completion and is separate and independent and not limited by reference to any other Warranty.

11.16	Right to rescind

If, prior to Completion, the Purchaser becomes aware that any Warranty given by the Vendor is, or has become untrue, inaccurate or misleading in any material respect or that any material breach of this agreement has occurred, the Purchaser may (without prejudice to any other remedy available to it) immediately terminate this agreement by giving written notice to the Vendor.

11.17	No representation by Company
(a)

Each Warrantor acknowledges that the Company does not give any representation, warranty or guarantee about the accuracy of any information or opinion given by the Company or the Company's Representatives to the Vendor or the Vendor's Representatives in connection with the Warranties, the Business, the affairs of the Company, or the negotiation and preparation of this agreement.

(b)

Each Warrantor must waive any right or Claim it may have against the Company or the Company's Representatives for any error or misrepresentation in, or omission from, any information or opinion referred to in clause 11.17(a).

11.18	Acknowledgment of parties

Each party acknowledges that:

(a)	the party is a sophisticated business person; and
(b)	the party has had the benefit of sophisticated legal, financial, accounting and taxation advice during the negotiation and execution of this agreement.
11.19	Gross–up for Tax
(a)	If a Warrantor is liable to pay an amount to the Purchaser or the Company pursuant to a Subject Claim and:
(i)

any such payment is assessable under Tax Law such that the payment increases the Tax payable by, or reduces any Tax Relief available to, the Purchaser or the Company or the Head Company of any Consolidated Group of which the Company is a member after Completion under the Tax Act; or

(ii)

as a consequence of the receipt of a payment referred to in 11.19(a)(i), an amount of taxable income arises to the Purchaser or the Company or the Head Company of any Consolidated Group of which the Company is a member after Completion under the Tax Act.

then in addition to the payment by the Vendor or a Warrantor (as the case may be) of the amount pursuant to the Subject Claim, the Vendor or a Warrantor (as the case may be) must promptly pay to the Purchaser or Company or the Head Company of any Consolidated Group of which the Company is a member after Completion, as the case requires, such additional amount as is necessary to ensure that the Purchaser or Company or the Head Company of any Consolidated

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Group of which the Company is a member after Completion, as the case requires, is compensated for the value of the Tax Relief lost, or that the net amount retained by the Purchaser or the Company or the Head Company of any Consolidated Group of which the Company is a member after Completion, as the case requires, after deduction of Tax or payment of the increased income tax, equals the amount the Purchaser or the Company or the Head Company of any Consolidated Group of which the Company is a member after Completion, as the case requires, would have retained had the Tax or increased income tax not been payable or the Tax relief not been lost.

12.	Tax Claims
12.1	Notice of Tax Claim
(a)	The Purchaser must, and must procure that the Company does, notify the Vendor within 10 Business Days of becoming aware of a Tax Claim, providing:
(i)	the amount of the Tax Claim (where known);
(ii)	a description in reasonable detail of the nature of the Tax Claim; and
(iii)	a copy of any documents or materials issued by a Tax Authority in respect of the Tax Claim.
(b)	For the purpose of the notice period in clause 12.1(a), the Purchaser will only be deemed to be aware of a Tax Claim if the Purchaser is actually aware of the Tax Claim.
(c)

Failure by the Purchaser to notify, or to procure that the Company notifies, the Vendor of a Tax Subject Claim in accordance with this clause 12.1 does not prevent the Purchaser from making a Tax Claim under this agreement, however the Vendor’s liability for the Tax Subject Claim will be reduced to the extent that any failure by the Purchaser to comply with this clause 12.1 has increased the amount of the Tax Subject Claim.

12.2	Tax Claims process
(a)

Subject to clause 12.2(c), the Purchaser will have the sole control of the conduct of any action to dispute, defend, object to, contest, appeal, compromise or settle a Tax Claim, and shall be free to pay or settle the Tax Claim on such reasonable terms as the Purchaser determines, provided that it must consult with and use its reasonable endeavours to agree with the Vendor the optimal approach to favourably settling the Tax Claim with the Tax Authority.

(b)

The Purchaser agrees to keep the Vendor fully informed of any proposed conduct under clause 12.2(a) and provide the Vendor with sufficient time for the Vendor to determine whether or not the Vendor agrees with any proposed course of action.

(c)

Where the Vendor provides the Purchaser with written notice of its disagreement with a proposed course of action under clause 12.2(a), subject to the Vendor indemnifying and securing the Purchaser against all Liabilities which may be incurred (including any additional Tax), the Purchaser may take such action as the Vendor reasonably requests in disputing, defending, objecting to, contesting, appealing, compromising or settling the Tax Claim.

12.3	Dispute between parties in relation to a Tax Claim
(a)

If a dispute arises between the Vendor and Purchaser in respect of a Tax Claim (including the amount of the Tax Claim) under this clause 12, then, within 21 days of a dispute arising, either the Vendor or Purchaser may refer the matter to an expert with the request that the expert make a decision on the matter as soon as practicable after receiving any submissions from the Vendor and Purchaser.

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(b)

The expert is to be a person with over ten years' experience in Tax agreed by the Vendor and the Purchaser, or if they do not agree on the person to be appointed within seven days of one party requesting appointment, a person with the same expertise nominated by RI Chair.

(c)	Where an expert is appointed:
(i)	the decision of the expert is to be conclusive and binding on the parties in the absence of manifest error;
(ii)	the Vendor and the Purchaser agree to each pay one half of the expert’s costs and expenses in connection with the reference;
(iii)	the expert is appointed as an expert and not as an arbitrator; and
(iv)	the procedures for determination are to be decided by the expert in its absolute discretion.
12.4	Tax Audits
(a)	The Purchaser must, and must procure that the Company does, notify the Vendor within 10 Business Days of becoming aware of a Tax Audit, providing:
(i)	a description in reasonable detail of the nature of the Tax Audit; and
(ii)	a copy of any documents or materials issued by a Tax Authority in respect of the Tax Audit.
(b)	For the purpose of the notice period in clause 12.4(a), the Purchaser will only be deemed to be aware of a Tax Audit if the Purchaser is actually aware of the Tax Audit.
(c)

Failure by the Purchaser to notify, or to procure that the Company notifies, the Vendor of a Tax Audit in accordance with this clause 12.4 shall prevent the Purchaser from making a Tax Subject Claim under this agreement in respect of a matter the subject of the Tax Audit for so long as the failure to so notify subsists.

(d)	The Vendor shall not be responsible for any additional interest and/or penalties resulting from a failure by the Purchaser to comply with clause 12.4(a).
12.5	Tax Audit process
(a)

Subject to clause 12.6(a), the Purchaser will have the sole control of the conduct of any Tax Audit, provided that it must consult with the Vendor as to the optimal approach to favourably conducting the Tax Audit with the Tax Authority.

(b)

The Warrantors shall provide the Purchaser with all assistance and cooperation as the Purchaser may reasonably request including providing to the Purchaser documents within the possession or control of the Warrantors.

(c)

The Purchaser agrees to keep the Vendor  reasonably informed of any proposed conduct under clause 12.5(a) and provide the Vendor with sufficient time for the Vendor to consider and respond to any proposed course of action.

12.6	Dispute between parties in relation to a Tax Audit
(a)

If a dispute arises between the Vendor and Purchaser in respect of a Tax Audit under this clause 12, then, within 21 days of a dispute arising, either the Vendor or Purchaser may refer the matter to an expert with the request that the expert make a decision on the matter as soon as practicable after receiving any submissions from the Vendor and Purchaser.

(b)	The expert is to be a person with over ten years' experience in Tax appointed by the Purchaser, being the person selected by the Vendor from the three potential experts nominated by the Purchaser.

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(c)	Where an expert is appointed:
(i)	the decision of the expert is to be conclusive and binding on the parties in the absence of manifest error;
(ii)	the Vendor and the Purchaser agree to each pay one half of the expert’s costs and expenses in connection with the reference;
(iii)	the expert is appointed as an expert and not as an arbitrator; and
(iv)	the procedures for determination are to be decided by the expert in its absolute discretion.
13.	Tax returns
13.1	Pre–Completion returns
(a)

The Vendor will, at its own cost and expense, have the conduct and control of the preparation and filing of all tax returns in respect of the activities of the Company for any Tax period ending on or before the Completion Date (Pre–Completion Returns).

(b)	The Vendor must ensure that each Pre–Completion Return is prepared in a manner consistent with the requirements of any Tax Law.
(c)	The Purchaser, on reasonable notice from the Vendor, must provide to the Vendor:
(i)	access to any information and records in relation to Tax, as relevant, within the possession and control of the Purchaser; and
(ii)	reasonable assistance to allow the Vendor to prepare any Pre–Completion Returns.
(d)

The Vendor must deliver each Pre–Completion Return and supporting workpapers to the Purchaser within a reasonable time before it is due to be filed for the Purchaser’s review and comment, and if the Purchaser objects to any items set out in the Pre–Completion Return, the parties must attempt to resolve the dispute in good faith or failing that, refer the matter to an expert as contemplated by clause 12.3 as if the dispute were a dispute in relation to a Tax Claim.

(e)

The Vendor must procure that each Pre–Completion Return is lodged, filed or submitted by the due date (taking into account any extension of time to file the Pre–Completion Return that has been properly obtained).

13.2	Straddle Returns / Post–Completion returns
(a)

The Purchaser will, at its own cost and expense, have the conduct and control of the preparation and filing of all tax returns in respect of the activities of the Company for any Tax period ending after the Completion Date, including, for the avoidance of doubt, for any Tax period commencing prior to the Completion Date but ending after the Completion Date (Straddle Returns).

(b)	The Purchaser must ensure that each Straddle Return is prepared in a manner consistent with the requirements of any Tax Law.
(c)	The Vendor, on reasonable notice from the Purchaser, must provide to the Purchaser:
(i)	reasonable access to any information and records in respect of the Company in relation to Tax, as relevant, within the possession and control of the Vendor; and
(ii)	reasonable assistance to allow the Purchaser to prepare any Straddle Return.
(d)	The Purchaser must deliver each Straddle Return and supporting workpapers to the Vendor within a reasonable time before it is due to be filed for the Vendor’s review and

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comment, and if the Vendor objects to any items set forth in the Straddle Return, the parties must attempt to resolve the dispute in good faith or failing that, refer the matter to be resolved by an expert as contemplated by clause 12.3 as if the dispute were a dispute in relation to a Tax Claim.

(e)

The Purchaser must procure that any Straddle Return is lodged, filed or submitted by the due date (taking into account any extension of time to file the Straddle Return that has been properly obtained).

14.	Indemnities
14.1	General indemnity

The Warrantors indemnify the Purchaser and the Company:

(a)	from all Liabilities which the Purchaser or the Company suffers, pays or incurs by reason of:
(i)	any of the Warranties being untrue, inaccurate or misleading in any respect; or
(ii)	any failure by a Warrantor to fulfil its obligations under this agreement; and
(b)	from all Claims made by any Third Party in relation to:
(i)	a matter which constitutes, or circumstances that constitute, a breach of any of the Warranties or any other covenant or representation of the Warrantors in this agreement; or
(ii)	any failure by a Warrantor to fulfil its obligations under this agreement.

For the avoidance of doubt, the Purchaser is entitled to bring a Claim either on an indemnity basis under this clause 14.1 or on a contractual basis for breach of a Warranty, or both, provided that the Purchaser may not, in connection with facts, matters or circumstances giving rise to a Claim, recover more than its aggregate Liabilities.

14.2	Setoff
(a)

Subject to compliance with this clause 14.2, the Purchaser is entitled to setoff any amounts in respect of any Subject Claims it may have under this agreement against any amounts otherwise payable to the Vendor under clause 8.

(b)

Before the Purchaser sets-off any amounts in respect of any Subject Claims against any amounts otherwise payable to the Vendor under clause 8 it must first provide written notice to the Vendor of the Subject Claim and provide reasonable particulars and supporting documentation as to the nature of the Subject Claim and the amount claimed and sought to be the subject of set-off and give the Vendor the opportunity to, within 15 Business Days:

(i)

remedy the breach giving rise to the Subject Claim, including by payment of the Subject Claim from a source other than the Purchaser’s recourse to set-off against any amounts otherwise payable to the Vendor under clause 8; or

(ii)	dispute the Subject Claim (or a part of it). If the Vendor disputes the Subject Claim or the amount claimed and sought to be the subject of set-off, then:
(A)

the Purchaser's obligation to pay the Earn-Out Amount in accordance with clauses 8 and 9 shall be suspended in relation to so much of the Earn-Out Amount which equals the amount in dispute until the dispute in relation to the Subject Claim is determined, but shall otherwise pay the balance; and

(B)	within 21 days of receipt of the Vendor’s written notice given under clause 14.2(b) the Vendor may refer the matter to an expert with the request that

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the expert make a decision on the matter as soon as practicable after receiving any submissions from the Vendor and Purchaser.  The expert is to be a person with over ten years' experience in the subject matter of the dispute agreed by the Vendor and the Purchaser, or if they do not agree on the person to be appointed within seven days of one party requesting appointment, a person with the same expertise nominated by RI Chair. Where an expert is appointed:

(I)	the decision of the expert is to be conclusive and binding on the parties in the absence of manifest error;
(II)	the Vendor and the Purchaser agree to each pay one half of the expert’s costs and expenses in connection with the reference;
(III)	the expert is appointed as an expert and not as an arbitrator; and
(IV)	the procedures for determination are to be decided by the expert in its absolute discretion.
15.	Tax Indemnity
(a)

The Warrantors jointly and severally indemnify the Purchaser and the Company and the Head Company of any Tax Consolidated Group of which the Company is a member after Completion for any Tax Liability incurred, arising as a result of, or in respect of, or by reference to any of the following:

(i)	(pre–Completion events) any event (including a supply) occurring, or deemed under any Tax Law to occur, in relation to the activities of the Company before Completion;
(ii)

(income) any income, profits or gains (including capital gains) earned, derived, accrued or received or deemed under any Tax Law to have been earned, derived accrued or received in relation to the activities of the Company before Completion;

(iii)	(deductions) the disallowance under Tax Law of an expense, loss or outgoing incurred in relation to the activities of the Company before Completion;
(iv)	(withholdings) any withholding required to be made or any notice required to be given under any Tax Law in relation to the activities of the Company before Completion;
(v)	(credits) the disallowance of a Tax credit or rebate of Tax under any Tax Law relating to a matter referred to in any of clauses 15(a)(i) to 15(a)(iv) (inclusive);
(vi)	(rollovers) an asset of the Company having been before Completion the subject of a claim for rollover relief under any Tax Law;
(vii)

(transaction tax) any Tax Liability in respect of any agreement, deed, other document or transaction entered into before Completion to which the Company is or has been a party or by which the Company derives, has derived or will derive a substantial benefit (other than this agreement);

(viii)	(GST) any supply, transaction, acquisition or importation which has been made or deemed to have been made or attributed to the Company at any time on or before Completion; and
(ix)	(GST group liabilities) any liability incurred by a Company, as a member or representative of a GST group, of which the Company was a member at any time before Completion.

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(b)	The Warrantors will not be liable for a Tax Subject Claim to the extent that the Tax Subject Claim:
(i)	relates to a Tax Liability for which adequate provision has been made in the Accounts or the Completion Accounts;
(ii)	arises from any action or omission by the Vendor in accordance with the terms of this agreement, or the prior written approval, consent or agreement of the Purchaser;
(iii)	arises out of or in respect of an increase in the rate of Tax after the date of this agreement;
(iv)

arises out of a change in Tax Law after the date of this agreement, including a change in Tax Law which takes effect retrospectively (except where the change in Tax Law was publicly announced as at the date of this agreement);

(v)	arises from any election or choice made by the Company in relation to Tax, on or after Completion;
(vi)

would not have arisen but for any change in ownership of the Company or other restructure of the Business on or after Completion and not otherwise the subject of this agreement or any change in the accounting policy or practice of the Company after Completion; or

(vii)	arises out of the cessation or alteration of the Business after Completion.
(c)

For the avoidance of doubt, the Purchaser is entitled to bring a Tax Subject Claim either on an indemnity basis under this clause 15 or on a contractual basis for a breach of a Tax Warranty, or both, provided that the Purchaser may not recover more than its aggregate Liabilities.

16.	Restraint
16.1	Definitions

In this clause 16:

engage in means to carry on or prepare to carry on, participate in, provide finance or services, or otherwise be directly or indirectly involved whether solely or jointly with any other person, and whether as a shareholder, unitholder, director, consultant, adviser, contractor, principal, agent, manager, employee, beneficiary, partner, associate, trustee or financier.

Prohibited Persons means:

(a)	the Vendor;
(b)	Damin; and
(c)	any Associate of the Vendor or Damin, with the exception of Tom Damin and Lucy Damin.
16.2	Prohibited activities

Each Warrantor undertakes to the Purchaser (for itself, and as trustee for the Company) that it will not, and it shall cause and ensure that its Prohibited Persons do not, directly or indirectly:

(a)	engage in a business or an activity that is:
(i)	the same or similar to the Business or any material part of the Business;
(ii)	in competition with the Business or any material part of the Business;
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(iv)	intentionally interferes with Purchaser’s or Company’s ability to conduct the Business;
(b)

solicit, canvass, approach or accept an approach from a person who was at any time during the 12 months ending on the Completion Date a customer of the Company with a view to obtaining their custom in a business that is the same or similar to the Business and is in competition with the Business;

(c)	interfere with the relationship between the Company and its customers, employees or suppliers;
(d)	induce or help to induce an employee of the Company to leave their employment; or
(e)	attempt, counsel, procure or otherwise assist any person to do any of the acts referred to in this clause 16.2.
16.3	Duration of prohibition

The undertakings in clause 16.2 begin on the Completion Date and end on:

(a)	the fifth anniversary of the Completion Date, or if that period is held to be unenforceable;
(b)	the fourth anniversary of the Completion Date, or if that period is held to be unenforceable;
(c)	the third anniversary of the Completion Date, or if that period is held to be unenforceable;
(d)	the second anniversary of the Completion Date, or if that period is held to be unenforceable;
(e)	the first anniversary of the Completion Date or if that period is held to be unenforceable;
(f)	six months of the Completion Date.
16.4	Geographic application of prohibition

The undertakings in clause 16.2 apply only if the activity prohibited by clause 16.2 occurs:

(a)	anywhere in the world, or if that area is held to be unenforceable;
(b)	anywhere in the Southern Hemisphere, or if that area is held to be unenforceable;
(c)	within Europe, Asia, Africa, North America, South America and Oceania, or if that area is held to be unenforceable;
(d)	within Europe, North America and Oceania, or if that area is held to be unenforceable;
(e)	within North America and Oceania, or if that area is held to be unenforceable;
(f)	within Oceania, or if that area is held to be unenforceable;
(g)	within Australia and New Zealand, or if that area is held to be unenforceable;
(h)	within Australia, or if that area is held to be unenforceable;
(i)	South Australia.
16.5	Interpretation

Clauses 16.2, 16.3 and 16.4 have effect together as if they consisted of separate provisions, each being severable from the other.  Each separate provision results from combining each undertaking in clause 16.2, with each period in clause 16.3, and combining each of those combinations with each area in clause 16.4.  If any of those separate provisions is invalid or unenforceable for any reason, the invalidity or unenforceability does not affect the validity or enforceability of any of the other separate provisions or other combinations of the separate provisions of clauses 16.2, 16.3 and 16.4.

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16.6	Exceptions

This clause 16 does not restrict a Prohibited Person from:

(a)	performing any employment, consultancy or other agreement with the Company; or
(b)	holding 5% or less of the shares of a listed company;
(c)	undertaking a prohibited activity with the prior written approval of the Company.
16.7	Acknowledgments

Each Warrantor acknowledges that:

(a)	the prohibitions and restrictions agreed in this clause 16 are material to the Purchaser's decision to enter into this agreement;
(b)	it has had access to Confidential Information of the Company;
(c)

it has sought legal and taxation advice in respect of the prohibitions and restrictions in this clause 16 and it agrees that all the prohibitions and restrictions in this clause 16 are reasonable in the circumstances and necessary to protect the goodwill of the Business;

(d)	damages are not an adequate remedy if a Prohibited Person breaches this clause 16; and
(e)	the Purchaser may apply for injunctive relief if:
(i)	a Prohibited Person breaches or threatens to breach this clause 16; or
(ii)	it believes a Prohibited Person is likely to breach this clause 16.
16.8	Indemnity for breach of Restraint

Each Warrantor, jointly and severally, in respect of itself and its Prohibited Persons indemnifies the Purchaser (for itself, and as trustee for the Company) against all loss which may be made, brought against, suffered or incurred by the Purchaser or the Company, and which arises directly or indirectly out of or in connection with any breach of the covenants given in clause 16.2 by the Warrantor, whether or not the loss was within the parties' reasonable contemplation as at the date of this agreement.

17.	Confidentiality and publicity
17.1	Announcements

A party must not make or authorise a press release or public announcement relating to the negotiations of the parties or the subject matter or provisions of this agreement unless it has the prior written approval of the Purchaser and the Vendor.  Notwithstanding the foregoing, Vendor acknowledges and agrees that:

(a)	the Parent Company:
(i)

may be required to inform the U.S. Securities and Exchange Commission or a securities exchange on which the Parent Company’s securities are listed of its entry into this agreement and of its material terms and may be required to disclose the existence and terms of this agreement.  The Parent Company will consult with Vendor in relation to such disclosures, but Vendor agrees that the Parent Company ultimately has the right to determine in its absolute discretion the contents of such disclosures; and

(ii)

is a public company with its securities being listed and traded on the NASDAQ Stock Market, and that in connection with any and all discussions between the parties, Vendor may receive material non-public information; and

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(b)	it will not trade (whether by buying or selling) in any securities of the Parent Company after it receives any such material non-public information of the Parent Company.
17.2	Warrantor obligations
(a)	Each Warrantor:
(i)	must keep confidential any confidential information of the Purchaser and, following Completion, all Confidential Information; and
(ii)	may disclose any confidential information in respect of which that Warrantor has an obligation of confidentiality under clause 17.2(a)(i) only:
(A)

to those of that Warrantor's Representatives who undertake to that Warrantor a corresponding obligation of confidentiality to that undertaken by that Warrantor under this clause 17.2, provided that the Warrantor shall be responsible for any breach of such obligation of confidentiality by its Representatives;

(B)	if required (in the written opinion of outside counsel) to do so by law; or
(C)	with the prior written approval of the Purchaser.
(b)	The provisions of clause 17.2(a) apply in respect of confidential information (including Confidential Information) for five years following Completion.
18.	GST
18.1	Interpretation

In this clause 18, a word or expression defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) has the meaning given to it in that Act.

18.2	GST gross up

If a party makes a supply under or in connection with this agreement in respect of which GST is payable, the consideration for the supply but for the application of this clause 18.2 (GST exclusive consideration) is increased by an amount equal to the GST exclusive consideration multiplied by the rate of GST prevailing at the time the supply is made.

18.3	Reimbursements

If a party must reimburse or indemnify another party for a loss, cost or expense, the amount to be reimbursed or indemnified is first reduced by any input tax credit the other party is entitled to for the loss, cost or expense, and then increased in accordance with clause 18.2.

18.4	Tax invoice

A party need not make a payment for a taxable supply made under or in connection with this agreement until it receives a tax invoice for the supply to which the payment relates.

19.	Benefits held on trust
19.1	Vendor

The Vendor holds the benefit of each indemnity, promise and obligation in this agreement that benefits it, any of its Associates or Representatives or any Representatives of its Associates on its own behalf and on trust for each of those persons.

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19.2	Purchaser

The Purchaser holds the benefit of each indemnity, promise and obligation in this agreement that benefits it, any of its Associates or Representatives or any Representatives of its Associates on its own behalf and on trust for each of those persons.

20.	Notices and other communications
20.1	Service of notices

A notice, demand, consent, approval or communication under this agreement (Notice) must be:

(a)	in writing, in English and signed by a person duly authorised by the sender; and
(b)	hand delivered or sent by prepaid post, facsimile or email to the recipient's address for Notices specified in the Details, as varied by any Notice given by the recipient to the sender.
20.2	Effective on receipt

A Notice given in accordance with clause 20.1 takes effect when taken to be received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;
(b)	if sent by prepaid post, the seventh Business Day after the date of posting (or the tenth Business Day after the date of posting if posted to or from a place outside Australia);
(c)

if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the entire Notice unless, within eight Business Hours after the transmission, the recipient informs the sender that it has not received the entire Notice; and

(d)	if sent by email, when sent by the sender unless the sender receives a delivery failure notification indicating that the email has not been delivered to the addressee,

but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm on a Business Day at the place of receipt, the Notice is taken to be received at 9.00am on the next Business Day.

21.	Miscellaneous
21.1	Alterations

This agreement may be altered only in writing signed by each party.

21.2	Approvals and consents

Except where this agreement expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this agreement.

21.3	Assignment

A party may only assign this agreement or a right under this agreement with the prior written consent of each other party.

21.4	Costs

Each party must pay its own costs of negotiating, preparing and executing this agreement.

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21.5	Stamp duty

Any stamp duty, duties or other taxes of a similar nature (including fines, penalties and interest) in connection with this agreement or any transaction contemplated by this agreement, must be paid by the Purchaser.

21.6	Survival

Any obligation of confidence under this agreement is independent and survives termination of this agreement. Any other term by its nature intended to survive termination of this agreement survives termination of this agreement.

21.7	Indemnities

Each indemnity undertaken by any party pursuant to this agreement:

(a)	survives Completion;
(b)	is separate and independent and not limited by reference to any other indemnity or obligation under this agreement or any other document or agreement;
(c)	does not require the party with the benefit of the indemnity to have actually made a payment before making a demand under the indemnity; and
(d)

is not released, discharged, varied or otherwise affected by anything that, under the law relating to guarantees, indemnities, sureties, securities or any other area of law, which might, but for this clause 21.7 have that effect.

21.8	Counterparts

This agreement may be executed in counterparts.  All executed counterparts constitute one document.  A counterpart may be a facsimile, pdf or other electronic form.

21.9	No merger

The rights and obligations of the parties under this agreement do not merge on completion of any transaction contemplated by this agreement.

21.10	Entire agreement

This agreement together with the other Transaction Documents constitutes the entire agreement between the parties in connection with its subject matter and supersedes all previous agreements or understandings between the parties in connection with its subject matter.

21.11	Further action

Each party must do, at its own expense, everything reasonably necessary (including executing documents) to give full effect to this agreement and any transactions contemplated by it.

21.12	Severability

A term or part of a term of this agreement that is illegal or unenforceable may be severed from this agreement and the remaining terms or parts of the term of this agreement continue in force.

21.13	Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy.  A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy.  A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver.

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21.14	Relationship

Except where this agreement expressly states otherwise, it does not create a relationship of employment, trust, agency or partnership between the parties.

21.15	Governing law and jurisdiction

This agreement is governed by the law of South Australia and each party irrevocably and unconditionally submits to the non‑exclusive jurisdiction of the courts of South Australia.

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Schedule 1 - Particulars of Vendor's shareholding in the Company

Vendor	Shares	Beneficial Party	% of total share capital
Ann Elizabeth Damin	1 fully paid ordinary share	Ann Elizabeth Damin	100%

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Schedule 2 - Details of the Company (clause 1.1)

1.	Details of the Company
Name	Pasture Genetics Pty Ltd
ABN	33 074 290 252
Registered office	C/- Moore Stephens (SA) Pty Ltd Level 2, 180 Flinders Street, ADELAIDE SA 5000
Date of incorporation / registration	6 June 1996
Share capital	1 fully paid ordinary share, beneficially owned and paid up as set out Schedule 1.
Directors	Ann Elizabeth Damin
Secretary	Ann Elizabeth Damin

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Schedule 3 - Business Vehicles Loans

Plate Number	Vehicle Description	Contract Number	Expiry Date	Total Liability Balance as at 31 January 2020
S597BOA	Toyota Rav 4	13055576	20 August 2019	0.00
S979BRR	Toyota Hi Lux	13118286	25 June 2020	25,347.87
S994BRR	Toyota Hi Lux	13118297	25 June 2020	25,952.71
S997BRR	Toyota Hi Lux	13118295	25 June 2020	25,392.22
S998BRR	Toyota Hi Lux	13118291	25 June 2020	26,099.78
S505BTE	Toyota Hi Lux	13153889	13 October 2020	31,920.99
PST	Poncho Seed Treater	AAU1413177	1 March 2021	71,447.59
S420BVD	Toyota Hi Lux	13203386	18 March 2021	32,658.49
S629BVD	Toyota Prado	13238069	20 July 2021	42,451.81
S630BVD	Toyota Rugged X	13238070	20 July 2021	42,229.84
S373BWF	Toyota Landcruiser	13281783	07 December 2021	63,562.81
SB03MD	Isuzu Truck	13048226	15 December 2021	85,972.91
S047BVC	Toyota Landcruiser	13201351	05 March 2022	93,000.07
S325CAT	Toyota Hi Lux	13353400	10 June 2022	51,790.33
S326CAT	Toyota Hi Lux	13353284	10 June 2022	58,070.76
S347CAT	Toyota Hi Lux	13355540	18 June 2022	51,770.41
S348CAT	Toyota Hi Lux	13355538	18/06/2022	48,430.82
XA091P	Land Rover Discovery	13362611	19/08/2022	102,364.68
S685CBB	Toyota Hi Lux	13361426	05/08/2022	58,338.72
TOTAL				936,802.80

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Schedule 4 - Officers and Key Employees (clause 6.2)

1.	Officers
Outgoing Directors	Outgoing Secretary	Incoming Director	Incoming Secretary
Ann Elizabeth Damin	Ann Elizabeth Damin	To be notified	To be notified

2.	Key Employees

Robert Damin

Lucy Damin

Tom Damin

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Schedule 5 – Adjustment to Purchase Price/Earn-Out – (clauses 7 and 8)

1.	Completion Accounts

All calculations must be determined in a manner consistent with the Accounting Standards. This includes that the Accounts have been prepared as special purpose accounts and not general purpose accounts.

2.	Adjustment to Earn-Out Amount

The Earn-Out Amount shall be adjusted by the Adjustment Amount determined as follows.

2.1 Adjustment Amount

In the event that at Completion (as reflected in the final Completion Accounts) the sum of:

(a)	the Company's accounts receivable balance (net of any allowance for doubtful accounts); and
(b)	the value of the Company’s Stock,

is less than 105% of the sum of:

(c)	the full amount outstanding under the Company Revolver; and
(d)	the Company’s accounts payable balance in respect of all accounts related to the acquisition of Stock,

then the Earn-Out Amount is to be decreased by the same amount as the shortfall. For the purpose of calculating the Company's accounts receivable balance, any sales between Completion and 29 February 2020 are to be included.

2.2Stock

(a)	Stocktake

For the purposes of determining the value of Stock in calculating the amount of any Adjustment Amount, the Purchaser, with the Vendor's Representative present, shall undertake a stocktake as at the day before Completion as follows:

i.	the Purchaser must conduct the stocktake and the Vendor must allow the Purchaser and its Representatives to be present at the stocktake;
ii.	the Purchaser must prepare stock sheets that list the quantities of each item of Stock;
iii.	items of Stock must be valued in accordance with the following valuation principles:
1.	items of Stock will be valued at the lesser of invoiced landed cost (net of rebates) and net realisable value;
2.	items of Stock which are raw materials or finished goods with a shelf life in excess of industry standard for the particular item will be valued at nil;
3.	items of Stock which are obsolete, faulty or damaged or cannot be repackaged will be valued at nil;
4.	items of packaging material and other consumables which cannot be used within 18 months (based on current stock usage rates) will be valued at nil; and

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5.

to the extent not inconsistent with paragraphs 1 to 4 above (inclusive), Stock will be valued in a manner consistent with the Accounting Standards, policies and procedures used in preparing the Accounts.

(b)	Stock statement

The Purchaser must deliver to the Vendor within 10 Business Days after the Calculation Time, a written statement (Stock Statement) setting out its valuation of Stock as at the Calculation Time based on the Stock quantities identified in the stocktake and the valuation principles set out in paragraph (a).  The Stock Statement must be accompanied by copies of the relevant working papers used by the Purchaser in calculating the value of Stock.

(c)	Review by the Vendor

The Vendor must deliver to the Purchaser within 5 Business Days after receipt of the Stock Statement, a notice (Vendor's Stock Valuation) stating:

i.	that the Vendor agrees with the Purchaser's value of Stock; or
ii.	that the Vendor does not agree with the Purchaser's value of Stock, and the following:
1.	the matters in respect of which the Vendor disagrees with the Purchaser;
2.	the grounds on which the Vendor disagrees with the Purchaser; and
3.	the Vendor's opinion of the value of Stock.
(d)

If the Vendor agrees with the Purchaser's value of Stock or does not deliver a Vendor's Stock Valuation in accordance with paragraph (c), the Purchaser's determination of the value of Stock will be deemed the value of the Stock for the purposes of calculating any Adjustment Amount.

(e)

If the Vendor does not agree with the Purchaser's value of Stock, and the parties have not resolved the dispute within 10 Business Days of service by the Vendor of a Vendor's Stock Valuation in accordance with paragraph 2.2(c)ii, either party may request the value of Stock be determined by an independent expert, to be jointly appointed, to determine the dispute (Expert).

(f)

If the Vendor and Purchaser cannot agree an Expert within 10 Business Days immediately following the expiration of the period specified in paragraph (e) above, then either party may request that the RI Chair nominate a person to be the Expert.

(g)	The Expert must be of not less than 10 years' current and continuous standing in his or her profession at the date of appointment.
(h)	The Vendor and the Purchaser must instruct the Expert to:
i.	call for any information or make any investigation that the Expert considers appropriate;
ii.	allow each party an opportunity to make written submissions to the Expert;
iii.	place the weight on the information or findings of the investigation that the Expert sees fit;
iv.	act as an expert and not as an arbitrator;
v.	determine the dispute in any manner which the Expert considers appropriate;
vi.	determine the dispute within 20 Business Days from the acceptance by the Expert of the appointment; and
vii.	advise the parties to the dispute in writing of the determination and the Expert's reasons for that determination.

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(i)	The determination of the Expert is final and binding on all parties to the dispute, such that a party will not challenge a determination of the Expert except on grounds of:
i.	non-compliance with paragraphs 2.2(e) to (h);
ii.	mistake of fact or mistake of law in reaching a determination; or
iii.	fraud and misrepresentation.
(j)	Unless otherwise determined by the Expert, the parties to the dispute must pay the costs of the Expert equally.
3.	Earn-Out calculation

PG Earnings, for any financial year, equals the result of:

(a)	the Eligible Revenue for such financial year;

minus

(b)	the sum of:
(i)	COGS for such financial year;
(ii)	Allocated S&M Expense for such financial year;
(iii)	Allocated R&D Expense for such financial year; and
(iv)	Allocated G&A Expense for such financial year.

All expenses incurred under the Leases for the Leasehold Properties will be included as either COGS, Allocated S&M Expense or Allocated R&D Expense.

No revenue or expenses related to an After-Acquired Business, or rebranding costs associated with the change from Pasture Genetics to S&W Seed Co, or a general corporate rebranding for other than Australia during the financial year ending 30 June 2022 will be taken into account for purposes of determining Eligible Revenue, COGS, Allocated R&D Expense or Allocated S&M Expense.

As used herein, the following terms have the following meanings:

“After-Acquired Business” means any entity, business or assets purchased, licensed or otherwise acquired after the Completion Date by Purchaser, any subsidiary of Purchaser or any member of the Group.

“Allocated G&A Expense” means:

(a)	for the financial year ending June 30, 2021, $780,000; and
(b)	for the financial year ending June 30, 2022, $780,000.

“Allocated R&D Expense” means, for any financial year, the total amount of research and development expense incurred by the Purchaser Group in such financial year to the extent related to the development of Eligible Products for sale in Australia and/or New Zealand.    Purchaser will determine Allocated R&D Expense in accordance with the Accounting Standards and on a basis consistent with Purchaser’s financial statements.

“Allocated S&M Expense” means, for any financial year, the total amount of sales and marketing expense incurred by the Purchaser Group in such financial year to the extent related to the sale, marketing or promotion of Eligible Products in Australia and/or New Zealand.    Purchaser will determine Allocated S&M Expense in accordance with the Accounting Standards and on a basis consistent with Purchaser’s financial statements.

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“COGS” means, for any financial year, the total amount of cost of goods sold incurred by the Purchaser Group in such financial year to the extent related to the sale of Eligible Products in Australia and/or New Zealand.    Purchaser will determine COGS in accordance with the Accounting Standards and on a basis consistent with Purchaser’s financial statements.

“Eligible Revenue” means, for any financial year, the total amount of revenue recognized by the Purchaser Group in such financial year to the extent related to the sale of Eligible Products for end use in Australia and/or New Zealand.    Purchaser will determine Eligible Revenue in accordance with the Accounting Standards and on a basis consistent with Purchaser’s financial statements.  For clarity, (a) sales of Eligible Products for subsequent, resale, export or use outside of Australia and New Zealand will not be included in the calculation of Eligible Revenue and (b) end-point royalties received with respect to wheat seed products will not be included in the calculation of Eligible Revenue.

“Eligible Products” means any seed product within a crop category that, at the Completion Date, is actually offered for sale by Company.   Notwithstanding the foregoing, no wheat seed product will be considered an Eligible Product.

“Purchaser Group” means Purchaser and its subsidiaries and Group; provided that no After-Acquired Business will be considered a member of the Purchaser Group.

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Schedule 6 – Warranties (clause 11)

In these Warranties:

Intellectual Property Licences means all agreements under which the Company has the right to use, but not to own, Intellectual Property Rights used in connection with the Business, including those listed in Schedule 9.

Intellectual Property Rights means all intellectual property and proprietary rights relating to the Business (whether registered or unregistered) including:

(a)	business names;
(b)	trade or service marks;
(c)	domain names;
(d)	any right to have information (including Confidential Information) kept confidential; and
(e)

patents, patent applications, drawings, discoveries, inventions, improvements, trade secrets, technical data, formulae, computer programs, data bases, know‑how, logos, designs, design rights, copyright and similar industrial or intellectual property rights, and includes the Intellectual Property Rights in Schedule 9.

Owned Intellectual Property Rights means all Intellectual Property Rights owned by the Company, including the Intellectual Property Rights listed in Schedule 9 but excluding any Intellectual Property Rights that are the subject of any of the Intellectual Property Licences.

Plant and Equipment means the vehicles, plant, equipment, fixtures, fittings, furniture, furnishings, and computer software (if any) used in the Business.

SGAA means the Superannuation Guarantee (Administration) Act 1992 (Cth).

Superannuation Arrangement means any fund, plan, or scheme, or division of a fund plan or scheme, under which superannuation, retirement, life assurance, death or disability benefits, pensions, annuities or other allowances, gratuities or benefits are or may be provided to or in respect of any employee of the Company or their dependants.

Warranty 1- Accuracy of Information

1.1

All copies of contracts and other materials given by or on behalf of the Vendor (or their personnel) to the Purchaser (or its personnel) prior to the Completion Date are true, accurate and complete and not misleading.

(a)

the Warrantors have not withheld from the Purchaser any information or material that the Purchaser has requested, or that the Warrantors know or ought to have known is materially adverse to the Company and its business and:

(b)

no information supplied by or on behalf of the Warrantors (or their personnel) to the Purchaser (or its personnel) in the course of the Purchaser’s due diligence enquiries is untrue, inaccurate, incomplete or misleading in any material respect.

Warranty 2 - Shareholdings

2.1	The Company has no subsidiaries (in either a legal, accounting or other sense) other than as set out in Schedule 2.
2.2	The Company is not the holder or the beneficial owner of:
(a)	any shares or other capital; or

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(b)	any securities convertible into shares or other capital,

in any company.

2.3	The sale of the Shares under this agreement will not:
(a)	impose any Security Interest on the Warrantors; or
(b)	put the Warrantors in breach of any obligation or agreement to which is the are bound.

Warranty 3 - The Company

3.1	The Company:
(a)	is validly existing under the laws of its place of incorporation or registration and in good standing;
(b)	is accurately described in Schedule 2;
(c)	has full corporate power to own its properties, assets and businesses and to carry on the businesses it conducts; and
(d)	has good and marketable title to all the assets included in the Accounts.
3.2	No:
(a)	meeting has been convened, resolution proposed, petition presented or order made for the winding up of the Company;
(b)	receiver, receiver and manager, provisional liquidator, liquidator or other officer of the Court has been appointed in relation to all or any material asset of the Company; or
(c)	mortgagee or chargee has taken, attempted or indicated an intention to exercise its rights under any security of which the Company is the mortgagor or chargor.
3.3	The Company:
(a)	does not act or carry on business in partnership with any other person;
(b)	is not a member of any joint venture, corporate or unincorporated body, undertaking or association (other than a trade association); or
(c)	does not hold or is not liable on any share or security (other than a share or security in a trade association) which is not fully paid up or which carries any liability.
3.4	The Company does not trade under a name other than its corporate name (excluding trademarks or business names registered in a name other than its corporate name).
3.5	The Company:
(a)	is not insolvent within the meaning of section 95A of the Corporations Act;
(b)	has not stopped paying its debts as and when they fall due;
(c)	has not been served with a demand under section 459E of the Corporations Act which it is taken under section 459F of the Corporations Act to have failed to comply with; or
(d)	is not subject to voluntary administration under Part 5.3A of the Corporations Act.
3.6	The entry into and performance of this agreement does not breach:
(a)	any obligation (including any statutory, contractual or fiduciary obligation) of the Company;
(b)	any law; or
(c)	the constitution of the Company.

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3.7	As at Completion the Company will not owe any amounts to the Warrantors, the Director or their Associates.
3.8	All dividends or other distributions of profits by the Company since the date of its incorporation have been made in compliance with all laws.
3.9	The Due Diligence Material contains a complete and accurate copy of the constitution of the Company.

Warranty 4 - Share capital

4.1	The share capital of the Company set out in Schedule 2:
(a)	comprises the entire share capital of the Company; and
(b)	is fully paid.
4.2	The Vendor:
(a)	is the registered owner of the Shares set out against its name in Schedule 1; and
(b)	has complete power and right to sell those shares to the Purchaser.
4.3	There are no:
(a)	securities convertible into Shares of the Company;
(b)	options or other entitlements:
(i)	over the Shares; or
(ii)	to have Shares in the Company issued; or
(c)	restrictions on the transfer of any Shares in the Company.
4.4	There is no option, right to acquire or Security Interest over or affecting the Shares or any of them.

Warranty 5 - Accounts

5.1	The Accounts are true, accurate and complete and not misleading in respect of:
(a)	the financial position of the Company at the Accounts Date;
(b)	the assets and liabilities of the Company at the Accounts Date; and
(c)	the income, expenses and results of the operations of the Company for the financial period ended on the Accounts Date.
5.2	There are no Liabilities of the Company other than those Liabilities:
(a)	disclosed in the Accounts; or
(b)	which have arisen in the ordinary course of business since the Accounts Date and will, in any case, be reflected in the Completion Accounts.
5.3	The Accounts:
(a)	were prepared on a consistent basis with prior financial years; and
(b)	where an item was not previously accounted for, were prepared in accordance with applicable laws and generally accepted accounting principles in Australia.

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Warranty 6 - Position Since Accounts Date

6.1	Since the Accounts Date:
(a)	the Company has carried on the Business in accordance with all applicable laws in the ordinary and usual course and in the same manner as it was conducted prior to the Accounts Date;
(b)	there has been no material change in the Assets, Liabilities, financial position or profitability of the Company as compared with the position disclosed by the Accounts;
(c)

the Company has not incurred or undertaken any Liabilities, including Tax Liabilities, except Liabilities which have arisen in the ordinary and usual course of business and will, in any case, be reflected in the Completion Accounts;

(d)	there has been no damage, destruction or loss affecting the Business or the Assets, fair wear and tear excluded;
(e)	the Company has taken all reasonable steps to preserve the Business, the Assets and the goodwill of the Company, including preserving its current business relationships, and it has not:
(i)	amalgamated, merged or consolidated the Company with any other entity; or
(ii)	issued any shares in the Company; or
(iii)	removed any physical assets from any of the Leasehold Property other than in the ordinary and usual course of business;
(f)

the Company has not acquired or disposed of or dealt with any assets, nor has it entered into any agreement or option to acquire or dispose of any assets other than in the ordinary and usual course of business for full market value;

(g)	the Company has not implemented any new accounting or valuation method for its business, assets, property or rights;
(h)	the Company has not agreed to or committed to any capital expenditure which exceeds $5,000 for any single item or $10,000 in aggregate for all items; and
(i)	the Company has not, other than in the ordinary and usual course of business and other than as set out in the Disclosure Letter:
(i)	borrowed any money;
(ii)

created a Third Party Interest over, sold, transferred, leased or otherwise disposed of any Asset other than creations or disposals in the ordinary and usual course of business and for less than $5,000;

(iii)	cancelled, waived, released or discounted in whole or in part any debt, suit, demand, claim or right;
(iv)	terminated the employment of, changed the terms of employment of, or paid or provided any bonus to, any Key Employee;
(v)	distributed or returned any capital to its members, paid or declared any dividend to its members or undergone any capital reorganisation or change in its capital currency transaction.
6.2	The Company has not, in the last seven years, terminated its relationship with its accountants or auditors or retained different accountants or auditors.
6.3	At Completion, neither the Warrantors nor any Warrantors Associate will owe any amounts to the Company, and the Company will not owe any amounts to the Warrantors or any Warrantors Associate.

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6.4

At Completion, the Company will have no Liabilities, except for (a) Liabilities reflected in the Accounts and (b) Liabilities, to the extent reflected in the Completion Accounts, that have arisen in the ordinary and usual course of business following the Accounts Date.

Warranty 7- Management Accounts

7.1	The Management Accounts were prepared in a manner consistent with that adopted in the preparation of the Company's management accounts for all periods ended after the Accounts Date.
7.2

Having regard to the purpose for which the Management Accounts were prepared, the Management Accounts reasonably present in all material respects and are not misleading in any material respect and are not affected by an unusual, abnormal, extraordinary or non–recurring item.

Warranty 8 - Assets

8.1

The Company legally and beneficially owns, free from Third Party Interests (other than Permitted Security Interests), all of the property and assets included in the Accounts and all assets acquired since the Accounts Date except for assets sold or realised in the ordinary and usual course of business, and there are no matters that could result in the creation of any Third Party Interests.

8.2	All Third Party Interests granted to or by the Company have (if appropriate) been registered in accordance with law or comply with all necessary formalities as to registration.
8.3

The Company has taken all necessary action to ensure that each Security Interest granted in its favour under any document to which it is a party is enforceable, registered, perfected, protected and afforded priority in accordance with the PPSA.

8.4	The Company owns or has valid and subsisting leases to use all property and assets used in or otherwise necessary for or beneficial to the conduct of the Business.
8.5	Each item of Plant and Equipment:
(a)	is, for the avoidance of doubt, located on the Properties;
(b)	is in a good and safe state of repair and condition and satisfactory working order for its age and has been regularly and properly maintained;
(c)	is in the Company's possession or control;
(d)	is recorded in the plant register of the Company;
(e)	is capable of being operated fully and efficiently for the purposes for which it was designed or purchased;
(f)	has been maintained, repaired and serviced in accordance with prudent business practice and (where applicable) manufacturers' and suppliers' recommended requirements;
(g)	is used in and not surplus to the requirements of the Business;
(h)	is not dangerous, obsolete or in need of renewal or replacement;
(i)	is not subject to any order, notice or requirement of any Governmental Agency; and
(j)	has been operated in accordance with all applicable laws.
8.6	For each item of Plant and Equipment:
(a)	the rate of depreciation applied as shown in the Accounts has been consistently applied; and
(b)	its value in the Accounts does not exceed its market value as at the Accounts Date.

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8.7

The Company has workplace practices in place to ensure the safe operation of the Plant and Equipment and such workplace practices comply with any applicable occupational health and safety legislation and good industry practice.

8.8	The assets used by the Company in the Business:
(a)	are all located on the Properties;
(b)	are in the physical possession of the Company; and
(c)	are the only assets necessary for the conduct and operation of the Business as it is currently carried on.

Warranty 9 - Books and records

The Records:

(a)	are in the physical possession or control of the Company;
(b)	are, at Completion, located at the Properties;
(c)	have been fully, properly and accurately kept and completed in accordance with all applicable laws and are up–to–date where legally required;
(d)	include all records required under, or to comply with or support any return or claim under, any applicable law (including under Tax law and the Corporations Act);
(e)	do not contain material inaccuracies or discrepancies of any kind; and
(f)	as far as necessary, have been prepared in accordance with the requirements of the Corporations Act and the Accounting Standards.

Warranty 10 – Business Contracts

10.1	There are no agreements, arrangements or understandings affecting the Company or the Business that:
(a)	the Purchaser will be unable to terminate after the Completion Date on giving 30 days' notice or less without penalty;
(b)	are material to the operation of the Business and have not been disclosed in the Disclosure Letter or the Due Diligence Material;
(c)	are outside the ordinary and usual course of business of the Business or otherwise contain any unusual, abnormal or onerous provision;
(d)	give rise to any rights to any third party to acquire the Shares, the Business or any Assets of the Company;
(e)	were not negotiated and entered into on arm's length terms;
(f)	are in the nature of a partnership, joint venture or consortium arrangement or agreement or any agreement for sharing commissions or other income;
(g)	involve, or are likely to involve, an aggregate outstanding or potential expenditure or commitment by the Company of more than $10,000;
(h)	are having, or are likely to have, a material adverse effect on the financial or trading position, performance, or prospects of the Business;
(i)	limit or exclude the Company's right to do business and/or to compete in any area or in any field or with any person;
(j)	are unprofitable;

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(k)	are incapable of being fulfilled or performed on time without undue or unusual expenditure of money or effort; or
(l)	entitle the other party to terminate the agreement, or impose terms less favourable to the Business, by reason of a sale of the Shares.
10.2	With respect to each contract which is material to the Business:
(a)	is valid, binding and enforceable against the parties to it;
(b)	is at arm's length and within the ordinary course of conduct of the Business, and was not entered into as a result of non-compliance with the ABC Laws;
(c)	there are no grounds for rescission, avoidance or repudiation of that contract;
(d)	no party has given notice to terminate it or has sought to repudiate or disclaim it or, as far as the Warrantors are aware, intends to do so;
(e)	as far as the Warrantors are aware, there are no facts or circumstances which are likely to give rise to any of the above;
(f)	is being properly performed by the Company and so far as the Warrantors are aware, all other parties to it; and
(g)	does not involve any breach by the Company of any competition or consumer legislation including the Competition and Consumer Act 2010 (Cth).
10.3

As far as the Warrantors are aware, no event has occurred which may, and the sale of the Shares will not, be grounds for rescission, avoidance, repudiation or termination of a contract by any party to it, and the Company has not given or received any written notice of termination of any such contract.

10.4	All Taxes (including stamp duty) payable on all documents and transactions to which the Company is a party, or that the Company has an interest in enforcing, have been paid.
10.5

No offer, tender, quotation or the like given or made by the Company is capable of giving rise to a contract merely by any unilateral act of a third party, other than in the ordinary course of business and other than as disclosed in the Due Diligence Materials.

10.6	The sale of the Shares will not give rise to any contractual right of:
(a)	any supplier material to the Business to cease or reduce supplying the Business; or
(b)	any customer material to the Business to cease or reduce their custom with the Business.
10.7

The Due Diligence Materials contain details of all discounts, rebates, allowances and other preferential terms of any nature available to the Business from its suppliers or offered by the Business to its customers.

10.8	The Due Diligence Materials contain copies of all documents and terms relating to each contract, agreement, arrangement or understanding material to the Business.

Warranty 11 - Employees

11.1

The Company has complied with all obligations arising under law, equity or statute, award, enterprise agreement or other instrument made or approved under any law with respect to employment of its employees and independent contractors.

11.2

Full and correct particulars of the employees of the Company, including details in respect of remuneration, benefits, accrued or pro rata long service leave, personal and carer's leave and annual leave entitlements, period of continuous service, work place location, job title or job function, notice period and bonus arrangements and whether employees have given notice to take parental leave, are contained in the Records of the Company which have been made available to the Purchaser for inspection before the date of this agreement.

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11.3

The Company has not made any contract, arrangement, understanding or representation (whether written or oral) under which one or more employees, contractors or agents will or may be entitled to any benefit (monetary or otherwise) if ownership (direct or indirect) of the Company changes, as will occur on the sale of the Shares.

11.4	As at the date of this agreement, the employees of the Company:
(a)	are all employed to work in the conduct of the Business; and
(b)	are the only persons employed or engaged to work in the conduct of the Business.
11.5	The Company has no:
(a)

existing employment contract or other service agreements with employees or independent contractors of the Company which cannot be terminated by three months' notice or less without giving rise to a Claim for damages;

(b)

liability for payments to any employee or independent contractor of the Company in respect of past service or the variation of any terms and condition of employment or engagement including, without limitation, any liability to permanent employees of the Company for leave or other employment entitlements relating to prior periods of casual employment;

(c)	liability for compensation to former employees of the Company;
(d)	obligation to reinstate or reemploy any former employee of the Company;
(e)

policy, practice, custom, practice or obligation regarding redundancy payment to employees of the Company which is more generous than the statutory minimum redundancy pay entitlements in the Fair Work Act 2009 (Cth); and

(f)	outstanding obligations in relation to redundancy, severance or termination pay.
11.6

As far as the Warrantors are aware, there is no issue (including the expiry of any award, enterprise agreement or other instrument made or approved under law) which may lead to industrial action by employees or any industrial organisation of employees which may disrupt the Business or cause it to incur financial expenditure.

11.7

The Company has complied with and continues to comply with all obligations arising under law, equity, statute (including occupational health and safety, annual leave, long service leave, equal opportunity, anti–discrimination, Tax, superannuation, workers compensation and industrial laws), award, enterprise agreement or other instrument made or approved under any law with respect to its past and present employees and contractors.

11.8	Except as disclosed by the Warrantors:
(a)	no industrial awards apply to or cover the employees of the Company;
(b)	the Company is not a party to any enterprise agreement or collective bargaining agreement or any other instrument made or approved under any law in relation to any of the employees of the Company;
(c)	the Company is not a party to any agreement, arrangement or understanding with a union or any representative of it or industrial organisation in relation to any of the employees of the Company;
11.9	The Company, with effect following Completion, has not:
(a)

given a commitment (whether legally binding or not) to increase or supplement the remuneration, annual leave (including leave loading), long service leave, personal leave or any other compensation, gratuities or benefits of any employee; or

(b)	agreed to a share incentive scheme, share option scheme, bonus scheme, profit sharing scheme or other employee incentive scheme with an employee.

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11.10

No schemes or arrangements operated by or relating to the Company in respect of the Business exist, which provide to any officer, employee, independent contractor or agent of the Company a commission, remuneration or other payment calculated by reference to the whole or part of the turnover, profits or sales of the Company or the Business.

11.11

No employee of the Company is entitled to any payment or benefit (or any increased payment or benefit) as a direct or indirect result of a change of control of the Company or on the sale of the Business (including where the change of control or sale is one of a number of preconditions to a payment or benefit or increased payment or benefit).

11.12

As at the date of this agreement, no employee or independent contractor of the Company earning remuneration of over $60,000 per annum has been given notice of dismissal or termination by the Company, has given notice of resignation from employment or engagement, has been placed on gardening leave or any equivalent arrangement, or is subject to disciplinary action or a current disciplinary sanction.

11.13

No notice, prosecution, prohibition, improvement notice or Claim has been received by the Warrantors or the Company from any Governmental Authority in relation to the employment of the employees of the Company.

11.14

So far as the Warrantors are aware there are no current, threatened or anticipated Claims against the Warrantors or the Company from or any disputes with any employee of the Company or their representatives in relation to the employment of the employees of the Company.

Warranty 12 - Superannuation

12.1	The Company has in the past and will make sufficient contributions:
(a)

to complying superannuation funds (as defined in the SGAA) in accordance with the SGAA to ensure that, as at the Completion Date, it will have no liability or potential liability to pay any superannuation guarantee charge, as defined in the SGAA; and

(b)

in accordance with, and have otherwise complied with, the requirements of the Choice of Fund regime in Part 3A of the SGAA so that it will have no liability or potential liability as at the Completion Date to pay an increased superannuation guarantee charge under subsections 19(2A) and/or 19(2B) of the SGAA.

12.2

As at the Completion Date, the Company will have complied with all of its obligations, duties and liabilities in respect of its Superannuation Arrangements, including making all contributions to the Superannuation Arrangements required to be made under their respective rules.

12.3

No Superannuation Arrangement entitles an employee of the Company to defined benefit superannuation contributions or contributions which exceed the minimum amount required for the Company to avoid liability for a charge under the SGAA and the Superannuation Guarantee Charge Act 1992 (Cth).

12.4

As at the Completion Date, there are no applicable industrial awards, agreements or other instruments or any other legal obligation which may impact upon the superannuation entitlements of an employee of the Company, and the Company has not made any representations in relation to the superannuation entitlements of an employee of the Company which could be taken to impact on that employee's superannuation entitlements.

12.5	Each Superannuation Arrangement to which contributions have been made by the Company is a complying superannuation fund for the purposes of the SGAA.

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Warranty 13 - Taxation

13.1	The Company has:
(a)	paid, or the Accounts fully provide for, all Taxes which the Company is or may become liable to pay in respect of the period up to and including the Accounts Date;
(b)	filed, lodged or submitted all Tax returns and information regarding Tax and Tax matters as and when required by Tax Law or requested by any Tax Authority;
(c)

maintained sufficient and accurate records and all other information required to support all Tax returns and information which has been or may be filed, lodged or submitted to any Tax Authority or is required to be kept under any Tax Law; and

(d)

complied with all of its obligations under any law requiring the deduction or withholding of Tax from amounts paid by the Company, whether on its own behalf or as agents, and has properly accounted for any Tax so deducted or withheld to any Tax Authority (other than amounts which have yet to become payable).

13.2	The Company has complied with all obligations to register for the purposes of any Tax Law.
13.3

The Company has complied with all obligations imposed under Tax Law in relation to the quotation of tax file numbers by employees of the Company, including the guidelines under applicable Privacy Law and has not committed an offence in relation to the collection, recording, use or disclosure of tax file numbers.

13.4

After the Accounts Date, the only Tax liabilities of the Company that have arisen or may arise on or before the Completion Date are, or will be, liabilities arising out of the normal business and trading activities of the Company.

13.5	The Company is registered for GST under the A New Tax System (Goods and Services Tax) Act 1999 (Cth).
13.6	The Company is not now, has never been, nor will it become, prior to Completion, a member of a Consolidated Group.
13.7	No Tax audits have occurred in the last seven years, and the Warrantors are not aware of any pending or threatened Tax audits.
13.8	As far as the Warrantors are aware, there are no current, pending or threatened disputes between the Company and any Tax Authority in respect of Taxes.
13.9

The Vendor has provided the Purchaser all relevant information and material held by the Vendor or the Company pertaining to the income tax returns referred to in Warranty 13 from the 2015 income tax year onwards (including copies of any lodged income tax returns and any attachments) for inspection.

13.10	The Vendor has provided the Purchaser all relevant information and material held by the Vendor or the Company pertaining to any matter referred to in Warranty 13 for inspection.
13.11

All copies of information, notices or returns submitted to any Tax Authority by the Company in respect of Tax that have been supplied by the Vendor or their advisers to the Purchaser are true and complete copies of the originals.

13.12	The office of public officer as required under any Tax law has always been occupied.
13.13	All documents and transactions entered into by the Company which are required to be duly stamped have been duly stamped.
13.14	All dividends paid by the Company prior to Completion have been franked to the extent possible in accordance with the Tax Act.

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13.15	The Company does not have, nor has it had, a franking account deficit.
13.16	The share capital account of the Company is not, nor has it ever been, tainted within the meaning of the Tax Act.
13.17

No debt owed by the Company has been, or has been agreed to be, released, waived, forgiven or otherwise extinguished prior to Completion which would have given rise to a "net forgiven amount" within the meaning of Division 245 of the 1997 Tax Act.

13.18	No asset of the Company has been the subject of:
(a)	the operation of Division 149 of the 1997 Tax Act; or
(b)	a claim for rollover relief under Subdivision 126 B of the 1997 Tax Act in circumstances where there might be an application of Subdivision 104 J of the 1997 Tax Act.
13.19	The sale of the Shares will not result in the application of Subdivision 104–J of the 1997 Tax Act to the Company.
13.20

All Tax Relief for research and development expenditure, as allowed under the 1936 Tax Act or the 1997 Tax Act, claimed by the Company in any Tax return, or to be claimed by the Company in a Tax return, is supported by:

(a)	registration with Innovation Australia (or AusIndustry on behalf of Innovation Australia) within the required statutory time limit;
(b)

records that sufficiently demonstrate to both Innovation Australia (or AusIndustry on behalf of Innovation Australia) and the applicable Tax Authority that the research and development activities and expenditure meet all legislative requirements for the Tax Relief; and

(c)	where applicable, positive findings or other approvals by Innovation Australia (or AusIndustry on behalf of Innovation Australia).
13.21

The Company does not have a tainted share capital account within the meaning of Division 197 of the 1997 Tax Act and the Company has not taken any action that might cause the Company's share capital account to become a tainted share capital account, nor has an election been made at any time to untaint the Company's share capital account.

13.22

Other than the transactions contemplated by this agreement, no event has occurred which has prevented or could prevent the Company obtaining the benefit of any future income tax benefit provided for in the Accounts.

Warranty 14 - Client lists and Intellectual Property

14.1

All customer lists and all other databases and information used by the Company in connection with the Business are accurate and as far as the Warrantors are aware do not infringe any third party rights.

14.2	The Company is the sole legal and beneficial owner of the Owned Intellectual Property Rights free from any Security Interest.
14.3	The Company has the right to use all Intellectual Property Rights which are used in the conduct of the Business.
14.4

As far as the Warrantors are aware, the Company owns or has the right to use the Intellectual Property Rights necessary to conduct the Business, and the Company’s use of the Intellectual Property Rights does not infringe, breach an obligation of confidence or wrongfully use any confidential information, trade secrets, copyright, letters patent, trade marks, service marks, trade names, designs, business names or other similar industrial, commercial or intellectual property rights of any corporation or person.  All steps have been taken to preserve and maintain all rights

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and title in the Intellectual Property Rights, including that all fees relating to the Intellectual Property Rights have been paid in full.
14.5

The Company has not entered into any settlement, release, co-existence or other agreement in respect of the Intellectual Property Rights and there are no other circumstances including an injunction, undertaking or court order that might adversely affect the right to use, enforce or assign any such Intellectual Property Rights.

14.6

Any person commissioned by the Company who, either alone or with others, creates, develops, invents or has created, developed or invented, Intellectual Property Rights for the Company, and all employees as a matter of course, have entered into a written agreement with the Company which obliges them to disclose and to assign any rights subsisting in such Intellectual Property Rights to the Company.

14.7

The Company has the right, against its employees and consultants employed in or engaged in connection with the Business, to claim ownership and title to all the Intellectual Property Rights generated by those persons in the course of, or in connection with, the Business.

14.8

The Company has obtained any waivers of, or consents in relation to, moral rights (or equivalent rights) which are needed in connection with the continued use of any Intellectual Property Rights so as to carry on the Business following Completion.

14.9

The Company is not bound by, and no Intellectual Property Rights is subject to, any contract containing any covenant or other provision that in any way limits or restricts the ability of the Company to use, exploit, assert, or, in the case of Intellectual Property Rights licensed exclusively to the Company, enforce any such Intellectual Property Rights anywhere in the world.

14.10

The Intellectual Property Rights are valid and enforceable, and as at the date of this agreement, no Claims have been asserted challenging the Company's use of the Intellectual Property Rights. There are no facts or matters which might give rise to any such Claims.

14.11

The Company has not licensed, assigned, authorised or permitted any person or corporation to use the Intellectual Property Rights and the Company is not required to pay any royalties, fees or other changes in relation to its use of the Intellectual Property Rights.

14.12	As at the date of this agreement, Schedule 9 is a complete and accurate list of:
(a)	all registered and unregistered business names and trade marks;
(b)	all registered patents and designs;
(c)	all plant breeders rights;
(d)	all registered domain names; and
(e)	all material applications for registration of patents and designs,

owned or used by the Company.

Warranty 15 – Insurance

15.1	The Company's insurances will be in full force and effect and current until Completion.
15.2	As at the date of this agreement, there are no outstanding material Claims made by the Company.
15.3	As at the date of this agreement, the Company has not received any notice from an insurer affecting its insurances.
15.4	The Company has at all times maintained all insurances:
(a)

necessary for the proper conduct of the Business in the ordinary course, including public risk and product liability insurance, insurance for the actions of and injury to employees, and insurance for all of the Assets which are of an insurable nature; and

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(b)	against all risks normally insured against by persons carrying on the same type of business as the Business conducted by the Company.

Warranty 16 – Computer systems and software

16.1	All the computers and computer systems owned or used by the Company:
(a)

are in a good state of repair and condition and are in full operating order and are fulfilling the purposes for which they were acquired or established in an efficient manner without material downtime or errors;

(b)	have adequate capacity for the Company's present needs;
(c)	have adequate security, back–ups, hardware and software support and maintenance and trained personnel to ensure so far as is reasonable:
(i)	that breaches of security, errors and breakdowns are kept to a minimum; and
(ii)	that no material disruption will be caused to the Business or any material part of the Business in the event of a breach of security, error or breakdown;
(d)	are properly documented so as to enable them to be used and operated by any reasonably qualified personnel; and
(e)

are owned and under the sole control of the Company, are located in premises occupied by the Company, are not shared with or used by or on behalf of or accessible by any other person not otherwise associated with the Company.

16.2	As far as the Warrantors are aware, no software owned by, or licensed to the Company has been licensed or sub–licensed to any other person by the Company or a related body corporate of it.
16.3	As far as the Warrantors are aware, all software used on the computers used by the Company:
(a)	performs efficiently in accordance with its specification and does not contain any defect or feature which may adversely affect its performance; and
(b)	is lawfully held and used and does not infringe the Intellectual Property Rights of any person and all copies held have been lawfully made.
16.4	The copyright in the software or source code for the software used on the computers and computer systems owned or used by the Company:
(a)

in the case of software written or commissioned by the Company, is owned exclusively by the Company, and no other person has rights in or rights to use that software or source code or copies of that software or source code;

(b)

in the case of standard packaged software purchased outright, is licensed to the Company on an express or implied licence which does not require the Company to make any further payments, is not terminable without the consent of the Company and imposes no material restrictions on the use or transfer of the software; and

(c)

in the case of all other software, is licensed to the Company on the terms of a valid written licence which requires payment by the Company of a fixed annual licence fee at a rate not exceeding that paid in the financial year ended on the Accounts Date, and (except for reasonable fees for software support) requires the Company to make no further or other payment, is not terminable (except for failure to pay the licence fee) without the consent of the Company and imposes no material restrictions on the use or transfer of the software.

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Warranty 17 – Properties

17.1	The particulars of the Properties in Schedule 7 are true, accurate and complete in all respects, including all options for renewal, the current rents payable.
17.2

Details of all material documentation pursuant to which the Properties are owned, used or occupied by the Company have been provided to the Purchaser and there are no other documents, correspondence or other material which has not been provided to the Purchaser which affects the interests of the Company in the Properties.

17.3	The Properties are the only land and buildings owned, used or occupied by the Company.
17.4

The Company has exclusive possession and occupation and right of quiet enjoyment of the Properties and holds all easements, rights, interests, and privileges necessary or appropriate for the carrying on of the Business at the Properties.

17.5

As at the date of this agreement, as far as the Warrantors are aware, no notices have been received by the Company and there is no order, declaration, report, recommendation or approved proposal of a public authority or government department which would materially affect the use of any of the Properties.

17.6	In relation to the Properties listed in Schedule 7, which are leased by the Company (Leasehold Properties) as far as the Warrantors are aware:
(h)	all options of renewal of the leases for the Leasehold Properties are valid and enforceable;
(i)	there are no subsisting material breaches of the leases of the Leasehold Properties (Property Leases);
(j)

no amounts are owing by the Company under the Property Leases in respect of any actions, claims, demands, losses, damages, costs and expenses which the relevant lessor or any of its officers, employees, agents, contractors and other occupiers of the Leasehold Properties have incurred; and

(k)	the Company has not received any notice of any breach of the Property Leases.
17.7	The Property Leases:
(a)	are valid and subsisting;
(b)	have not been amended or modified; and
(c)	will be terminated at Completion without any cost or penalty to the Company.
17.8	So far as the Warrantors are aware, all Third Party Interests affecting the Properties have been complied with.
17.9	As far as the Warrantors are aware, no building or structure on the Properties:
(a)	has been affected by structural damage or electrical defects or by timber infestation or disease;
(b)	contains any asbestos or similar material hazardous to health or which may require removal or repair; or
(c)	is subject to infestation by any vermin, insect or animal life.
17.10	All utilities and services needed for the proper operation of the Business on the Properties:
(a)	are connected to the Properties;
(b)	are separately metered on the Properties;
(c)	have had the supply and connection arrangements approved by the supplying authority; and
(d)	comply with applicable laws.

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17.11	All premiums payable by the Vendor or the Company in respect of insurance policies with respect to the Properties which have become due have been duly paid.
17.12	As far as the Warrantors are aware, the use of each Property for the carrying on of the Business does not breach any Law.
17.13

Each consent required under any Law for every development carried out in relation to any Property has been properly obtained and any conditions or restrictions imposed on any consent have been observed and performed.

17.14	The Properties are not subject to any option, right of pre–emption or right of first refusal.
17.15

Neither the Company nor the Vendor has received any notice from any Government Agency or from any other person concerning the Properties which has not been complied with.  As far as the Vendor is aware, there are no proposals made or intended to be made by any Government Agency or any other person:

(a)	concerning the acquisition or resumption of the whole or any part of the Properties;
(b)	requiring the doing of work or expenditure of money on or in relation to the Properties; or
(c)	which would adversely affect the whole or any part of the Properties.
17.16

The use of the Properties for the purpose of the Business is permitted under the relevant planning statutes and regulations and there have been no contraventions or alleged contraventions of the provisions of those statutes and regulations.

17.17	The Company:
(a)	will not have any liability whatsoever after Completion for any leasehold or other occupation interest in any properties (other than the Properties); or
(b)

has not, or will not from Completion have, any liability for any Claims at any time arising directly or indirectly out of any leasehold or other occupation interest in any properties (other than the Properties).

Warranty 18 – Environment

18.1	In Warranty 18:

Contaminant means a solid, liquid or gaseous substance, odour, heat, sound, vibration or radiation which is or may be:

(a)	noxious or poisonous or offensive to the senses of human beings;
(b)	harmful or potentially harmful to the health, welfare, safety or property of human beings;
(c)	poisonous, harmful, or potentially harmful to animals or plants; or
(d)	detrimental to any beneficial use made of the Environment.

Environment means the physical factors of the surrounds of human beings including the land, waters, atmosphere, climate, sound, odours, place, the biological factors of animals and plants and the social factors of aesthetics.

Environmental Authorisation means any authorisation, approval, permit, licence or authority required by any Environmental Law.

Environmental Law means a law regulating or otherwise relating to the Environment including, without limitation, land use, planning, pollution of the atmosphere, water or land waste, the storage and handling of chemicals, Hazardous Substances, or any other aspect of protection of the Environment.

Hazardous Substance means any substance which is, or may be, hazardous, toxic, dangerous or polluting or which is regulated by any Environmental Law.

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18.2	There is no Contaminant:
(a)	present in, on or under the Properties; or
(b)	in, on or under any other part of the Environment which has originated or emanated from the Properties,
(c)	other than Contaminants used in the conduct of the Business in accordance with applicable Environmental Laws and Environmental Authorisations.
18.3	The Business:
(a)	is and has always been carried on and maintained in compliance with every applicable Environmental Law; and
(b)	is not and has not been conducted in a manner which is negligent or could result in or cause a nuisance.
18.4	All Environmental Authorisations, necessary to operate the Business:
(a)	have been obtained;
(b)	are in full force and effect;
(c)	have always been complied with in all regards; and
(d)	are not being appealed by any person.
18.5	As far as the Warrantors are aware, no event has occurred nor does any fact or circumstance exist which:
(a)	could lead to any Environmental Authorisation necessary to operate the Business lawfully being modified, suspended, revoked or not renewed;
(b)	with the giving of notice or lapse of time, or both, would cause the Vendor or the Purchaser to be in breach of any:
(i)	Environmental Authorisation;
(ii)	Environmental Law;
(c)

may require the Vendor, the Company, the lessors or the Purchaser to carry out any work or pay any money in relation to the Properties in order for the Business or the Properties to comply with any Environmental Law or any notice or requirement issued pursuant to any Environmental Law; or

(d)	would give rise to a claim from any person against the Purchaser or the Vendor relating to:
(i)	a breach by the Vendor of any Environmental Law or Environmental Authorisation;
(ii)	the handling, storage or use of any Hazardous Substance; or
(iii)	the discharge of any Contaminant from the Properties.
18.6	There is:
(a)	no plan or policy which has been or is required to be prepared in relation to the Properties under any Environmental Law;
(b)	no Hazardous Substance present on, at, under or emanating from any of the Properties except in such quantities and stored in such a manner as is allowed by an Environmental Law; and
(c)

nothing in, on or under or emanating from any of the Properties (including underground tanks and associated piping) that would require notification to any Governmental Authority or could entitle any Governmental Authority to require monitoring, closure, clean up or remediation under any Environmental Law.

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18.7	The Properties are not the subject of any charge in favour of any Governmental Authority as security for the cleaning up of the Properties or other costs under any Environmental Law.
18.8

No survey, assessment, inspection, audit or report in respect of Environmental Matters which relates to any Property has been carried out or prepared for or on behalf of the Vendor, the lessors or the Company.

Warranty 19 - OHS

19.1	The Company is currently in compliance with, and has at all times complied with, all OHS Laws and is in possession of all relevant approvals and licences.
19.2

As far as the Warrantors are aware, no material work, repairs, remediation, construction or capital expenditure is either currently required or, based on current circumstances, likely to be required under any OHS Laws in order to lawfully conduct the Business.

Warranty 20 - Ethics and Compliance

20.1

The Company has complied and is in compliance with all applicable laws, regulations and standards of all jurisdictions applicable to the Company.  This includes, but not limited to, all applicable domestic and international anti-money-laundering and regulations and the ABC Laws.

20.2

The Company, the Warrantors, the directors, officers, employees, agents and representatives of the Company, and persons acting on behalf of any of them have not made any payments or offers to induce government officials to perform routine functions they were otherwise obligated to perform, also known as “facilitating payments.”

20.3

The Company, the Warrantors, the directors, officers, employees, agents and representatives of the Company, and persons acting on behalf of any of them have not made any payment or offers to any person in a manner which would have constituted or had the purpose or effect of public or commercial bribery, or the acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business or any improper advantage.

20.4	As far as the Warrantors are aware, there are no facts, circumstances, or conditions which could indicate that there was any activity performed by the Company that was illegal, unethical or which may:
(a)	bring the Company or its products or services into disrepute;
(b)	constitute or represent a serious conflict of interest;
(c)	have given the appearance of impropriety; or
(d)	give rise to any ABC Law investigation, proceeding or inquiry by or against the Company, its Warrantors, or any of its directors, officers, employees, agents or representatives.
20.5

There is not and has not been any investigation or proceeding (including any court proceedings, internal investigations, or investigations or proceedings brought by a Governmental Authority) relating to allegations of potential unethical or illegal behaviour (including violations of the ABC Laws) or potential non-compliance with the Company’s policies and procedures involving the Company, its Warrantors, or any of their directors, officers, employees, agents or representatives.

20.6

The Company has instituted and implemented workplace practices designed to ensure, and which the Company reasonably believes will continue to ensure, continued compliance by the Company with applicable ABC Laws and to prevent any breach of ABC Laws by the Company (Compliance Program). The Company, the Warrantors, and its directors, officers, employees, agents or

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representatives have not done anything or omitted to do anything which amounts to a breach of the Compliance Program.

Warranty 21 - Compliance with statutory requirements

21.1

The Company holds all statutory licences, consents, approvals and authorisations (including export licences) necessary for carrying on the Business and the use of the Property effectively in the places and in the manner in which the Business is now carried on.

21.2

The Company and its officers have complied and are in compliance with the terms of those licences, consents, approvals and authorisations, including all conditions of and requirements imposed under them, and the applicable laws, regulations and standard applying in relation to them or the Business.

21.3

As far as the Warrantors are aware, there are no facts (including any act by or failure to act by any officers of the Company) which could prejudice renewal or lead to revocation or variation in any material respect of those licences, consents, approvals and authorisations.

21.4	There are no outstanding notices or orders affecting the Company or the Business and the Warrantors is not aware of any circumstance which may result in the imposition of any such notice or order.
21.5	Any person that holds an authorisation or licence in a personal capacity, but for or on behalf of any member of the Company or in relation to the Business, is an employee of the Company.
21.6	In relation to Confidential Information:
(a)

the Company has not disclosed to any person any Confidential Information belonging to the Company except in the ordinary course of the Business and subject to an agreement under which the recipient is obliged to maintain the confidentiality of the information and is restrained from using it other than for the purpose or purposes for which it was disclosed by the Company;

(b)	the Company is not aware of any actual or alleged misuse by any person of any Confidential Information belonging to the Company; and
(c)	the Company does not use any processes nor is engaged in any activities which involve the misuse of any Confidential Information of any person.
21.7	The Company is not the subject of any official investigation or inquiry and the Warrantors are not aware of any matters which are likely to give rise to any investigation or inquiry.

Warranty 22 - Litigation

22.1	The Company is not, or has not been:
(a)	a party to any action; or
(b)	the subject of any investigation or inquiry by, or ruling, judgement, order or decree by any government agency or any other person,

in respect of, or which may have an adverse effect upon, the Business or the assets of the Company.

22.2	Other than as disclosed to the Purchaser in writing, no action sounding in damages has been made against the Company.
22.3	So far as the Warrantors are aware, no action, investigation, inquiry, ruling, judgement, order or decree referred to in Warranty 22.1 of this Schedule 6 is pending, threatened or anticipated.

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22.4

So far as the Warrantors are aware, there is no event or circumstance which might give rise to any action, investigation, inquiry, ruling, judgement, order or decree referred to in Warranty 22.1 of this Schedule 6.

Warranty 23 – Information

23.1

The Vendor has disclosed to the Purchaser all information relating to the Company and the Business or otherwise in relation to the subject matter of this agreement which might, if disclosed, reasonably be expected to affect the decision of a prospective purchaser to enter into this agreement, or the price at which, or the terms on which, a prospective purchaser might be willing to purchase the Shares.

23.2

Each statement and all information set out in the schedules to this agreement, the Disclosure Letter and the Due Diligence Materials and in the information provided to the Purchaser and its Representatives in relation to the Company (including the information in the data room established by the Vendor) is true, complete and accurate and not misleading or deceptive.

23.3	There is no fact, matter or circumstance known to the Warrantors which renders any of the information referred to in Warranties 23.1 or 23.2 misleading or deceptive.
23.4	All copies of documents provided by the Vendor to the Purchaser or its Representatives in relation to the Company or the Business, including in the Due Diligence Materials, are true copies.

Warranty 24 – Stock

24.1	All Stock:
(a)

is in the physical possession of the Company (other than Stock in transit in the ordinary course of business and Stock ordered by and paid for by the Company before the Completion Date but not received by the Completion Date in the ordinary course of business);

(b)	is in good and marketable condition; and
(c)	conforms with all relevant specifications and standards.
24.2	Packaging materials and labels used by the Company on Stock do not contain false and misleading or deceptive statements or representations and are not contrary to any law.
24.3	As far as the Warrantors are aware, the level of Stock is sufficient to meet and is not materially surplus to the requirements of the Business.
24.4

There is a ready market for the Stock and it can be sold in the ordinary and normal course of trading in the Business in the time period within which the Business would expect to sell it and at the Business' current price list without any rebate, discount or allowance (other than normal customer rebates, discounts or allowances).

24.5	No item of Stock has been delivered to the Company on terms that title remains with the seller until the Company pays for it in full.
24.6

On Completion, the Company’s stock position including Stock on order and Stock in transit or in bond or held on a consignment basis by customers of the Company, will be fully and accurately reflected in the Records of the Business with Stock being valued on the same basis as in the Accounts.

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Warranty 25 – Defective products

The Company has not manufactured, sold or supplied any products or services which are or were or will become in any material respect faulty or defective or which do not comply in any material respect with any warranties or representations expressly or impliedly made or given by it or with all applicable regulations standards and requirements.

Warranty 26 - Common Stock

The Vendor, as at the date of this agreement:

26.1

is acquiring the shares of common stock of Parent Company (Common Stock) solely for its own account for investment and not for sale or with a view to distribution of the Common Stock or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention;

26.2	acknowledges that investment in the Common Stock involves a high degree of risk;
26.3	understands that:
(a)	the Common Stock:
(i)

are not, and will not be, registered under the U.S. Securities Act of 1933 as amended (US Act) and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of that US Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Parent Company acting reasonably;

(ii)	are, and will be, “restricted securities” under the US Act;
(b)	may not make any disposition of any portion of the Common Stock unless and until:
(i)	there is in effect a Registration Statement under the US Act covering such proposed disposition is made in accordance with such Registration Statement; or
(ii)

the Vendor has notified Parent Company of the proposed disposition before the disposition, and has furnished to Parent Company a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by Parent Company, the Vendor must furnish to Parent Company an opinion of counsel experienced in the application of the US Act, that such disposition will not require registration under the US Act or any applicable state securities Laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144 of the US Act;

(c)	there is no guarantee that any gain will be realised from its investment in the Common Stock;
(d)

additional funding may be required by Parent Company in the future. If Parent Company embarks on any capital raising process or otherwise issue additional securities, the Vendor’s interests in the Parent Company may be diluted;

26.4

in agreeing to accept Common Stock, has not relied on any statement, representation, warranty or condition, made or given by the Purchaser or Parent Company or anyone acting on the Purchaser's or Parent Company’s behalf, or any memorandum or cashflow or other document relating to or describing Parent Company or its proposed business, in respect to Parent Company and including without limitation, as to:

(a)	the return of capital invested in Parent Company;

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(b)	the approximate or exact length of time that the Vendor will be required to remain as an investor in Parent Company;
(c)	the financial viability of the proposed business of Parent Company;
(d)	the future profitability of the proposed business of Parent Company,

other than the Parent Company’s filings with the US Securities and Exchange Commission;

26.5	is an "accredited investor" as such term is defined in Rule 501 of the US Act;
26.6

in agreeing to accept the Common Stock, the Vendor has made and relied solely on its own due diligence, enquiries and investigations as to the risks, prospects, viability and future profitability of Parent Company and has sought, or has had the opportunity to seek, independent professional advice concerning the financial, commercial, legal, taxation and other matters in relation to the Common Stock; and

26.7	has provided answers to the accredited investor questionnaire provided to the Parent Company prior to the execution of this agreement which are true and complete and not misleading.

Warranty 27 – Brokerage Fees

27.1	Neither the Company, nor the Vendor, has engaged the services of a broker in relation to the sale of the Shares.
27.2	The Company is not, and will not, be liable for any brokerage fees, costs or commission arising as a result of the sale of the Shares.

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Schedule 7 - Properties (clause 1.1)

1.	Leasehold Properties and Property Leases
Leasehold Property 1:	Wingfield office and warehouse being the whole of the land comprised in Certificate of Title Register Book Volume 5681 Folio 62
Property Lease dated:	4 September 2003
Lessor:	Southaust Holdings Pty Ltd ACN 067 860 806 of c/- Moore Stephens (SA) Pty Ltd of Level 2, 180 Flinders Street, Adelaide SA 5000

Leasehold Property 2:

Penfield research facility and farm being:

Firstly: The whole of the land comprised in Certificate of Title Register Book Volume 5976 Folio 648

Secondly: The whole of the land comprised in Certificates of Title Register Book Volume 6020 Folios 269 and 270

Property Lease dated:	12 December 2011
Lessor:

Firstly: Northland (SA) Pty Ltd ACN 080 423 365 of 14-16 Hakkinen Road, Wingfield SA 5013

Secondly: Robert Damin and Ann Elizabeth Damin all c/- 14-16 Hakkinen Road, Wingfield SA 5013 with no survivorship

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Schedule 8 - Permitted Security Interests

No	Grantor	Secured Party	Registered Number	Date Registered	Collateral Class	Collateral Description
1.	Pasture Genetics Pty Ltd	O.e. & D.r. Pope Pty. Ltd.; ACN:007 645 810	201112220336693	2012-01-30	Other Goods

All packaging products and materials (including bags and associated accessories), extruded film and laminated products, woven and knitted industrial fabrics (including netting), agricultural baling and twine products and thermal labels, which are supplied by OE & DR Pope Pty Ltd to the grantor and for which payment has not been received.

2.	Pasture Genetics Pty Ltd	Imaxeon Pty Ltd; ACN:093950906 Bayer Cropscience Pty Ltd; ACN:000226022 Bayer Australia Ltd; ACN:000138714	201201110710426	2012-01-30	Other Goods	Products mean the goods purchased or to be purchased by Customer from Bayer which are subject of a contract
3.	Pasture Genetics Pty Ltd	Advanta Seeds Pty Ltd; ACN:010933061	201202100066231	2012-02-10	Other Goods
4.	Pasture Genetics Pty Ltd	Australian Independent Rural Retailers Pty Ltd; ACN:112308835	201303120039382	2013-03-12	Other Goods

Chemicals, Animal Health, Clothing, Dairy Products, Crop Protection, Fencing, Equine, Fertilizer, Stock feed, Pet food, Livestock ID, Pest Control, Seed, Silage/Hay, Water Supply/Storage, Marketing and other general goods invoiced to the grantor by AIRR (the secured party) supplied on a retention of title basis.

5.	Pasture Genetics Pty Ltd	Harberger's Farm Supplies (trading) Pty Ltd; ACN:131913678	201304160060730	2013-04-16	Other Goods

All goods and services supplied by the secured party to the grantor including but not limited to farm supplies, feed, seed, chemical, fertiliser, augers, conveyors. silos, freight, storage and handling

6.	Pasture Genetics Pty Ltd	Selected Seeds Pty. Ltd.; ACN:009 827 016 Selected Seeds International Pty Ltd; ACN:131 690 438	201304190034825	2013-04-19	Other Goods	Collateral supplied by the Secured Party

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7.	Pasture Genetics Pty Ltd	Advanta Seeds Pty Ltd; ACN:010933061	201311270073053	2013-11-27	Other Goods	Collateral supplied by the Secured Party
8.	Pasture Genetics Pty Ltd	Syngenta Australia Pty Ltd; ACN:002933717	201506010060648	2015-06-01	Other Goods

All goods, equipment and/or other tangible property (including any accessions to those goods, equipment and/or property) sold, leased, hired, rented, bailed, supplied on consignment, sold subject to a conditional sale agreement including retention of title or otherwise made available by the secured party to the grantor.

9.	Pasture Genetics Pty Ltd	Flexirent Capital Pty Ltd; ACN:064 046 046	201511040006908	2015-11-04	Other Goods	1X Universal Interface Card, 1X 4 Part Digital Extn Module, 1X 21 Button Handset
10.	Pasture Genetics Pty Ltd	Commonwealth Bank Of Australia; ACN:123 123 124	201603020022598	2016-03-02	Other Goods	1 PetKus seed treater Serial Number 55742415
11.	Pasture Genetics Pty Ltd	Insignia Pty Ltd; Abn:65086314025	201603210037077	2016-03-21	Other Goods	All goods supplied by insignia Pty Ltd, including but not limited to Domino Coding System.
12.	Pasture Genetics Pty Ltd	Flexirent Capital Pty Ltd; ACN:064 046 046	201608250067998	2016-08-25	Other Goods

1 X IP500 V2 CONTROL UNIT

1 X IP500 V2 SYSTEM CARD

2 X IP500 V2 COMBO CARD ATM

1 X STATION CARD

1 X R9 ESSENTIAL VOICEMAIL

6 X SIP LICENSES

15 X 9508 HANDSETS

5 X JABRA HEADSETS

1 X AVAYA B149 CONFERENCE PHONE

13.	Pasture Genetics Pty Ltd	Adapt-a-lift Group Pty Ltd; ACN:605149568	201609080034795	2016-09-08	Motor Vehicle
14.	Pasture Genetics Pty Ltd	Adapt-a-lift Group Pty Ltd; ACN:605149568	201609080035026	2016-09-08	Motor Vehicle
15.	Pasture Genetics Pty Ltd	Adapt-a-lift Group Pty Ltd; ACN:605149568	201609080035159	2016-09-08	Motor Vehicle
16.	Pasture Genetics Pty Ltd	Adapt-a-lift Group Pty Ltd; ACN:605149568	201609080035214	2016-09-08	Motor Vehicle

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17.	Pasture Genetics Pty Ltd	Adapt-a-lift Group Pty Ltd; ACN:605149568	201609080035246	2016-09-08	Motor Vehicle
18.	Pasture Genetics Pty Ltd	Adapt-a-lift Group Pty Ltd; ACN:605149568	201609080035279	2016-09-08	Motor Vehicle
19.	Pasture Genetics Pty Ltd	Adapt-a-lift Group Pty Ltd; ACN:605149568	201609120005557	2016-09-12	Other Goods	All goods sold, leased, rented, bailed, consigned or otherwise made available from time to time (whether present or future) by the secured party to the grantor.
20.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201612280034422	2016-12-28	Motor Vehicle
21.	Pasture Genetics Pty Ltd	Labelmakers Group Pty Ltd; ACN:612983329	201701250064320	2017-01-25	Other Goods	All goods sold, leased, bailed or otherwise made available to the grantor by the secured party
22.	Pasture Genetics Pty Ltd	Elgas Limited; ACN:002749260	201704010059505	2017-04-01	Other Goods

All goods now and in future supplied, bailed or otherwise made available by the secured party to grantor including but not limited to all gas, bulk gas facilities, exchange cylinders, equipment, consumables and rental cylinders.

23.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201707270037735	2017-07-27	Motor Vehicle
24.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201707270038188	2017-07-27	Motor Vehicle
25.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201707270038427	2017-07-27	Motor Vehicle
26.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201707270054251	2017-07-27	Motor Vehicle
27.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201711130026577	2017-11-13	Motor Vehicle
28.	Pasture Genetics Pty Ltd	Imaxeon Pty Ltd; ACN:093950906 Bayer Cropscience Pty Ltd; ACN:000226022 Bayer Australia Ltd; ACN:000138714	201711290024110	2017-11-29	Other Goods

All goods, equipment and/or other tangible property (including any accessions to those goods, equipment and/or property) sold, leased, hired, rented, bailed, supplied on consignment, sold subject to a conditional sale agreement including retention of title or otherwise made available by the secured party to the grantor.

29.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201804050033221	2018-04-05	Motor Vehicle

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30.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201804130025597	2018-04-13	Motor Vehicle
31.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201807200039665	2018-07-20	Motor Vehicle
32.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201807200039743	2018-07-20	Motor Vehicle
33.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201812040050694	2018-12-04	Motor Vehicle
34.	Pasture Genetics Pty Ltd	Capital Finance Australia Limited; ACN:069663136	201905200066584	2019-05-20	Agriculture	2018 FB4000 New Graintech Engineering Fluid Bed Drying System with FB1000 Cooling System S/N:PGE-02-19-FB4000
35.	Pasture Genetics Pty Ltd	Capital Finance Australia Limited; ACN:069663136	201905200066597	2019-05-20	Agriculture	2018 FB4000 New Graintech Engineering Fluid Bed Drying System with FB1000 Cooling System S/N:PGE-01-19-FB4000
36.	Pasture Genetics Pty Ltd	Capital Finance Australia Limited; ACN:069663136	201905200066606	2019-05-20	Agriculture	2018 FB4000 New Graintech Engineering Fluid Bed Drying System with FB1000 Cooling System S/N:PGE-01-19-FB4000
37.	Pasture Genetics Pty Ltd	Basf Australia Ltd.; ACN:008 437 867	201906240066308	2019-06-24	Other Goods

All goods supplied by the Secured Party to the Grantor as inventory together with goods and equipment which may be bailed, rented, leased or otherwise made available by the Secured Party to the Grantor.

38.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201907100062234	2019-07-10	Motor Vehicle
39.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201907110006837	2019-07-11	Motor Vehicle
40.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201907180035182	2019-07-18	Motor Vehicle
41.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201907180035273	2019-07-18	Motor Vehicle
42.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201908030005828	2019-08-03	Motor Vehicle
43.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201908090015629	2019-08-09	Motor Vehicle

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44.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201911270067177	2019-11-27	Motor Vehicle

Collateral is any motor vehicle supplied or financed from time to time by the Secured Party to the Grantor in which the Secured Party has a security interest (whether by loan,  lease, hire purchase, bailment or otherwise) and any proceeds thereof.

45.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201911270067183	2019-11-27	Other Goods

Collateral is any goods supplied or financed from time to time by the Secured Party to the Grantor in which the Secured Party has a security interest (whether by loan, lease, hire purchase, bailment or otherwise) and any proceeds thereof.

46.	Pasture Genetics Pty Ltd	Toyota Finance Australia Ltd; ACN:002435181	201912180048185	2019-12-18	Motor Vehicle
47.	Ann Damin	Mercedes-Benz Financial Services Australia Pty Ltd	201803210028893	2018-03-01	Motor Vehicle

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Schedule 9 – Intellectual Property Rights (Warranty 14)

1.	Copyright and confidential information

Copyright and confidential information in all databases, source codes, software, methodologies, processes, manuals, artwork and advertising materials owned by the Company and used in the Business.

Note:  Include specific items which are of particular importance to the Purchaser.

2.	Intellectual Property Licences

Nil

3.	Trademarks
Trade mark details	Owner details	Goods/Services	Status	Renewal date
BUSTA RADISH (word) Trade Mark no. 1800074	Pasture Genetics Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	11 October 2026
HOLSTER RYEGRASS (word) Trade Mark No. 1800078	Pasture Genetics Pty Ltd ACN 074 290 252	Class 31: Seeds for planting; all of the foregoing being plants or plant material of the Lolium genus and none of the foregoing being plants or plant material of the Hordeum or Triticum genera	Registered	11 October 2026
CONVOY COCKSFOOT (word) Trade Mark No. 1800085	Pasture Genetics Pty Ltd ACN 074 290 252	Class 31: Seeds for planting; all of the foregoing being plants or plant material of the Dactylis genus	Registered	11 October 2026
LONGHAUL (word) Trade Mark No. 1801874	Pasture Genetics Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	12 October 2026
Trade Mark No. 1802868	Pasture Genetics Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	18 October 2026

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Trade Mark No. 1802871	Pasture Genetics Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	18 October 2026
L111 (word) Trade Mark No. 1821010	Pasture Genetics Pty Ltd ACN 074 290 252	Class 31: Seeds for planting being Medicago sativa seeds	Registered	20 January 2027
PRESTO (word) Trade Mark No. 1821013	Pasture Genetics Pty Ltd ACN 074 290 252	Class 31: Seeds for planting, being Vicia villosa seeds.	Registered	20 January 2027
OUTBACK FORAGE OATS XLR8 (word) Trade Mark No. 1822065	Pasture Genetics Pty Ltd ACN 074 290 252	Class 31: Seeds for planting, being Avena 'Outback'	Registered	6 February 2027
LAUNCH RYEGRASS (word) Trade Mark No. 1832912	Pasture Genetics Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	28 March 2027
TRACTION RYEGRASS (word) Trade Mark No. 1832915	Pasture Genetics Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	28 March 2027
Trade Mark No. 1870814	Pasture Genetics Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	15 September 2027

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Trade Mark No. 1874922	Pasture Genetics Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	3 October 2027
MULTILEAF (word) Trade Mark No. 746296	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds	Registered	15 October 2027
GOLD STRIKE (word) Trade Mark No. 898650	Seed Distributors Pty Ltd ACN 074 290 252	Class 1: Polymer seed coating on alfalfa	Registered	19 December 2021
Sow Smart (word) Trade Mark No. 1121656	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Agricultural seeds	Registered	3 July 2026
Science based pasture (word) Trade Mark No. 1130308	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Agricultural seeds	Registered	18 August 2026
Goldstrike LongLife (word) Trade Mark No. 1212429	Seed Distributors Pty Ltd ACN 074 290 252	Class 40: Coating of agricultural seeds	Registered	30 November 2027
L91 (word) Trade Mark No. 1239924	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: A blend of lucerne seeds	Registered	21 May 2028
Ovaflow (word) Trade Mark No. 1261361	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	10 September 2028
Hatrik (word) Trade Mark No. 1261364	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	10 September 2028
Valley (word) Trade Mark No. 1331358	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	18 November 2029
Q45 (word) Trade Mark No. 1331794	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	24 November 2029
RANGER (word) Trade Mark No. 1337202	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting; none of the foregoing being plants of plantmaterial of the genus HORDEUM VULGARE	Registered	23 December 2029

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AUSTRALIS (word) Trade Mark No. 1337631	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting, being a mixture of Phalaris seed	Registered	5 January 2030
Q75 (word) Trade Mark No. 1364362	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: A blend of lucerne seeds	Registered	9 June 2020
L56 (word) Trade Mark No. 1364363	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: A blend of lucerne seeds	Registered	9 June 2020
SUPAROO (word) Trade Mark No. 1369127	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Grains (seeds); seeds for planting	Registered	5 July 2020
DALSA (word) Trade Mark No. 1369733	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Mixture of subterranean clover seeds for planting	Registered	9 July 2020
ZULUMAX (word) Trade Mark No. 1369737	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Mixture of arrowleaf varieties of clover seeds for planting	Registered	9 July 2020
Q31 (word) Trade Mark No. 1369961	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Mixture of a variety of lucerne seeds or lucerne plants being only the genus Medicago sativa	Registered	14 July 2020
REBOUND (word) Trade Mark No. 1370810	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting; excluding plants of plant material of the families Graminae and Fabaceae and the genera Spinacea and Lilium	Registered	19 July 2020
Seed Distributors Alexandria Berseem (word) Trade Mark No. 1370813	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Mixture of berseem clover seeds for planting	Registered	22 July 2020
WHITE STALLION (word) Trade Mark No. 1372743	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Mixture of a variety of barley seeds or barley plants, being only the genus Hordeum vulgare	Registered	27 July 2020
BALANCHE CHICORY (word) Trade Mark No. 1372915	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Blend of Chicory seeds	Registered	27 July 2020
Trade Mark No. 1373533	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds of the Lolium multiflorum Tetrone variety	Registered	28 July 2020

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Execution Version

Trade Mark No. 1373801	Seed Distributors Pty Ltd ACN 074 290 252

Class 31: Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals, malt

			Registered	9 August 2020
Trade Mark No. 1376264	Seed Distributors Pty Ltd ACN 074 290 252

Class 31: Agricultural, horticultural and forestry products and grains not included in other classes; fresh fruits and vegetables; live animals; seeds, natural plants and flowers, and foodstuffs for animals

			Registered	13 August 2020
Trade Mark No. 1377545	Seed Distributors Pty Ltd ACN 074 290 252

Class 31: Agricultural, horticultural and forestry products and grains not included in other classes; fresh fruits and vegetables; live animals; seeds; natural plants and flowers, and foodstuffs for animals

			Registered	24 August 2020
Trade Mark No. 1386248	Seed Distributors Pty Ltd ACN 074 290 252

Class 31: Agricultural, horticultural and forestry products and grains not included in other classes; fresh fruits and vegetables; live animals; seeds; natural plants and flowers, and foodstuffs for animals

			Registered	8 October 2020
SARACEN (word) Trade Mark No. 1390299	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Plant seeds; propagation material (seeds); seeds for planting; none of the foregoing being plants or plant material of the genus Beta	Registered	3 November 2020
SHOOTOUT (word) Trade Mark No. 1390303	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Plant seeds; propagation material (seeds); seeds for planting	Registered	1 November 2020
IMPACT (word) Trade Mark No. 1407428	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Grass seeds; plant seeds; seeds for planting	Registered	16 February 2021

Share sale agreement MinterEllison | Ref: AAGC 1240416	Page 80

Execution Version

GOLDSTRIKE XLR8 (word) Trade Mark No. 1453194	Seed Distributors Pty Ltd ACN 074 290 252	Class 40: Coating of agricultural seeds	Registered	17 October 2021
Moo Choo (word) Trade Mark No. 1541398	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	25 February 2023
GTL60 (word) Trade Mark No. 1606883	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	26 February 2024
AcTL (word) Trade Mark No. 1608117	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	6 March 2024
ML10 (word) Trade Mark No. 1624767	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	29 May 2024
CALIBRE BMR SORGHUM (word) Trade Mark No. 1628888	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting, being Sorghum seeds	Registered	24 June 2024
BOUNTY FORAGE SORGHUM (word) Trade Mark No. 1628889	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting, being Sorghum seeds	Registered	24 June 2024
GTL72 (word) Trade Mark No. 1649354	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	2 October 2024
Trade Mark No. 1710319	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	3 August 2025

Share sale agreement MinterEllison | Ref: AAGC 1240416	Page 81

Execution Version

Trade Mark No. 1711653	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	5 August 2025
Pasture Genetics Pty Ltd Science based Seed (word) Trade Mark No. 1712137	Seed Distributors Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Registered	12 August 2025
GTL Trade Mark No. 1168263	Seed Distributors ACN 074 290 252	Class 31: Propagation material (seeds); grains (seeds); seeds for planting; seeds prepared for consumption by animals	Registered	27 March 2027
XTRALEAF Trade Mark No. 1367381	Seed Distributors ACN 074 290 252	Class 31: Grains (seeds); seeds for planting	Registered	24 June 2020
CLARE2 Trade Mark No. 1369734	Seed Distributors ACN 074 290 252	Class 31: Mixture of subterranean clover seeds for planting	Registered	9 July 2020
ENDURO Trade Mark No. 1369736	Seed Distributors ACN 074 290 252	Class 31: Mixture of balansa clover varieties of clover seeds for planting	Registered	9 July 2020
CAPRICORN RHODES GRASS Trade Mark No. 2039218	Pasture Genetics Pty Ltd ACN 074 290 252	Class 31: Seeds for planting	Accepted; Awaiting advertisement	N/A
4.	Business names

Nil

5.	Domain names
Domain Name	Registrant	Registrant Contact	Registrar	Status	Expiry Date
pasturegenetics.com	Pasture Genetics Pty Ltd	Robert Damin	Synergy Wholesale	Ok (registered)	27/05/2027
pasturegenetics.com.au	Pasture Genetics Pty Ltd	Robert Damin	Synergy Wholesale	Server renew prohibited (registered)	N/A

Share sale agreement MinterEllison | Ref: AAGC 1240416	Page 82

Execution Version

Domain Name	Registrant	Registrant Contact	Registrar	Status	Expiry Date
pasturegenetics.net.au	Pasture Genetics Pty Ltd	Robert Damin	Synergy Wholesale	Server renew prohibited (registered)	N/A
pasturegenetics.net	Pasture Genetics Pty Ltd	Robert Damin	Synergy Wholesale	Ok (registered)	26/05/2027
pasturegenetics.org	Pasture Genetics Pty Ltd	N/A	Synergy Wholesale	Ok (registered)	30/05/2027
6.	Software Licences

Nil

7.	Plant Breeders Rights
Variety	Owner Details	Application Date	Expiration	Status	Agent
Moby	Pasture Genetics Pty Ltd	3 February 2019	-	Granted	N/A
ML 99	Pasture Genetics Pty Ltd	31 August 2000	-	Granted	N/A
L92	Pasture Genetics Pty Ltd	18 December 2014	-	Accepted	N/A
L71	Pasture Genetics Pty Ltd	18 December 2014	-	Accepted	N/A
L70	Pasture Genetics Pty Ltd	4 November 2011	31 July 2014	Withdrawn	N/A
Tuckerbox	Pasture Genetics Pty Ltd	3 February 2009	12 September 2012	Terminated	N/A
NSW1	Norwest Seed Ltd	31 October 2018	-	Accepted	Pasture Genetics Ltd

Share sale agreement MinterEllison | Ref: AAGC 1240416	Page 83

Execution Version

Schedule 10– Personal Guarantees (clause 5.8)

Account Number	Secured Party
227	Commander Australia Limited
646	Stoller Australia Pty Ltd
894	Peter Kittle Toyota
1780	Palafor Partners
1856	Prasidium Trade Credit Insurance
514	AXSYS
1429	Pristine Forage Technologies
141	SITA Environmental Solutions SUEZ
809	Insignia
71	TELSTRA
1136	GrainTech Engineering
9	Chep Australia
37	Adaptalift
10	Colquhouns Adelaide Bag Co.
449	Syngenta Crop Protection
53	Pope Packaging
143	OMYA Australia Pty. Ltd.
432	Nuseed
451	Bayer Crop Science
430	DLF Seeds
N/A	Toyota Fleet Management
N/A	Toyota Finance

Share sale agreement MinterEllison | Ref: AAGC 1240416	Page 84

Execution Version

Schedule 11 – Company Revolver (clause 1.1)

Account/Facility Name	Account/Facility Identifier	Balance as at 31 January 2020
PG O/Draft (Trade Finance Facility – Overdraft Option)	BSB: 065-118 Account Number: 10463386	$2,227,826.08
PG Euro	BSB: 065-000 Account Number: 11953238	EUR 56.65
PG US Dollar Acc.	BSB: 065-000 Account Number: 11959947	USD 27.78
Trade Finance Facility (Trade Advance Option)	107899221	$5,993,584
Insured Export Finance Facility	110259041	$514,256.80
Fixed Loan	5118 1046 4645	$1,000,000.00

Share sale agreement MinterEllison | Ref: AAGC 1240416	Page 85

Execution Version

Schedule 12 – Stock Purchase Agreement (clause 8.3(c))

S&W SEED COMPANY

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) is made as of ___________________ by and between S&W Seed Company, a Nevada corporation (the “Company”) and Ann Elizabeth Damin (“Purchaser”).

Total shares of Stock purchased:	_______ shares of Common Stock of the Company (the “Stock”)
Purchase Price per share:	$_______________
Total Purchase Price:	$_______________

Additional Terms/Acknowledgements: The undersigned Purchaser acknowledges receipt of, and understands and agrees to, this Stock Purchase Agreement, including the terms and conditions set forth in Exhibit A attached to this Agreement, which are incorporated by reference.

COMPANY:

S&W Seed Company

By:

	Name:	Matthew K. Szot
	Title:	Chief Financial Officer

Address:	2102 Ken Pratt Blvd, Suite 201 Longmont, Colorado 80501

PURCHASER:

Ann Elizabeth Damin

(Signature)

Address:	5 Te Anau Avenue, Prospect SA 5082

Share sale agreement MinterEllison | Ref: AAGC 1240416	Page 86

Exhibit 10.1

Exhibit A

Terms and Conditions Incorporated into

Stock Purchase Agreement

1.

Purchase and Sale of Stock.  Purchaser agrees to purchase from the Company, and the Company agrees to sell to Purchaser, the number of shares of Stock for the consideration set forth in the cover page to this Agreement.  The closing of the transaction contemplated by this Agreement, including payment for and delivery of the Stock, will take place remotely via the exchange of documents and signatures on the date of this Agreement.  At the closing, Company will issue to the Purchaser a duly executed stock certificate (which may be in electronic or book-entry form) in Purchaser’s name representing the Stock, against payment of the purchase price therefor.  All actions to be taken and all documents to be executed and delivered by the parties at the closing shall be deemed to have been taken and executed and delivered simultaneously, and no action shall be deemed taken nor any document executed or delivered until all have been taken, executed, and delivered.

2.

Status of Stock. The shares of the Stock have been duly authorized by the Company and are validly issued, fully paid and non-assessable. The Purchaser will acquire the shares of the Stock free and clear of all liens, claims, charges, options, encumbrances or other similar matters of any kind whatsoever, except for restrictions on transfer imposed by state and federal securities law.

3.	Restrictive Legends. All certificates representing the Stock will have endorsed thereon a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.	Reports under the Exchange Act.
a.

With a view to making available to the Purchaser the benefits of Rule 144 (“Rule 144”) promulgated under the U.S. Securities Act of 1933, as amended, or any other similar rule or regulation of the U.S. Securities and Exchange Commission (the “Commission”) that may at any time permit the Purchaser to sell securities of the Company to the public without registration, the Company agrees to:

i.	make and keep public information available, as those terms are understood and defined in Rule 144, during the Reporting Period (as defined below);
ii.	file with the Commission in a timely manner all reports and other documents required of the Company under the U.S. Securities Exchange Act of 1934, as amended; and
iii.

furnish to the Purchaser, so long as the Purchaser owns any of the Stock, promptly upon request during the Reporting Period, such information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144 without registration.

b.

For purpose of this Agreement, “Reporting Period” means the period commencing on the date of this Agreement and ending on the earlier of (i) the one-year anniversary of the date of this Agreement and (ii) the date on which the Purchaser shall have sold all of the Stock.

5.	Miscellaneous.
a.

Governing Law; Venue.  This Agreement will be governed by and construed in accordance with the laws of the State of Nevada.  The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement will be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

b.

Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof.  This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

c.

Counterparts.  This Agreement (including any schedules and/or exhibits hereto or thereto) may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Execution Version

[End of Exhibit A to Stock Purchase Agreement]

Execution Version

Signing page

EXECUTED as a deed.

Executed by S&W Seed Company Australia Pty Ltd in accordance with Section 127 of the Corporations Act 2001 in the presence of

Signature of director	Signature of director/company secretary (Please delete as applicable)

Name of director (print)	Name of director/company secretary (print)

Signed by Ann Elizabeth Damin in the presence of

Signature of witness	Ann Elizabeth Damin

Name of witness (print)

Signed by Robert Damin in the presence of

Signature of witness	Robert Damin

Name of witness (print)

Execution Version

Annexure A – Leases Annexure to Share sale agreement

Execution Version

FORM L1 (Version 2)

GUIDANCE NOTES AVAILABLE

SERIES NO. PREFIX L AGENT CODE LODGED BY: CORRECTION TO: Piper Alderman PIAL SUPPORTING DOCUMENTATION LODGED WITH INSTRUMENT (COPIES ONLY) 1 2 3 4 5 LANDS TITLES REGISTRATION OFFICE SOUTH AUSTRALIA LEASE FORM APPROVED BY THE REGISTRAR-GENERAL PRIORITY NOTICE ID BELOW THIS LINE FOR OFFICE PURPOSES ONLY CORRECTION PASSED REGISTERED REGISTRAR-GENERAL

LEASE

PRIVACY COLLECTION STATEMENT:  The information in this form is collected under statutory authority and is used for maintaining publicly searchable registers and indexes. It may also be used for authorised purposes in accordance with Government legislation and policy requirements.

LAND DESCRIPTION

Firstly: The whole of the land comprised in Certificate of Title Register Book Volume 5976 Folio 648

Secondly: The whole of the land comprised in Certificates of Title Register Book Volume 6020 Folios 269 and 270

ESTATE & INTEREST In Fee Simple

LESSOR (Full name and address)

Firstly: Northland (SA) Pty Ltd ACN 080 423 365 of 14-16 Hakkinen Road, Wingfield SA 5013

Secondly: Robert Damin and Ann Elizabeth Damin both c/- 14-16 Hakkinen Road, Wingfield SA 5013 with no survivorship

LESSEE (Full name, address and mode of holding) Pasture Genetics Pty Ltd ACN 074 290 252 of c/- Moore Stephens, Level 2, 180 Flinders Street, Adelaide SA 5000
TERM FIVE (5) YEARS COMMENCING ON[INSERT] AND EXPIRING ON[INSERT] TOGETHER WITH ONE (1) RIGHT OF RENEWAL FOR A FURTHER TERM OF FIVE (5) YEARS

RENT AND MANNER OF PAYMENT (or other consideration)

Subject to the Rent review provisions contained herein and clause 2.4, the annual Rent will be Three Hundred Thousand Dollars ($300,000.00) plus GST and is payable in equal calendar monthly instalments in advance on or before the first day of each and every month (with the first and last instalments being proportionate to the parts of the months to which they relate if the Lease does not commence on the first day of a month)

IT IS COVENANTED BY AND BETWEEN THE LESSOR AND THE LESSEE as listed herein: (Covenants, where not deposited, to be set forth on insert sheet(s) and securely attached)

Contents	page

1.	Interpretation	5
1.1	Definitions	5
1.2	General Interpretation	6
2.	Rental, Charges and Outgoings	7
2.1	Payment of Rent	7
2.2	Payment of Charges	7
2.3	Outgoings	7
2.4	Goods and Services Taxes	8
3.	Damage or Destruction	8
4.	Use of Land	9
4.1	Permitted Use	9
4.2	Clean	9
4.3	Laws and Rules	10
4.4	Nuisance and Structural Injury	10
4.5	Conduct Avoiding Insurance	10
4.6	Annoying Conduct	10
4.7	Signs	10
4.8	Drains and Gutters	10
4.9	Overloading	11
4.10	Electrical System	11
4.11	Windows	11
4.12	Alcohol	11
4.13	Early Occupation	11
5.	Additional Covenants of Lessee	11
5.1	Keys	11
5.2	Rules and Regulations	11
5.3	Environmental Impact	12
5.4	Lights	12
5.5	Re‑letting or Sale	12
5.6	Notices	12
5.7	Costs	12
5.8	Default Costs	13
5.9	Suitability of Land	13
5.10	Strata title or Community Title	13
5.11	Land Division	13
5.12	Environmental Obligations	14
5.13	Lessee not to prejudice	14
5.14	Fire extinguishers	14
5.15	Electrical equipment	14

Contents	page

6.	Air conditioning and Mechanical Services	14
6.1	Maintenance and Repair	14
7.	Assignment and Subletting	15
8.	Alterations, Additions, Repairs and Inspections	16
8.1	No Alterations without Consent	16
8.2	Cables	17
8.3	Notice	17
8.4	Repair and Maintenance	17
8.5	Lessor’s Power to View and Repair	18
8.6	Lessor’s Power to Enter and Undertake Works	19
8.7	Repainting	19
9.	Use of Land, specific obligations	19
10.	Communication and disclosure	20
10.1	Good faith communication	20
11.	Insurance	20
11.1	Lessee’s Insurance	20
11.2	Certificates of Insurance	20
11.3	Lessee Not to Cause Premium to Increase	20
11.4	Compliance with Insurance Requirements	20
11.5	Lessor not responsible for injury	21
12.	Release and Indemnities	21
12.1	Risk of Lessee	21
12.2	Indemnity by Lessee	21
12.3	Interruption of Services	21
13.	Covenants of Lessor	21
13.1	Quiet Enjoyment	21
13.2	Limitation of Liability	22
14.	Surrender and Lessee’s Fixtures	22
14.1	Surrender of Land	22
14.2	Removal of Cables	22
14.3	Lessee to Comply	22
15.	Default and Cancellation	23
16.	Rights of Lessor	23
16.1	Recovery Rights	23
16.2	Acceptance of Arrears	24
16.3	Lessee’s Repudiation	24

Contents	page

16.4	Entire Term of Lease	24
16.5	Lessor May Claim Damages	24
16.6	Mitigation	24
16.7	Lessor May Rectify	24
16.8	Interest	24
16.9	Essential Terms	25
16.10	Resumption for Public Use	25
16.11	Set Off	25
17.	Holding Over	25
18.	Rent Review	25
19.	Renewal	25
20.	Waiver	26
21.	Amendments	26
22.	Entire Agreement	26
23.	Governing Law	26
24.	Notices	26
25.	Special Conditions	26
26.	Trustee	27
Schedule		28

Northland (SA) Pty Ltd, Robert Damin and Ann Elizabeth Damin (Lessor) hereby leases the Land to the Lessee for the term specified in Item 4 of the Schedule upon the following terms and conditions:

1.	Interpretation
1.1	Definitions

In this Lease the following expressions shall have the following meanings unless the context requires otherwise:

(a)

Building means the building (or buildings) erected upon the Land all fixtures, fittings, plant and equipment in the Building together with any extensions, alterations, modifications, additions or improvements subsequently made to the Building and also includes any part of the Building.

(b)

CPI Rent Review is a review of the then current annual Rent of the Land to an amount calculated by increasing the Rent payable by the Lessee during the year immediately preceding the review date (disregarding any Rent free period or other incentive) by a percentage figure equal to the amount (expressed as a percentage) by which the Consumer Price Index (Adelaide - All Groups) current at the end of the quarter immediately preceding the relevant review date has increased from the said Index current at the end of the corresponding quarter one year earlier provided that if during the term the Consumer Price Index ceases to be published or substantially changes, the Lessor will select another similar index or indicator of changes in consumer costs in lieu of the Consumer Price Index for the purposes of this definition.

(c)

Current Market Rent Review is a review of the then current annual Rent of the Land to such Rent, having regard to the terms and conditions of this Lease and other relevant matters which would be reasonably expected for the Land if it were unoccupied and offered for renting at the highest and best use to which the Land may be put under this Lease disregarding the value of any goodwill created by the Lessee’s occupation and the value of the Lessee’s fixtures and fittings (if any), as may be agreed between the Lessor and the Lessee and failing such agreement by the relevant review date as determined by a valuation carried out by a person appointed by agreement between the Lessor and the Lessee or, failing agreement as to such person, appointed on the application of either party by the person for the time being holding or acting in the office of President of the Australian Property Institute Incorporated (SA Division) whose costs shall be borne equally by the Lessor and the Lessee.  The valuer will act as an expert and not as an arbitrator.  Notwithstanding any other provision in this Lease, the Rent payable following a Current Market Rent Review shall not be less than the annual Rent paid or payable for the period immediately prior to the relevant review date.

(d)

Improvements include fencing, yards, bores, water systems (windmills, pipes, tanks and troughs), sheds, silos, drains and drainage mechanisms and effluent disposal systems and all other farm improvements and infrastructure.

(e)

Land means the land described in Item 2 of the Schedule together with all the land, buildings and Improvements on the Land as well as any Improvements now or erected or made in the future and includes (but without limitation) all air conditioning, fire protection and other plant, machinery and equipment and all fixtures and fittings of the Lessor and all their conveniences, services, amenities and appurtenances and any part of them.
(f)	Lessee means the party described in Item 1 of the Schedule and includes its executors, administrators, successors and permitted assigns.
(g)	Lessee’s Agents means each of the Lessee’s agents, contractors, officers, employees, underlessees, servants, licensees, invitees and other persons claiming through or under the Lessee.
(h)	Lessor includes its executors, administrators, successors and assigns.
(i)	RCL Act means the Retail and Commercial Leases Act 1995 (SA).
(j)	Rent means the rent amount per year set out in Item 3 of the Schedule as varied from time to time.
1.2	General Interpretation
(a)

A reference to any Act includes all statutes, regulations, codes, by‑laws or ordinances and any notice, demand, order, direction, requirement or obligation under that Act (and vice versa) and unless otherwise provided in that Act includes all consolidations, amendments, re‑enactments or replacements from time to time of that Act and a reference to law includes a reference to any Act and the common law.

(b)	Reference to one gender includes the other genders. A reference to a person includes an incorporated body and vice versa. The singular includes the plural and vice versa.
(c)	Where a party comprises more than one person, this Lease applies to all of them together and each of them separately.
(d)	Anything which the Lessee is required to do must be done at the cost of the Lessee and to the reasonable satisfaction of the Lessor.
(e)	An obligation on the Lessee under this Lease (other than an obligation to pay Rent or other moneys to the Lessor) requires the Lessee to ensure compliance by the Lessee’s Agents with that obligation.
(f)	Headings are for convenience of reference and shall not affect the interpretation of this Lease.
(g)

This Lease is written in plain English.  The parties agree that its terms are to be interpreted to give commercial efficacy to the parties’ arrangements.  No rule resolving a doubt as to interpretation against the party preparing this Lease or any part of it shall apply.  Any specific provisions will not limit the interpretation of general provisions.

(h)	Any express obligation on a party shall, unless otherwise stated, be performed at that party’s expense.
(i)	If a provision of this Lease is void or voidable by either party or unenforceable, invalid or illegal but would not be void, voidable, unenforceable, invalid or illegal if it were read down, it shall be read down accordingly. If notwithstanding the foregoing a provision of this Lease is still void, voidable, unenforceable, invalid or illegal:
(1)	if the provision would not be void or voidable or unenforceable or invalid or illegal if a word or words as the case may be were severed, then that word or words are hereby severed; and
(2)	in any other case, the whole provision is hereby severed and the remainder of this Lease has full force and effect.
(j)

To the extent that any terms or conditions implied by statute are inconsistent with the terms or conditions of this Lease any such implied terms and conditions are, unless not permitted by law, expressly excluded from this Lease.

(k)

If a body, institute, association or relevant authority referred to in this Lease ceases to exist, then this Lease must be read as referring to such body, institute, association or relevant authority as then serves substantially the same objects as that body, institute, association or relevant authority.

(l)

All money (including Rent) payable by the Lessee to the Lessor and costs recoverable from the Lessee by the Lessor must be paid to the Lessor (or such other person as the Lessor notifies the Lessee) and at the place or in the manner specified under clause 2.1 and will be recoverable as a debt and if no date or time for payment is specified must be paid within seven (7) days of demand.

(m)	The words include, includes or including will be deemed in all cases to be followed by the words without limitation.
2.	Rental, Charges and Outgoings
2.1	Payment of Rent

The Lessee shall pay the Rent due under this Lease free from exchange, deduction, set off or counterclaim and abatement into such bank account as may be nominated by the Lessor from time to time or in the absence of such a nomination then to the Lessor or to such other person as may be nominated by the Lessor by cash or cheque at the time and in the manner set out in Item 3 of the Schedule and the Lessee shall make no deductions from such Rent.

2.2	Payment of Charges

During the term of this Lease the Lessee shall pay promptly charges for gas, electricity, oil, water and telephone incurred in respect of the Land.  If a separate meter is required to record or measure any of these services or substances then if required by the Lessor the Lessee at its cost shall install the appropriate meter.

2.3	Outgoings

The Lessee shall comply with the provisions contained in Item 8 of the Schedule in relation to the payment of Outgoings.

2.4	Goods and Services Taxes
(a)

In addition to all other amounts payable by the Lessee pursuant to this Lease the Lessee shall pay to the Lessor, at the same time as the relevant Rent, Outgoing, expense or other amount is due, all goods and services taxes, value added taxes, consumption taxes or other similar taxes, duties, excises, surcharges, levies or imposts (collectively GST) charged or levied in respect of:

(1)	Rent paid or received pursuant to this Lease;
(2)	any Outgoings or other expenses incurred or paid by the Lessor and which are to be reimbursed by the Lessee to the Lessor pursuant to this Lease; and
(3)

any other taxable supply by the Lessor (for which the Lessor is to receive consideration from the Lessee pursuant to this Lease) within the meaning of A New Tax System (Goods and Services Tax) Act 1999 or any other Act amending or in substitution therefor (GST Act).

(b)

The parties acknowledge that the Rent specified in Item 3 of the Schedule and reserved by this Lease from time to time is exclusive of the amount of GST charged, levied or payable from time to time in respect of the Rent.

(c)

Notwithstanding the above, if this Lease requires the Lessee to pay, reimburse or contribute to an amount paid or payable by the Lessor in respect of an acquisition from a third party for which the Lessor is entitled to an input tax credit under the GST Act, the amount for payment, reimbursement or contribution will be the GST exclusive value of the acquisition by the Lessor plus, if the Lessor’s recovery from the Lessee will be a taxable supply within the meaning of the GST Act, the GST payable in respect of that supply.

(d)	The Lessor shall provide to the Lessee a tax invoice in accordance with the GST Act in respect of any GST payable by the Lessee pursuant to this clause.
3.	Damage or Destruction
(a)	If:
(1)

the Land together with the Improvements and trees or plants thereon are wholly or substantially damaged or destroyed then the Lessor may at its option terminate this Lease by giving the Lessee seven (7) days' prior notice to that effect; or

(2)

the Land is damaged or destroyed so as to render the Land wholly or partially inaccessible or unfit for use by the Lessee and the Lessor gives the Lessee notice that the Lessor considers that the damage is such as to make its repair impracticable or undesirable then either the Lessor or the Lessee may terminate this Lease by giving the other not less than seven (7) days' prior notice to that effect; or

(3)

this Lease is not terminated pursuant to clauses 3(a)(1) or 3(a)(2) but the Lessor fails to repair the damage within a reasonable time after the Lessee has given the Lessor notice to do so (provided that the Lessor shall not be obliged to repair the damage) then the Lessee may terminate this Lease by giving the Lessor seven (7) days' prior notice to that effect,

and this Lease shall terminate seven (7) days after the giving of any such notice of termination (or such longer period as the parties may agree) and neither party shall have any claim for or right to recover any compensation by reason of such termination but without prejudice to the rights of either party for any antecedent breach or default or any claim by the Lessor from the Lessee for compensation in respect of the damage or destruction.

(b)

If the Land is rendered wholly or partially inaccessible or unfit for use as a result of damage or destruction then a just proportion (if any) of the rent and other charges payable by the Lessee under this Lease having regard to the nature and extent that the Land has been rendered inaccessible or unfit for use shall cease and be suspended until the Land are useable and accessible provided that if such proportion cannot be agreed between the Lessor and the Lessee such proportion shall be determined by a person appointed by agreement between the Lessor and the Lessee or, failing agreement as to such person, appointed on the application of either party by the person for the time being holding or acting in the office of President of the Australian Property Institute Incorporated (SA Division) whose costs shall be borne equally by the Lessor and the Lessee; and

(c)

Notwithstanding clauses 3(a) and 3(b), if the damage or destruction to the Land results from the wrongful act or negligence of the Lessee or any person in or on the Land by lawful licence of the Lessee or any other person claiming through or under the Lessee no proportion of the rent shall cease and suspend unless the Lessor is entitled to fully recover all such loss of rent under an insurance policy in respect of which the Lessee contributes to the premium.

4.	Use of Land
4.1	Permitted Use

The Lessee shall not use or permit to be used the Land for any purpose other than that set out in Item 5 of the Schedule.

4.2	Clean
(a)

The Lessee shall keep the interior and exterior of the Building thoroughly clean, tidy and free of graffiti at all times.  Notwithstanding the previous sentence of this clause, the Lessor may at its option require in lieu of the Lessee carrying out the removal of any graffiti on either the interior or exterior of the Building that the Lessor or its nominee shall remove such graffiti at the cost of the Lessee and the Lessee shall pay to the Lessor such cost within seven (7) days of receiving an appropriate tax invoice provided further that the Lessor may in its discretion by notice in writing to the Lessee require the Lessee to pay to the Lessor the amount quoted by an independent contractor (being the lower of two (2) quotes which must be obtained by the Lessor) prior to the Lessor arranging for the removal of any such graffiti.

(b)	The Lessee shall keep the Land clean and tidy and free from rubbish.

4.3	Laws and Rules

At its own expense the Lessee will observe and comply with the requirements of all laws and governmental rules affecting the Land and also with all lawful directions and orders of any public body or authority relating to the Land.  The Lessee shall not do or omit to do anything in respect of the Land which could make the Lessor liable to pay a penalty or bear some expense incurred under any such laws, rules or orders.  Nothing in this clause shall require the Lessee to undertake structural alterations or additions to the Building or the Land unless they are required as a result of the Lessee’s failure to observe or perform any provision contained in or implied by this Lease or would not have been required but for the nature of the business conducted by the Lessee or the number of persons employed by the Lessee.  If the Lessee does not strictly comply with the terms of this clause then the Lessor may enter the Land and carry out the required work at the Lessee’s expense and any costs incurred by the Lessor in carrying out the required work shall be paid by the Lessee to the Lessor upon demand.  If any amounts are not paid immediately then the Lessor may charge interest on such unpaid amounts until the date of payment at the rate of interest specified in Item 11 of the Schedule.

4.4	Nuisance and Structural Injury

The Lessee shall not use or permit the Land to be used or permit anything to be done on the Land which would in any way violate any permit to occupy or use the Land or which may cause structural injury to any part of the Land or the Building or which may constitute a public or private nuisance or waste.

4.5	Conduct Avoiding Insurance

The Lessee shall not do or permit to be done on the Land anything which may prejudice invalidate or vitiate any policy of insurance in respect of the Land or which may require payment of any extra premium or expense for such insurance.

4.6	Annoying Conduct

The Lessee shall not have or use or allow on the Land any noxious, noisy, dangerous, immoral or offensive substance or activity and shall not do or allow on or about the Land anything which may cause unreasonable annoyance, nuisance, damage or disturbance to any persons who occupy or own nearby premises.

4.7	Signs

The Lessee can only have on the Land an advertisement, notice, sign, or hoarding (sign) if the Lessor has previously granted its written consent to the particular sign (such consent not to be unreasonably withheld) and the Lessee has obtained, at its cost, the requisite consents from and approvals of the appropriate authorities.  Any sign on the Land shall be removed by the Lessee when this Lease expires or earlier if this Lease is cancelled prior to its expiry date and any damage arising in the course of such removal shall be immediately restored by the Lessee at its own cost.

4.8	Drains and Gutters

The Lessee shall at its own expense keep all toilets, basins, drains, pipes, gutters and water apparatus in the Land or the Building open and free from blockage.

4.9	Overloading

The Lessee shall not have on the Land or the Building any plant or equipment which may in the reasonable opinion of the Lessor be likely to cause any structural damage to the Building or other damage to the Land and before bringing any heavy equipment upon the Land or the Building the Lessee shall inform the Lessor of the Lessee’s intention to do so and shall comply with any directions given to the Lessee by the Lessor in relation to the installation or location of such equipment.

4.10	Electrical System

The Lessee shall not overload the cables switchboards or sub‑boards through which electricity is conveyed to the Land or the Building.

4.11	Windows

The Lessee shall ensure that all windows, skylights, ventilating shafts and air inlets and air outlets in the Building are kept uncovered and not obstructed (other than by curtains or blinds where applicable as window treatments).

4.12	Alcohol

The Lessee shall not sell or distribute alcohol on the Land except with the Lessor’s prior written consent.

4.13	Early Occupation

In the event that the Lessor allows the Lessee to take occupation of or have access to the Land prior to the commencement date of this Lease, then it is expressly agreed that in respect of such period of occupation and/or access the Lessor and the Lessee shall be bound in contract by the terms of this Lease other than in respect of the covenants regarding Rent and Outgoings (as Lessee covenants) and quiet enjoyment (as Lessor covenants).

5.	Additional Covenants of Lessee
5.1	Keys

Upon the expiration or earlier cancellation of this Lease the Lessee shall deliver to the Lessor all keys, entry cards and similar devices which give access to any part of the Land or the Building.  In the event that any locks, keys or access cards allocated to the Lessee by the Lessor in respect of the Land or the Building or any part thereof are stolen, lost, misplaced or damaged by the Lessee or any of the Lessee’s Agents, the Lessee shall upon demand by the Lessor pay all costs and expenses incurred by the Lessor in replacing such locks, keys or access cards for use by the Lessor, the Lessee, the other occupiers of the Land and persons authorised by the Lessor to use the Land.

5.2	Rules and Regulations

The Lessee shall ensure that the Lessee and the Lessee’s Agents observe comply with and perform the rules (annexed hereto) (Rules) relating to the management and care of the Land or any part thereof and the conduct of the occupiers thereof and any variations, additions or amendments to such Rules from time to time made by the Lessor for the better functioning of the Land provided that no such additions, variations or amendments shall be inconsistent with the provisions of this Lease and the rights of the Lessee as expressed in this Lease and the Lessee hereby acknowledges agrees and declares that failure by the Lessee or any of the Lessee’s Agents to perform and observe such Rules or any variations additions or amendments shall constitute a breach of the terms of this Lease and the Lessee further warrants and undertakes the due observance and performance of the Rules and any variations, additions or amendments by the Lessee’s Agents.

5.3	Environmental Impact

The Lessee shall take all such reasonable measures and precautions as may be necessary to ensure that the environmental impact resulting from the Lessee’s occupation of the Land and the activities of the Lessee are kept to a minimum.  Without limiting the generality of the foregoing and irrespective of whether the Lessor has given its consent in respect of the storage of any particular compounds or substances upon or within the Land by the Lessee in the event that during the term of this Lease or any period of holding over, any pollution, contamination or degradation occurs of, on or to the Land (other than to the extent to which the same has been caused by any negligent act or omission of the Lessor or its servants, agents or employees) then the Lessee shall immediately upon demand by the Lessor, at its own cost and expense, remove any and all such contaminating or polluting substances and compounds from all parts of the Land.

5.4	Lights

The Lessee shall at its own expense replace all electric light bulbs, diffusers, starters, tubes and globes in the Building which may become damaged or broken or fail to light.

5.5	Re‑letting or Sale

If requested by the Lessor the Lessee shall permit the Lessor and its agent to place re‑letting or sale signs on the Land and upon receiving reasonable notice will allow the Lessor and its agent to show prospective tenants, purchasers and others through the Land.

5.6	Notices

If the Lessee receives or becomes aware of any notice from any statutory, public or municipal authority with respect to the Land then the Lessee shall immediately give the Lessor written notice of such notice.

5.7	Costs

The Lessee shall pay:

(a)	any duties which may be assessed in respect of this Lease;
(b)	all Lands Titles Office registration fees in respect of this Lease;
(c)

one half of the Lessor’s legal costs in relation to the negotiation, preparation, completion, stamping and registration of this Lease including but not limited to costs and expenses in obtaining the consent of any mortgagee to the granting of this Lease and the costs payable to any such mortgagee for production of the Certificate(s) of Title;

(d)	the costs of preparation and registration of any plan delineating the Land; and

(e)

the Lessor’s reasonable legal costs and other expenses of and incidental to (including all enquiries concerning) any request or application by the Lessee for the consent of the Lessor to any transfer or assignment by the Lessee of this Lease or the Lessee’s interest in it, any sub-letting of the Land by the Lessee or to any mortgage, charge or encumbrance of the interest of the Lessee under this Lease (whether consent is granted or refused and whether the proposed dealing proceeds or not).

5.8	Default Costs

If the Lessee does not observe or perform any provisions in this Lease the Lessee shall pay to the Lessor all legal and other costs and expenses for which the Lessor shall become liable in consequence of or in connection with such default.  Legal costs shall be on a full indemnity basis.

5.9	Suitability of Land

The Lessee further acknowledges and declares that the Lessee has relied on its own judgement, expertise and experts in deciding that the Land is suitable for the Lessee’s purposes, that no promise, representation, warranty, assurance or undertaking has been given by the Lessor in respect of the fittings, finish, facilities and amenities of the Land or the Building and that the Lessee has obtained requisite consents from and approvals of all government, semi-government, local government, statutory, public or other authorities, bodies or persons having jurisdiction over the Land in relation to the Lessee’s use of the Land.

5.10	Strata title or Community Title

If the Lessor at any time during the term of this Lease seeks to community title the Land or any part of it, or partially or fully convert the Land or any part of it from strata title to community title, the Lessee must forthwith upon receipt of a request by the Lessor execute and provide to the Lessor any form of consent to such community titling or conversion from strata titling to community titling required by the Lessor and a surrender of this Lease in registrable form together with the Lessee’s copy of this Lease provided always that the Lessor must first deliver to the Lessee a lease of the Land capable of registration following the registration of the community plan, such lease to be on the same terms and conditions as this Lease except that the term reserved in such lease must be for the unexpired balance of the term of this Lease and incorporating a provision obliging the Lessee to observe and comply with the By‑laws of the Community Corporation and provided further that all costs of and incidental to the preparation, stamping and registration of the surrender of this Lease and the preparation, stamping and registration of the new lease including the costs of a surveyor must be borne by the Lessor but the Lessor is not required to pay the Lessee’s legal costs.

5.11	Land Division

The Lessor may at any time during the term of this Lease divide the Land or the Building pursuant to Part XIXAB of the Real Property Act 1886 and sell any allotment on a plan of division or consolidate the Land into one or more titles.  The Lessee shall not object to or obstruct any such division, redevelopment, sale or consolidation and if this Lease has been registered at the Lands Titles Office or if the Lessee has lodged a caveat against the title to the Land, the Lessee shall promptly grant at no cost to the Lessor its consent in writing to the registration of any plan of division or consolidation.

5.12	Environmental Obligations

The Lessee must cooperate with and assist the Lessor in the completion of any environmental assessment including an environmental audit or building performance assessment.  Such cooperation and assistance includes, without limitation, providing the Lessor with all information in relation to the Lessee’s use and occupation of the Land and permitting the Lessor to enter and inspect the Land upon the Lessor giving the Lessee reasonable prior notice. In this clause:

(a)	building performance assessment means an assessment conducted by the Lessor in relation to the environmental performance of the Building;
(b)	environmental audit means an environmental audit conducted by the Lessor in relation to the environmental performance of the Building;
(c)

environmental performance means the performance of the Building in respect of consumption of materials, energy, water and other utilities, the generation of residual and waste materials, internal ambient conditions for occupants and other relevant parameters.

5.13	Lessee not to prejudice

If the Lessor proposes to create, vary, surrender or extend any right, interest, easement or encumbrance or any part of it (Interest) over or in relation to the Land or any part of it, then provided such variation, surrender or extension does not substantially or materially prejudice the Lessee’s right or increase the Lessee’s financial obligations under this Lease the Lessee must, within seven (7) days of receiving a request from the Lessor to do so, consent to or enter into any document required by the Lessor to enable the Interest to be dealt with in the manner required by the Lessor.

5.14	Fire extinguishers

The Lessee shall, at its own cost and expense, supply, install, maintain and service all fire extinguishers for the Building in accordance with the requirements of any government, semi government, local government, statutory, public or other authority or body.

5.15	Electrical equipment

The Lessee shall, at its own cost and expense ensure that any electrical plant or equipment in or on the Land or the Building is inspected, tagged and tested in accordance with the requirements of any government, semi government, local government, statutory, public or other authority or body.

6.	Air conditioning and Mechanical Services
6.1	Maintenance and Repair
(a)

Where any plant, machinery or equipment for heating, cooling or circulating air or any other plant, machinery or equipment comprising or providing any other mechanical, fire or electrical services (Plant) is provided, operated or installed in the Building the Lessee will maintain the Plant in good working condition and without limiting the foregoing will maintain at its own expense a comprehensive service and maintenance contract (with annual servicing and inspections of the Plant) in respect of the Plant with such reputable contractor or contractors as may be approved by the Lessor and will at all times use and regulate the Plant to ensure that it is employed to the best advantage in the conditions from time to time prevailing and will not do or allow anything in relation to the Plant which might interfere with or impair its efficient operation.

(b)	The Lessee covenants and agrees with the Lessor to pay all costs and expenses of and in connection with the operation, servicing, maintenance and repair of the Plant.
(c)

Annually and upon the expiration or earlier cancellation of this Lease, the Lessee shall provide the Lessor with a certificate from a reputable contractor or contractors approved by the Lessor certifying that the Plant is in good working condition and if such certificate is not so provided or indicates that maintenance or repair works are required in respect of the Plant then the Lessee shall immediately cause the requisite works to be undertaken at the Lessee’s cost and expense or, at the Lessor’s discretion, shall pay to the Lessor such amount as the Lessor reasonably determines to be payable in respect of the required works.

7.	Assignment and Subletting
(a)

It is a term of this Lease that the Lessee has the right, subject to the consent of the Lessor, to assign the Lessee’s rights under this Lease and that the Lessor will not unreasonably withhold consent nor make any charge for consent other than the Lessor’s reasonable incidental expenses provided that without limiting the foregoing, the Lessor is entitled to withhold consent to a proposed assignment if:

(1)

the proposed assignee proposes to change the use to which the Land are put from the use specified in Item 5 of the Schedule (or from such other use as may previously have been consented to in writing by the Lessor); or

(2)	the proposed assignee is unlikely to be able to meet the financial obligations of the Lessee under this Lease; or
(3)	where some or all of the Land is used for retail purposes, the proposed assignee’s retailing skills are inferior to those of the assignor; or
(4)	the Lessee has not complied with the procedural requirements outlined in section 45 of the RCL Act; or
(5)	the RCL Act would apply to this Lease after such assignment (where the RCL Act did not apply to this Lease prior to such proposed assignment).
(b)	Subject to clause 7(a) of this Lease the Lessee covenants with the Lessor that the Lessee:
(1)

will not assign, sublet, transfer or part with possession of the Land or any part of the Land or mortgage, charge or encumber the Lessee’s interest under this Lease without the written consent of the Lessor;

(2)	will at the time of applying for consent have remedied all existing breaches (if any) on the part of the Lessee under this Lease;

(3)

will before, or at the time of, applying for consent submit to the Lessor a true copy of all transfers assignments agreements and other instruments to be entered into in respect of any proposed dealing with this Lease or the Land or the Lessee’s interest therein and in the case of a proposed transfer assignment or subletting the Lessee will submit evidence satisfactory to the Lessor that the proposed transferee, assignee or subtenant is respectable, responsible solvent and suitable; and

(4)

will, if so required by the Lessor, before any proposed assignment, transfer or subletting is effected procure from the proposed assignee, transferee or subtenant a direct covenant with the Lessor to observe the terms and conditions of this Lease and procure such guarantees of the performance of the Lessee’s obligations under this Lease as the Lessor may require.

(c)

Subject to any specific provision of this Lease to the contrary, the Lessee will not grant concessions, franchises or licences to sell or do business on the Land or any part of it and will not allow any other person to sell goods or property or provide services on or from the Land or any part of it without the prior written consent of the Lessor (not to be unreasonably withheld).

(d)	Notwithstanding clauses 7(a) and 7(b), while the Lessee in occupation and possession of the Premises is Pasture Genetics Pty Ltd ACN 074 290 252, the Lessee may:
(1)	transfer or assign the Lessee's interest under this Lease to a related body corporate (as defined in the Corporations Act 2001) of the Lessee; or
(2)	mortgage or encumber the Lessee's interest under this Lease in the course of arranging business finance,

without the prior consent of the Lessor provided that the Lessee must provide the Lessor with no less than thirty (30) days prior written notice notified of such proposed transfer, assignment, mortgage or encumbrance (as the case may be).

8.	Alterations, Additions, Repairs and Inspections
8.1	No Alterations without Consent
(a)

The Lessee shall not make or allow any alterations, additions or installations to the Land or in the Building (including without limitation the removal of any fences, gates or other Improvements on the Land or alter the layout of those Improvements) unless the Lessee has first obtained the written consent of the Lessor.  Subject to compliance by the Lessee with clause 8.1(b), the Lessor shall not unreasonably withhold such consent.

(b)	Where the consent of the Lessor is sought (whether consent is granted or refused):
(1)	particulars of any proposed alterations, additions or installations (including plans and/or drawings of the size, location, dimensions,

weight, heat and noise emission and specifications) and the materials and design must first be submitted to the Lessor;
(2)

such proposed alterations, additions or installations must be effected by a qualified contractor approved by the Lessor (acting reasonably) in accordance with any details and directions given in the Lessor’s approval and in accordance with all of the relevant building regulations and approved by all of the relevant authorities (if necessary);

(3)

the Lessor’s reasonable costs and other expenses of and incidental to (including all enquiries concerning) any request or application by the Lessee for the consent of the Lessor to any proposed alterations, additions or installations must be immediately paid by the Lessee to the Lessor on demand; and

(4)

the costs and expenses of and incidental to any structural, mechanical or electrical work to be done to the Land or the Building as a consequence of any proposed alterations, additions or installations must be immediately paid by the Lessee on demand by the Lessor together with all architect and consultant fees incurred by the Lessor.

(c)

It shall be deemed to be a term of any such consent that prior to the expiry or earlier cancellation of this Lease the Lessee will unless otherwise requested by the Lessor restore the Land or the Building to the condition they were in prior to the making of the relevant alteration, addition or installation.

8.2	Cables

Without limiting clause 8.1, the Lessee shall not install or place any cables in ducts or risers of the Building or in the ceilings, floors or walls of the Building unless the Lessee has first obtained the written consent of the Lessor.  The Lessor shall not unreasonably withhold such consent.  If the Lessor provides its consent to the installation or placement of any cables, the Lessee must provide the Lessor with a detailed plan showing the position of and identifying such cables.

8.3	Notice

The Lessee shall give to the Lessor prompt notice in writing of any apparent circumstances known to the Lessee reasonably likely to be or cause any danger risk or hazard to the Land or any person in the Land.

8.4	Repair and Maintenance

At all times during the term of this Lease the Lessee shall:

(a)

repair, clean and maintain the Land, the Building and the Improvements so that they are kept in the same condition that they were in at the commencement of the Lessee’s occupation (or in the case of additions or installations made after the commencement of this Lease then in the same condition as when the relevant addition or installation was completed) fair wear and tear excepted;

(b)	maintain in good order and condition all painted and papered portions of the interior of the Building during the term of this Lease and during any extension or renewal of this Lease;
(c)	keep the Building clean and free from rubbish and graffiti and keep all garbage in proper receptacles and not overfill those receptacles;
(d)	keep and maintain all fittings, plant, furnishings and equipment in the Land or the Building so that they are clean and in good condition;
(e)

repair any damage to any adjoining premises caused by the act, default or neglect of the Lessee or any of the Lessee’s Agents.  The Lessee’s obligations under this clause 8.4(e) will not apply to the extent that the Lessor has received compensation for such damage under a policy of insurance;

(f)

promptly repair and replace all broken, scratched or etched glass and repair all damaged or broken heating, lighting or electrical equipment and plumbing in the Land or the Building and all doors, windows, locks and keys and all Lessor’s fixtures and things which are in or are part of the Land or the Building.  Any replacement materials or materials used to repair damage or breakages must be of the same or similar quality to the previous materials;

(g)	keep the Land in a clean and tidy condition; and
(h)

maintain the floor coverings in the Building (whether installed by the Lessor or the Lessee) in good condition at all times (fair wear and tear excepted) and where the Lessee or any of the Lessee’s Agents cause damage or excessive wear to the floor coverings to remove and replace the damaged floor coverings, to the reasonable satisfaction of the Lessor, with new floor coverings of a quality and standard not less than that of the floor coverings in the Building as at the commencement date of this Lease or date of installation of such floor coverings (whichever is the later), provided that nothing in this clause shall oblige the Lessee to do work of a structural or capital nature unless such work is required as a result of the act, neglect or default of the Lessee or any of the Lessee’s Agents or would not have been required but for the Lessee’s use or occupancy of the Land or the Building.

8.5	Lessor’s Power to View and Repair

The Lessor and persons authorised by it may at all reasonable times upon giving prior reasonable notice to the Lessee enter the Land to inspect it, provided that in accessing the Land under this clause, the Lessee shall use its reasonable endeavours to avoid such damage to growing crops or disruption to livestock as is practical.  If the Lessee has not complied with any of the Lessee’s obligations in relation to cleaning, maintaining and repairing the Land or the Building then the Lessor may serve on the Lessee a notice requiring the Lessee to undertake the requisite maintenance cleaning or repair work and if within a reasonable time of receiving such notice the Lessee does not undertake the requisite work then the Lessor or persons authorised by it may undertake such work and for that purpose the Lessor and persons authorised by it may enter the Land and remain on the Land until the requisite works have been completed.  Any expenses or costs incurred in carrying out such work shall be immediately paid by the Lessee to the Lessor upon demand.

8.6	Lessor’s Power to Enter and Undertake Works

Notwithstanding any other provision in this Lease, the Lessor and persons authorised by it may upon giving reasonable notice to the Lessee:

(a)

install, maintain, use, repair, alter and replace any of the Lessor’s fixtures, fittings, plant and equipment in or on the Building or the Land or any pipes, wires, tubes, conduits, ducts and cables leading through the Land or the Building;

(b)	carry out any other works as may be provided for in this Lease; and
(c)	for any such purposes enter the Land and run water, air, electricity, sewerage, drainage, gas and other substances through such pipes, wires, tubes, conduits, ducts and cables,

provided always that in so doing the Lessor shall liaise with the Lessee to ensure that minimise inconvenience is caused to the Lessee.

8.7	Repainting

At or immediately before the commencement of the further term specified in Item 7 and the expiration or earlier cancellation of this Lease, the Lessee shall repaint with two coats of premium quality paint in a thorough and workmanlike manner those internal parts of the Building which previously have been painted.  Such painting shall be done in such manner and with such paint as the Lessor may reasonably direct.  In this clause the word paint includes wallpaper.  Notwithstanding the previous sentences of this clause, the Lessor may at its option require in lieu of the Lessee carrying out such painting at or immediately before the expiration or earlier cancellation of this Lease that the Lessee pay to the Lessor an amount equivalent to the lowest of two quotes that the Lessor obtains and presents to the Lessee in respect of such painting, with such amount being payable within seven (7) days of demand.

9.	Use of Land, specific obligations

The Lessee must:

(a)	throughout the term of this Lease:
(1)	undertake weed management in accordance with good industry practice and applicable regulatory requirements;
(2)

take all proper precautions to keep the Land free of feral animals, vermin, insects and pests and will if, required by the Lessor, implement animal control measures or engage animal control experts for such purposes; and

(b)	upon this Lease coming to an end:

(i)ensure that the Land is in the same condition, and has the same ability to be used for the purposes of agriculture, as at the commencement of the Lessee’s occupation of the Land a (fair wear and tear excepted); and

(ii)ensure the soil phosphorus levels on the Land are at an Olsen P level of 50.

10.	Communication and disclosure
10.1	Good faith communication

The Lessee and Lessor must, exercising good faith, communicate with each other honestly, openly and professionally on all matters concerning or touching upon this lease and the use of the Land.

11.	Insurance
11.1	Lessee’s Insurance

At its own expense the Lessee shall maintain during the term of this Lease the following insurance:

(a)

a policy of public risk insurance with respect to the Land and the business or businesses carried on in the Land for a sum of not less than the amount specified in Item 10 of the Schedule.  Such amount shall be in respect of any one single accident or event and extend to claims, loss and damage the subject of the indemnity contained in clause 12.2;

(b)

a policy to insure all permitted additions to the Land and the Building carried out by the Lessee and to insure all of the Lessee’s fixtures, fittings and property including crops and livestock against loss or damage by any cause and for their full replacement value; and

(c)	plate glass insurance in respect of all plate glass (including windows) on the Land or in the Building; and
(d)	a policy of workers’ compensation insurance in respect of all persons employed by the Lessee, whether they are to work on or off the Land.
11.2	Certificates of Insurance

All policies of insurance shall be taken out with a recognised and reputable public insurance office and the Lessee shall provide the Lessor with copies of certificates of insurance in relation to the policies upon request.  The policies of insurance specified in clauses 11.1(a) and 11.1(c) shall be in the name of the Lessee and note the interest of the Lessor.

11.3	Lessee Not to Cause Premium to Increase

The Lessee shall not do or fail to do anything which may increase the rate of premium payable under any policy of insurance taken out in respect of the Land.  The Lessee shall pay within fourteen (14) days of demand any additional or increased premium levied on account of the Lessee’s use or occupation of the Land in respect of any policy of insurance effected in respect of the Land or its contents or any policy of public liability insurance effected by the Lessor.

11.4	Compliance with Insurance Requirements

The Lessee shall comply with the requirements of the Insurance Council of Australia, any fire protection authority or other body having similar jurisdiction and with the requirements of any statutes regulations or notices issued by any similar authority.  The Lessee’s obligations under this clause 11.4 shall not require it to undertake structural alterations to the Land unless such alterations are required as a result of the nature of the use of the Land by the Lessee or the Lessee’s activities on the Land.  The Lessee covenants and agrees with the Lessor throughout the term of this Lease to perform and observe and to ensure that the Lessee’s Agents perform and observe all necessary and proper fire drills and emergency evacuation procedures.

11.5	Lessor not responsible for injury

The Lessor shall not be liable or in any way responsible to the Lessee or to any of the Lessee’s Agents for any injury loss or damage which may be suffered or sustained to any property or by any person in or about the Land regardless of the cause other than injury loss or damage caused by the negligence of the Lessor.

12.	Release and Indemnities
12.1	Risk of Lessee

The Lessee agrees to occupy and use the Land and to enter the Land at its own risk.  The Lessee releases to the fullest extent permitted by law the Lessor (and its agents, contractors and employees) from every claim and demand which may result from an accident, damage or injury occurring on the Land.  The Lessor shall not be released from liability to the extent that the accident, damage or injury was caused by the negligence of the Lessor.

12.2	Indemnity by Lessee

The Lessee indemnifies the Lessor and will at all times keep the Lessor indemnified against all costs, losses, damages or actions incurred by or brought against the Lessor directly or indirectly arising from the use or occupation of the Land by the Lessee or any of the Lessee’s Agents or from any action or non-action whatsoever on the part of the Lessee or any of the Lessee’s Agents.

12.3	Interruption of Services

The Lessor will not be responsible or liable to the Lessee or to any person claiming by, through or under the Lessee for the failure of any equipment or machinery on the Land or the in the Building or for their ineffectual operation or for any damage or loss caused by or arising out of them or for the interruption of any services, including the supply of electricity, gas and water.

13.	Covenants of Lessor
13.1	Quiet Enjoyment

During the term of this Lease if the Lessee is not in default of its obligations and subject to any express provision in this Lease, the Lessor shall allow the Lessee to peacefully and quietly occupy and enjoy the Land.

13.2	Limitation of Liability

This clause applies if the Lessor owns the Land as trustee of any trust (irrespective of whether the Lessor being a trustee was disclosed to the Lessee), in which case the Lessor enters into this Lease as trustee of the relevant trust and in no other capacity.  The limitation of the Lessor’s liability under this clause applies despite any other provision of this Lease or any principle of equity or law to the contrary and without limiting this clause, extends to all liabilities and obligations of the Lessor in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Lease.  Any liability or obligation of the Lessor arising under or in connection with this Lease is limited to the extent to which it can be satisfied out of the property of the relevant trust out of which the Lessor is actually indemnified.  The Lessor is not obliged to do or refrain from doing anything under this Lease unless the Lessor’s liability is limited in the manner set out in this clause.  The Lessee must not take any action of any kind against the Lessor in any capacity other than as trustee of the relevant trust.

14.	Surrender and Lessee’s Fixtures
14.1	Surrender of Land

Upon the expiration or earlier cancellation of this Lease the Lessee, at its cost and expense in all respects, shall:

(a)

arrange for the carpets within the Building to be professionally steam cleaned (and, subject to fair wear and tear, damaged carpets must be replaced to the satisfaction of the Lessor) and surrender the Land together with the Improvements to the Lessor free of occupants, clean and free from rubbish and in the same condition as at the commencement of the Lessee’s occupation of the Land (fair wear and tear excepted); and

(b)

remove all chattels, plant, machinery and other fixtures and fittings belonging to the Lessee from the Land and the Building and make good any damage or disfigurement caused by such removal and reinstatement and any chattels, plant, machinery, fixtures or fittings not so removed shall, if the Lessor so elects, become the absolute property of the Lessor.

14.2	Removal of Cables

Without limiting clause 14.1, the Lessee shall at its cost and expense remove to the extent required by the Lessor all cables installed or placed pursuant to clause 8.2 upon the expiration or earlier cancellation of this Lease and immediately make good any damage or disfigurement caused by such removal and reinstatement.

14.3	Lessee to Comply

The Lessee shall comply with the Lessors requirements in respect of the removal and reinstatement referred to in this clause 14.  If the Lessee does not strictly comply with the terms of this clause then the Lessor may enter the Land and carry out the required work at the Lessee’s expense and any costs incurred by the Lessor in carrying out the required work shall be paid by the Lessee to the Lessor upon demand.  If any amounts are not paid immediately then the Lessor may charge interest on such unpaid amounts until the date of payment at the rate of interest specified in Item 11 of the Schedule.

15.	Default and Cancellation

If any one or more of the following events occur namely:

(a)	any payments payable under this Lease by the Lessee are greater than fourteen (14) days late and formal or legal written demand has been made for such payment;
(b)

without limiting clause 15(a), the Lessee is in breach of any of the Lessee’s obligations under this Lease and such breach continues for a period of twenty one (21) days following service of a written notice of such default; or

(c)

the Lessee, being a natural person, is found guilty of any indictable offence or becomes bankrupt or commits an act of bankruptcy or an act which could give rise to the same, or, being a body corporate, an order is made or a resolution is passed for the winding up of the Lessee (except for the purpose of reconstruction or amalgamation with the Lessor’s written consent, which shall not be unreasonably withheld), has an administrator appointed or a receiver or manager is appointed over or a mortgagee takes possession of any asset of the Lessee or if any proceedings are issued or event occurs intended to lead to any of those consequences or if any other action relating to insolvent debtors occurs in relation to the Lessee, the Lessor may in addition to its other powers either re‑enter the Land and eject the Lessee and all other persons and repossess the Land or cancel this Lease immediately by written notice to the Lessee, or both and thereupon this Lease will terminate but without prejudice to any action or other remedy which the Lessor has or might otherwise have for arrears of Rent or breach of covenant or for damages as a result of any such event provided that in the case of a breach of any covenant or condition to which section 10 of the Landlord and Tenant Act 1936 applies, fourteen (14) days is hereby fixed as the time referred to in such section within which the Lessee is to remedy such breach if it is capable of remedy and to make reasonable compensation in money to the satisfaction of the Lessor for such breach.

16.	Rights of Lessor
16.1	Recovery Rights

Without prejudice to any rights powers or remedies of the Lessor arising from any breach by the Lessee of its obligations under this Lease the Lessor shall have all or any of the following rights and remedies:

(a)

to recover from the Lessee any loss or damage suffered by the Lessor as a result of the Lessor being unable to relet the Land or if the Lessor is able to relet the Land for the loss of Rent between the date of breach by the Lessee and the date of reletting the Land and the cost of such reletting; and

(b)

to recover from the Lessee any loss or damage suffered by the Lessor as a result of reletting the Land to a subsequent lessee at a rental less than that which would have been payable by the Lessee for the unexpired residue of the term (as extended or renewed) of this Lease.

16.2	Acceptance of Arrears

The acceptance by the Lessor of arrears or of any late payment of Rent shall not constitute a waiver of the essentiality of the Lessee’s obligation to pay interest in respect of those arrears or of the late payments or in respect of the Lessee’s continuing obligation to pay Rent during the term of this Lease.

16.3	Lessee’s Repudiation

If the Lessee’s conduct (whether by action or omission) constitutes a repudiation of this Lease (or of the Lessee’s obligations under this Lease) or constitutes a breach of any agreement contained in this Lease the Lessee shall compensate the Lessor for any loss or damage suffered by reason of such repudiation or breach.

16.4	Entire Term of Lease

The Lessor shall be entitled to recover damages against the Lessee in respect of repudiation or breach of agreement for the damage suffered by the Lessor during the entire term of this Lease.

16.5	Lessor May Claim Damages

The Lessor shall be entitled to institute legal proceedings claiming damages against the Lessee in respect of the entire term of this Lease including the periods before and after the Lessee may have vacated the Land and before and after any abandonment, termination, repudiation, acceptance of repudiation or surrender by operation of law of this Lease whether the proceedings are instituted either before or after such conduct.

16.6	Mitigation

The Lessor’s conduct in pursuance of any duty to mitigate damages shall not by itself constitute acceptance of the Lessee’s breach repudiation or a surrender by operation of law.

16.7	Lessor May Rectify

If the Lessee does not pay any money or do anything which the Lessee is obliged under this Lease to do or pay then the Lessor may (without prejudice to any other rights or remedies it may have) pay such money or do such thing itself and for that purpose may along with its consultants, workers or agents enter the Land and remain on the Land for the purpose of doing such thing.  Any costs or expenses incurred by the Lessor in exercising its rights pursuant to this clause shall be payable by the Lessee immediately upon demand.

16.8	Interest

Without prejudice to any rights or remedies of the Lessor the Lessee will pay to the Lessor interest at the rate specified in Item 11 of the Schedule on any moneys not paid on the due date pursuant to this Lease or pursuant to any judgment or order in which this or any other provision in this Lease may become merged.  Such interest shall be calculated from the due date for the payment of the moneys in respect of which the interest is chargeable until payment of such moneys in full and shall be recoverable in the same way as Rent in arrears.

16.9	Essential Terms

Without limiting any previous provision in this Lease each of the covenants by the Lessee which are contained in clauses 2.1, 2.2, 2.3, 2.4, 4.1, 4.3, 5.2, 6, 7, 8 and 9 of this Lease are acknowledged and declared to be essential terms of this Lease and the Lessor may at its option treat any breach or default by the Lessee of its duties or obligations under such clauses as a repudiation by the Lessee of the terms of this Lease.

16.10	Resumption for Public Use

If the whole or any part of the Land is resumed or taken for any public purpose then the Lessor may by notice in writing to the Lessee terminate this Lease without right or claim on the part of the Lessee for damages by reason of such termination and without prejudice to the rights of either party for any prior breach of covenant.

16.11	Set Off

The Lessor may set off any money due and outstanding by the Lessee to the Lessor, wholly or partially, against any money which may be payable by the Lessor to the Lessee on any account whether under this Lease or otherwise and the Lessor may apply and set off any money paid by the Lessee whether in payment of Rent, Outgoings or otherwise against any money then due and payable by the Lessee without any obligation to set off against the oldest debt or against Rent in priority to any other debt.

17.	Holding Over

If the Lessee with the consent of the Lessor remains in occupation of the Land after the expiration of the term of this Lease then in the absence of any express written agreement to the contrary the Lessee shall be deemed to be tenant from month to month of the Land and the tenancy may be cancelled by either party upon the expiration of not less than thirty (30) days’ written notice to the other expiring at any time.  During any such monthly tenancy the terms and conditions applying under this Lease to the Lessee’s occupation of the Land shall continue to apply and the calendar monthly rental shall be equal to one-twelfth (1/12th) of the Rent payable during the last year of the term of this Lease increased by five per centum (5%).

18.	Rent Review

The Rent shall be reviewed at the times and in the manner specified in Item 6 of the Schedule.

19.	Renewal

If the Lessee wishes to renew this Lease for the further term specified in Item 7 of the Schedule then the Lessee shall request the Lessor in writing for such a renewal.  The request must be received by the Lessor not less than six (6) months nor more than nine (9) months before the expiry of this Lease.  If at the time of the request there is no outstanding breach of this Lease by the Lessee (for which breach the Lessee has received a notice to remedy from the Lessor and not complied with) and if after the request the Lessee does not breach this Lease then the Lessor will at the Lessee’s expense grant to the Lessee a renewal of this Lease.  The renewed Lease will not include a right of renewal other than for any further term specified in Item 7 of the Schedule and otherwise will be upon the same terms and conditions as this Lease.  Unless the Lessor and the Lessee otherwise agree a Memorandum of Extension of Lease for the renewed Lease term shall be prepared by the Lessor’s solicitors and shall be executed by the parties before commencement of the renewed Lease term.

Notwithstanding Special Condition 2 of Item 9 of the Schedule to this Lease, the Lessor and Lessee acknowledge and agree that section 36 of the RCL Act is incorporated into this Lease.

20.	Waiver

The failure by the Lessor to insist upon strict performance by the Lessee of any terms of this Lease shall not be deemed a waiver of any breach by the Lessee of any term of this Lease.

21.	Amendments

Any amendment to a term of this Lease shall only be made in writing executed by the parties or duly authorised officers on behalf of the parties.

22.	Entire Agreement

The parties agree that the terms set out in this Lease contain their entire agreement notwithstanding any negotiations, documents or discussions which took place or were given prior to the execution of this Lease.  This Lease replaces any other agreement between the parties.

23.	Governing Law

This agreement shall be construed according to the laws of South Australia and the parties submit themselves to the jurisdiction of the Courts of that State and any competent appellant Courts.

24.	Notices

Any written notice to be given by one party to the other shall be signed by the party giving the notice or by an officer or the duly authorised solicitor or agent of that party and shall be hand delivered or sent by prepaid post or sent by facsimile to the address of that party shown in this Lease or to a facsimile number at that address (or any other address or facsimile number that a party may advise in writing) and shall be deemed sufficiently given:

(a)	in the case of hand delivery on the date of delivery; or
(b)	in the case of prepaid post two (2) business days after being sent by prepaid post; or
(c)	in the case of facsimile on receipt by the sender of a successful transmission answerback.
25.	Special Conditions

The Special Conditions (if any) contained in Item 9 of the Schedule shall form part of this Lease and if inconsistent with any other provision in this Lease shall prevail.

26.	Trustee

If the Lessee has entered into this Lease in the capacity of trustee, or holds the Premises on the terms of any trust or subject to any trust (Trust), whether or not the Lessor has any notice of any Trust, the Lessee:

(a)	will accept the Lease, both as trustee and in the Lessee’s personal capacity and acknowledges that the Lessee is personally liable for the performance of the Lessee’s obligations under the Lease;
(b)	will take any procedures necessary to ensure the assets of the Trust are available to compensate the Lessor for any default by the Lessee;
(c)	will assign to the Lessor any right of indemnity the Lessee has against the assets of the Trust to the extent of the liability of the Lessee under the Lease; and
(d)	warrants that the Lessee has the power and authority under the terms of the Trust to enter into the Lease, and entry into the Lease by the Lessee is in the due administration of the Trust.

Schedule

Item 1	The Lessee

Pasture Genetics Pty Ltd ACN 074 290 252 of c/- Moore Stephens, Level 2, 180 Flinders Street, Adelaide SA 5000

Item 2	The Land
Firstly:	The whole of the land comprised in Certificate of Title Register Book Volume 5976 Folio 648

Secondly:	The whole of the land comprised in Certificates of Title Register Book Volume 6020 Folios 269 and 270
Item 3	The Rent and manner of payment

Subject to the Rent review provisions contained herein and clause 2.4, the annual Rent will be Three Hundred Thousand Dollars ($300,000.00) plus GST and is payable in equal calendar monthly instalments in advance on or before the first day of each and every month (with the first and last instalments being proportionate to the parts of the months to which they relate if the Lease does not commence on the first day of a month).

Item 4	Term

A term of five (5) years commencing on [INSERT]

Item 5	Permitted Use

Cultivation of pastures and crops for plant breeding and research, husbandry of livestock, conducting seed treatment and warehousing and such other lawful use approved by the Lessor.

Item 6	Rent Review
Dates:	(a)Each anniversary of the commencement date of the initial term of this Lease, namely [INSERT]
(b)	If the right of renewal is taken up, the commencement of any further term
Method:	1.As at and from each review date specified in part (a) in this Item 6 there shall be a CPI Rent Review.
2.	As at and from each review date specified in part (b) in this Item 6 there shall be a Current Market Rent Review.
3.

The failure or neglect of the Lessor to initiate or require a Rent review in respect of the Land pursuant to this Item as at the review date (in the absence of either the Lessor having notified the Lessee that it does not require a Rent review to occur in respect of any particular Rent review date or mutual agreement in writing between the Lessor and the Lessee that the Lessor shall not so initiate or require any such determination) shall not prevent impede or restrict the Lessor at any time after the due review date from requiring the Rent to be reviewed as of and with effect from the due date for such review and any such failure or neglect or other fact or event in consequence of which the Rent is not reviewed on the review date shall not create any estoppel against the Lessor or prevent the Lessor from requiring the Rent to be reviewed as of and in respect of any such review date.

4.	The agreement or determination of the current market Rent for the Land pursuant to this Item 6 shall be carried out as at and from the review date.
5.

Where the new Rent applicable is not determined until after the review date then the instalments of the Rent shall be deemed to be varied as and from the review date.  Any adjustment necessary in respect of any underpayment of any instalment paid after any review date at the rate previously applicable shall be paid by the Lessee to the Lessor and any overpayment shall be paid by the Lessor to the Lessee forthwith upon the new Rent applicable being agreed or determined.

Item 7	Further Term(s)

A term of five (5) years commencing on [INSERT]

Item 8	Outgoings
1.	The Lessee shall in respect of each year or part of a year during this Lease reimburse or pay to the Lessor all of the Outgoings in respect of the Land.
2.	Outgoings means:
2.1

all rates, taxes and levies (including but not limited to council rates, land tax, water and sewerage rates and the Emergency Services Levy imposed pursuant to the Emergency Services Funding Act 1998, as amended) and similar charges payable in respect of the Land or any part of the Land (excepting any such charges which the Lessor is not lawfully able to recover from the Lessee); and

2.2

all insurance premiums payable by the Lessor in respect of the insurance of the Land (including all the Lessor’s fixtures, fittings, plant and equipment) against fire, storm, tempest, earthquake, breakdown, and such other risks as the Lessor reasonably considers it appropriate to insure against, building owner’s public risk insurance, worker’s compensation insurance, loss of Rent insurance and such other insurances as the Lessor reasonably effects in respect of the Land (and any excess payable in respect of any claim), provided that the maximum amount of any land tax which may be recovered from the Lessee through the Outgoings is capped at an amount of $12,000 (which amount will increase in accordance with CPI on each anniversary of the commencement date of the initial term of this Lease).

3.	Payments by the Lessee on account of Outgoings shall be due within fourteen (14) days of demand.
4.

Notwithstanding paragraph 3 of this Item of the Schedule the Lessor may provide the Lessee with an estimate of the Lessee’s contribution to Outgoings over a particular period.  The Lessee will then pay to the Lessor during that period such estimate by equal monthly payments in advance on the same day that the Rent is due.  As soon as practicable after the end of the relevant period the Lessor shall give the Lessee a statement giving reasonable details of the actual Outgoings for the period and indicating the amount of the Lessee’s contribution to those Outgoings (notice of adjustment).  Any necessary adjustment between the estimated and actual Lessee’s contribution to Outgoings shall be made and any necessary payment to give effect to the adjustment shall be made as soon as practicable and if the law requires within fourteen (14) days of the date of receipt by the Lessee of the Lessor’s notice of adjustment.  If this Lease is assigned or transferred by the Lessee, any payment or repayment required by such adjustment must be made to or by the Lessor by or to the person who is actually in occupation of the Land at the time when such payment or repayment becomes payable.

Item 9	Special Conditions
1.	Rent in Advance

Notwithstanding any other provision in this Lease, the Lessee must pay four (4) months’ Rent in advance on or before the commencement date of the initial term of this Lease which will be applied towards Rent. The Lessee must ensure that at all times during the currency of this Lease (including without limitation any further term of this Lease) the Lessee has paid in advance no less than three (3) calendar months’ Rent (in addition to the Rent which is due and payable pursuant to clause 2.1) and upon the expiration of this Lease the Lessor shall refund to the Lessee any Rent paid by the Lessee which relates to the period after such date of expiration provided the Lessee has complied with its make good and other obligations in this Lease.

2.	RCL Act

The Lessor and the Lessee acknowledge and agree that, subject to clause 19 of this Lease, the RCL Act does not apply to this Lease.  Notwithstanding any other provision of this Lease, the Lessee may not sell by retail goods to the public from the Premises, provide services to the public from the Premises or invite anyone to the premises for the purpose of negotiating the terms of supply of services.

3.	First Right of Refusal
3.1

If during the term of this Lease, the Lessor is desirous of selling the Land and provided there shall not at such time be any existing breach or non-observance of any of the covenants on the part of the Lessee in this Lease contained to be observed and performed (for which breach or non-observance the Lessee has received a notice to remedy from the Lessor and not complied with), the Lessor shall give the Lessee the first right of refusal to purchase the Land subject to the terms and conditions contained in this Special Condition 3.

3.2

The Lessor shall first give notice in writing to the Lessee of the sale and with the notice there shall be delivered to the Lessee the form of contract for sale containing the terms and conditions upon which the Land are offered for sale to the Lessee.

3.3

If the Lessee desires to purchase the Land upon the terms and conditions offered the Lessee shall within fourteen (14) days (Notice Period) after the receipt of the notice deliver to the Lessor the contract for sale duly executed by the Lessee together with the deposit and thereupon the contract for sale shall be deemed to have been entered into.

3.4

If the Lessee shall not within the Notice Period accept the Lessor's offer of sale of the Land or if the Lessee shall at any time within the Notice Period signify its irrevocable intention not to accept the offer then the Lessee shall be deemed to have refused to purchase the Land and the Lessor shall be at liberty to offer the Land for sale to a third party on terms and conditions no less favourable to the Lessor (including, without limitation, a lower purchase price).

3.5	If the Lessor wishes to:
(a)	offer the Land for sale to a third party; or
(b)	accept an offer from a third party to purchase the Land,

on terms and conditions which are less favourable to the Lessor (including, without limitation, a lower purchase price) than those offered to the Lessee pursuant to this Special Condition 3, the Lessor must first offer to sell the Land to the Lessee on those terms and conditions in accordance with Special Conditions 3.2 to 3.4 (inclusive).

3.6

The Lessee acknowledges and agrees that this Special Condition shall not apply (and the Lessee shall not take a right of first refusal to purchase the Land) where the Lessor sells or proposes to sell the Land:

(a)	by public auction; or
(b)	to a related body corporate (within the meaning of the Corporations Act 2001(Cth)); or
(c)	to a father, mother, brother, sister, child or spouse of a director of the Lessor.
3.7	The Lessor acknowledges and agrees that, during the term of this Lease, the Lessor:
(a)	may only sell the whole of the Land (provided always the Lessor complies with this Special Condition 3); and

(b)	must not allow the Land (or any part of it) to be encumbered by any lien at any time,

unless otherwise agreed by the Lessee (acting reasonably).

4.No Structural or Capital Liability

Without limiting the Lessee’s obligations pursuant to any other provisions of this Lease, the Lessor and Lessee acknowledge and agree that the Lessee is not obligated to undertake, nor liable to pay any amounts which relate to, any repair, replacement, maintenance, make good or other works which are of a structural or capital nature except to the extent such works are required as a result of a wilful or negligent act, omission, negligence or default of the Lessee or the Lessee’s Agents, the specific nature of the Lessee's business or the Lessee's specific use or occupancy of the Premises, are consequential to any of the Lessee's fitout or alterations to the Premises or the Lessee is liable to contribute to such expenditure or carry out such works under any other provision of this Lease.

5.	Repair and Maintenance Obligations

Notwithstanding any other provision of this Lease, if the Lessee is obligated to repair, maintain or replace any item in accordance with this Lease, such obligation will not require the Lessee to:

5.1	repair or maintain such an item to a standard or condition better than it was as at the commencement of the initial term of this Lease (fair wear and tear excepted);
5.2	replace any such item with an item which is of a better quality, than the item it is replacing; or
5.3	repair or replace any item or thing damaged by fire, flood, lightning, act of God, water damage or war.
6.	Environmental
6.1

The Lessor and Lessee acknowledge and agree that the Lessee is not liable for, nor obligated to undertake, or pay any amounts which relate to, Contamination or remediation works for any Contamination (including, without limitation, asbestos) or breaches of Environmental Laws in, on, under, migrating to or emanating from the Premises and which existed prior to the commencement of the initial term of this Lease, including where Contamination is disturbed by the Lessee during the term of his Lease, and whether known or manifesting either before or after the commencement of the initial term of this Lease (Pre-Existing Environmental Issues).

6.2

The Lessor releases the Lessee from, and indemnifies the Lessee against,  any claim, loss or expense for which the Lessee incurs or is liable to incur in respect of any Pre-Existing Environmental Issues.

6.3	The Lessee:

(a)	must comply with all Environmental Laws at all times throughout the term of this Lease;
(b)	shall ensure that any Hazardous Substance brought onto the Premises by the Lessee or any of the Lessee's Agents is safely and lawfully used and stored;
(c)

without limiting the previous provisions, is responsible for any Pollution caused or contributed to by the Lessee or the Lessee’s Agents (and any liability in respect of same) to or emanating from the Premises throughout its occupation of the Premises, except to the extent such Pollution is caused by any act or omission, negligence or default by the Lessor or migrates to the Premises from elsewhere; and

(d)

shall ensure that if any Contamination is discovered in the Premises or in or under the Land or any adjoining or nearby land as a consequence of any act, omission, negligence or default by the Lessee or any of the Lessee's Agents, that the impact on the Premises, the Land or the nearby or adjoining land is promptly minimised and that steps are taken as quickly as reasonably possible to safely contain and remove the Contamination from the environment, the Land, the Premises or the nearby or adjoining land or to reduce the levels of the Contamination to a level required or recommended by the relevant authority and in any case to eliminate or reduce any danger arising from the Contamination and do all things reasonably necessary to fully and properly restore the Premises, the Land or the nearby or adjoining land.

For the purposes of this Special Condition 6:

Contamination has the meaning as given to the term “Site Contamination” in the Environment Protection Act 1993 (SA) as amended or replaced.

Environmental Law means all laws and regulations, environmental protection policies, and directions, standards and guidelines of any authority (and any other like bodies) regulating or otherwise relating to the environment, including without limitation any law relating to land use, planning, heritage, coastal protection, water catchments, pollution of air or waters, noise, soil or ground water contamination, chemicals, waste, use of hazardous or dangerous goods or substances, building regulations, public and occupational health and safety, asbestos, or noxious trades and all licences, approvals, consents, permissions or permits issued by any authority of an environmental nature.

Pollution has the same meaning as in the Environment Protection Act 1993 (SA).

Hazardous Substances means any hazardous substance, material, oil, gas, liquid or chemical which if present in, on, under or emanating from the Land could result in the issue of a notice or order by an Authority, which for the avoidance of doubt includes asbestos and dangerous goods and substances but excludes Contamination.

7.	Water Rights under SA Water Contract
7.1	The Lessor and Lessee acknowledge and agree that:
(a)

the Lessor has certain rights to a water entitlement of 100ML per annum to be delivered by the Virginia Pipeline (Reference No. SEEDRS11) and used on the Land (100ML Water Entitlement) pursuant to a certain water allocation from SA Water (attached to water account number: 01 40002 534) (100ML Water Contract);

(b)

provided there is no outstanding breach of this Lease by the Lessee, during the term of this Lease (including any further term), the Lessee for each year of the term of this Lease, will be entitled to access, and may use, all of the 100ML Water Entitlement  in lieu of the Lessor;

(c)

if at any time during the term of this Lease (including any further term) the quantum of the 100ML Water Entitlement is, for any reason other than as a result of a breach of special condition 7.3 by the Lessee, reduced to an amount (Reduced Water Entitlement Amount) which is less than 35ML per annum (Guaranteed Water Entitlement Amount), the Lessor must arrange for the Lessee to be entitled to access to, and use of, such amount of other water entitlement or allocation or water source that may be used on the Land that is equal to the difference between the Reduced Water Entitlement Amount and Guaranteed Water Entitlement Amount (Other Entitlement) such that it results in the Lessee being entitled to access and use a quantum of water equal to the Guaranteed Water Entitlement Amount;

(d)	the Lessee must arrange the Other Entitlement under clause 7.1(c):
(i)	to be sourced through SA Water within 7 days of written notice from the Lessee; or
(ii)

if it is not possible to source the Other Entitlement through SA Water, through another source as soon as reasonably possible while using best endeavours from the date of written notice from the Lessee;

(e)

if the Lessor does not provide or procure the Other Entitlement within the time required by Special Condition 7.1(d), the Lessee may make its own arrangement to source or procure entitlement to access and use a quantum of water equal to the Other Entitlement and the Lessee will be entitled to set off against the Rent, all costs and expenses incurred by the Lessee in procure entitlement to access and use such water;
(f)

irrespective of whether sourced or procured by the Lessor or the Lessee, the Lessee will only be liable for such costs, fees and expenses in relation to its entitlement to access and use the Other Entitlement as if such entitlement to access and use the Other Entitlement was by virtue of the Water Contract and any costs, fees or expenses in excess of that amount must be borne by the Lessor (or, if Special Condition 7.1(e) applied, may be set off against the Rent, by the Lessee);

(g)	the Lessor and the Lessee will do all things reasonably necessary to give effect to Special Conditions 7.1(b) to (d); and
(h)

subject to Special Condition 7.1(f), all costs, fees and expenses associated with the supply or use of the 100ML Water Entitlement and, if applicable, the Other Entitlement (being proportionate to the relevant amount of the Other Entitlement supplied by the Lessor to the Lessee) (collectively the Water Entitlement) (including without limitation all costs, fees and expenses associated with the maintenance and renewal of the Water Entitlement and the delivery of water associated with such entitlement for use on the Land, including any annual supply and delivery charges) by the Lessee during the term of this Lease will form part of the Outgoings described in paragraph 2.1 of Item 8 of the Schedule and must be reimbursed by the Lessee to the Lessor otherwise in accordance with the terms of Item 8 of the Schedule.

7.2.

The Lessor covenants and agrees with the Lessee that the Lessor will pay all amounts which are due and payable under the 100ML Water Contract and, if applicable, any contract in relation to the Other Entitlement (being proportionate to the relevant amount of the Other Entitlement supplied by the Lessor to the Lessee) (collectively the Water Contract) and will not:

(a)	surrender or terminate the Water Contract;
(b)

do anything, or permit anything to occur, which would give rise to the Water Contract being cancelled, terminated or otherwise come to an end prior to the end of this Lease (including any further term); or

(c)

agree to a reduction in the quantum of the Water Entitlement below an amount equal to the Guaranteed Water Entitlement Amount or any other amendment to the Water Contract which results in the terms of use, or ability to use, the Water Entitlement being less favourable, without the prior written consent of the Lessee (which consent such not be unreasonably withheld, delayed or conditioned).

7.3	The Lessee covenants and agrees with the Lessor that the Lessee and the Lessee’s Agents (as applicable) will:
(a)	not do anything, or permit anything to occur, which would give rise to the Lessor being in breach or default of the Water Contract;
(b)

not do anything, or permit anything to occur, which would give rise to a reduction in the quantum of the Water Entitlement or any other amendment to the Water Contract which results in the terms of use, or ability to use, the Water Entitlement being less favourable; and

(b)	upon this Lease coming to an end, to do all things reasonably necessary to allow the Lessor to resume its entitlement to, and use of, the Water Entitlement.
7.4

The Lessee releases the Lessor from, and indemnifies the Lessor against, any claims, demands, actions, costs, losses, expenses or other like things which are incurred by or brought against the Lessor in connection with the Water Contract except to the extent such claims, demands, actions, costs, losses, expenses or other like things are caused by any act or omission, negligence or default by the Lessor.

8.Lessor Entities

The Lessor acknowledges and agrees that:

8.1	each of the parties comprising the Lessor are jointly and severally liable for the obligations of the Lessor under this Lease;

8.2	a notice to or from one of the parties comprising the Lessor is deemed to be a notice to or from the Lessor; and

8.3

payment of Rent (or any other amounts payable by the Lessee under this Lease) by the Lessee to one of the parties comprising the Lessor will be deemed payment to the Lessor in full satisfaction of the Lessee's obligation to do so.

Item 10	Public Risk Insurance

Twenty Million Dollars ($20,000,000.00)

Item 11	Interest Rate

A rate of interest equal to the rate of interest charged from time to time by the Commonwealth Bank Australia on overdrafts of more than One Hundred Thousand Dollars ($100,000.00) plus two per centum (2%).

Rules

1.

The Lessor may provide keys and access cards for locks on doors or other openings of the Land and the Building and the Lessee will return to the Lessor on the determination of the Lease all such keys and access cards and shall not permit the same at any time to come into the possession or control of any person other than the Lessee the Lessee’s servants or agents.

2.	No rubbish or waste shall at any time be burned upon or inside the Building or any part thereof.
3.

The Lessee shall not use any method of heating other than that approved by the Lessor and shall not without the Lessor’s consent in writing permit any cooking in the Building other than in areas and with equipment approved by the Lessor.

4.	The Lessee will not use or permit to be used any device whereby any electrical point is used for more than one conduit of electricity to any electrically operated apparatus.
5.	The Lessee shall not permit any of the Lessee’s Agents to interfere with the air conditioning or ventilation systems or any other services in the Building.
6.	Smoking shall be prohibited in the Building and in the vicinity of any entrance to the Building.

Executed as a deed on 2020 Executed by Northland (SA) Pty Ltd in accordance with the Corporations Act 2001: Sole Director and Sole Company Secretary Name (please print) Signed by Robert Damin in the presence of: Witness Robert Damin Name (please print) Signed by Ann Elizabeth Damin in the presence of: Witness Ann Elizabeth Damin Name (please print)

Executed by Pasture Genetics Pty Ltd in accordance with the Corporations Act 2001: Director Director/Company Secretary Name (please print) Name (please print)

Contents	page

OPERATIVE CLAUSE *Delete the inapplicable

The Lessor LEASES TO THE LESSEE the land ABOVE ~~/ HEREINAFTER~~ described and the LESSEE ACCEPTS THIS LEASE of the land for the term and at the rent stipulated, subject to the covenants and conditions expressed herein ~~/ IN MEMORANDUM No.~~ and to the powers and covenants implied by the Real Property Act 1886 (except to the extent that the same are modified or negatived below).

DEFINE THE LAND BEING LEASED INCORPORATING THE REQUIRED EASEMENT(S) ETC. Not applicable.

CONSENTS OF MORTGAGEES AND SECTION 32 DEVELOPMENT ACT 1993 CERTIFICATION

This Lease does not contravene Section 32 of the Development Act, 1993.

Commonwealth Bank of Australia ABN 48 123 123 124 as mortgagee pursuant to Mortgage No. 12076224 hereby consents to this Lease:

DATED 2020

CERTIFICATION   *Delete the inapplicable

Lessor(s)

*The Prescribed Person has taken reasonable steps to verify the identity of the lessor.

*The Prescribed Person holds a properly completed Client Authorisation for the Conveyancing Transaction including this Registry Instrument or Document.

*The Prescribed Person has retained the evidence to support this Registry Instrument or Document.

*The Prescribed Person has taken reasonable steps to ensure that the Registry Instrument or Document is correct and compliant with relevant legislation and any Prescribed Requirement.

Signed By: Simon Michael Venus Legal Practitioner for Piper Alderman on behalf of the Lessor

Lessee(s)

*The Prescribed Person has taken reasonable steps to verify the identity of the lessee.

*The Prescribed Person holds a properly completed Client Authorisation for the Conveyancing Transaction including this Registry Instrument or Document.

*The Prescribed Person has retained the evidence to support this Registry Instrument or Document.

*The Prescribed Person has taken reasonable steps to ensure that the Registry Instrument or Document is correct and compliant with relevant legislation and any Prescribed Requirement.

Signed By: [Name of certifying party] [Capacity of certifying party] for: [Company name] on behalf of the Lessee

FORM L1 (Version 2)

GUIDANCE NOTES AVAILABLE

SERIES NO.PREFIX L AGENT CODE LODGED BY: CORRECTION TO: Piper Alderman PIAL SUPPORTING DOCUMENTATION LODGED WITH INSTRUMENT (COPIES ONLY) 1 2 3 4 5 LANDS TITLES REGISTRATION OFFICE SOUTH AUSTRALIA LEASE FORM APPROVED BY THE REGISTRAR-GENERAL PRIORITY NOTICE ID BELOW THIS LINE FOR OFFICE PURPOSES ONLYCORRECTION PASSED REGISTERED REGISTRAR-GENERAL

LEASE

PRIVACY COLLECTION STATEMENT:  The information in this form is collected under statutory authority and is used for maintaining publicly searchable registers and indexes. It may also be used for authorised purposes in accordance with Government legislation and policy requirements.

LAND DESCRIPTION The whole of the land comprised in Certificate of Title Register Book Volume 5681 Folio 62
ESTATE & INTEREST In Fee Simple
LESSOR (Full name and address) Southaust Holdings Pty Ltd ACN 067 860 806 of c/- Moore Stephens (SA) Pty Ltd of Level 2, 180 Flinders Street, Adelaide SA 5000
LESSEE (Full name, address and mode of holding) Pasture Genetics Pty Ltd ACN 074 290 252 of c/- Moore Stephens (SA) Pty Ltd of Level 2, 180 Flinders Street, Adelaide SA 5000
TERM THREE (3) YEARS COMMENCING ON [INSERT] AND EXPIRING ON [INSERT] TOGETHER WITH ONE (1) RIGHT OF RENEWAL FOR A FURTHER TERM OF TWO (2) YEARS

RENT AND MANNER OF PAYMENT (or other consideration)

Subject to the Rent review provisions contained herein and clause 2.5, the annual Rent will be Two Hundred and Sixty Four Thousand Dollars ($264,000.00) plus GST and is payable in equal calendar monthly instalments in advance on or before the first day of each and every month (with the first and last instalments being proportionate to the parts of the months to which they relate if the Lease does not commence on the first day of a month)

IT IS COVENANTED BY AND BETWEEN THE LESSOR AND THE LESSEE as listed herein: (Covenants, where not deposited, to be set forth on insert sheet(s) and securely attached)

Contents	page

1.	Interpretation	5
1.1	Definitions	5
1.2	General Interpretation	6
2.	Rental, Charges and Outgoings	7
2.1	Payment of Rent	7
2.2	Payment of Charges	7
2.3	Electricity Supply to Premises	8
2.4	Outgoings	9
2.5	Goods and Services Taxes	9
3.	Damage or Destruction of Premises	10
4.	Use of Premises	11
4.1	Permitted Use	11
4.2	Clean	11
4.3	Laws and Rules	11
4.4	Nuisance and Structural Injury	12
4.5	Conduct Avoiding Insurance	12
4.6	Annoying Conduct	12
4.7	Signs	12
4.8	Drains and Gutters	12
4.9	Inflammable Substances	12
4.10	Overloading	12
4.11	Electrical System	13
4.12	Windows	13
4.13	Alcohol	13
4.14	Animals	13
4.15	Trading	13
4.16	Early Occupation	13
5.	Additional Covenants of Lessee	13
5.1	Keys	13
5.2	Rules and Regulations	14
5.3	Environmental Impact	14
5.4	Lights	14
5.5	Rodents and Vermin	14
5.6	Re‑letting or Sale	14
5.7	Infectious Illness	15
5.8	Notices	15
5.9	Costs	15
5.10	Default Costs	15
5.11	Premises Suitability	15
5.12	Strata title or Community Title	16

Contents	page

5.13	Land Division	16
5.14	Environmental Obligations	16
5.15	Lessee not to prejudice	16
5.16	Fire extinguishers	17
5.17	Electrical equipment	17
6.	Air conditioning and Mechanical Services	17
6.1	Maintenance and Repair	17
7.	Partitioning	17
7.1	Approved Partitions	17
7.2	Costs of Partitions	18
7.3	Repairs, Maintenance and Insurance	18
7.4	Removal	18
8.	Assignment and Subletting	18
9.	Alterations, Additions, Repairs and Inspections	20
9.1	No Alterations without Consent	20
9.2	Cables	20
9.3	Notice	21
9.4	Repair and Maintenance	21
9.5	Lessor’s Power to View and Repair	22
9.6	Lessor’s Power to Enter and Undertake Works	22
9.7	Repainting	22
10.	Insurance	23
10.1	Lessee’s Insurance	23
10.2	Certificates of Insurance	23
10.3	Lessee Not to Cause Premium to Increase	23
10.4	Compliance with Insurance Requirements	23
10.5	Lessor not responsible for injury	23
11.	Release and Indemnities	24
11.1	Risk of Lessee	24
11.2	Indemnity by Lessee	24
11.3	Interruption of Services	24
12.	Covenants of Lessor	24
12.1	Quiet Enjoyment	24
12.2	Limitation of Liability	24
13.	Surrender and Lessee’s Fixtures	25
13.1	Surrender of Premises	25
13.2	Removal of Cables	25
13.3	Lessee to Comply	25

Contents	page

14.	Default and Cancellation	25
15.	Rights of Lessor	26
15.1	Recovery Rights	26
15.2	Acceptance of Arrears	26
15.3	Lessee’s Repudiation	26
15.4	Entire Term of Lease	27
15.5	Lessor May Claim Damages	27
15.6	Mitigation	27
15.7	Lessor May Rectify	27
15.8	Interest	27
15.9	Essential Terms	27
15.10	Resumption for Public Use	27
15.11	Set Off	28
16.	Holding Over	28
17.	Rent Review	28
18.	Renewal	28
19.	Waiver	28
20.	Amendments	29
21.	Entire Agreement	29
22.	Governing Law	29
23.	Notices	29
24.	Special Conditions	29
25.	Trustee	29
Schedule		31

Southaust Holdings Pty Ltd (Lessor) hereby leases the Premises to the Lessee for the term specified in Item 5 of the Schedule upon the following terms and conditions:

27.	Interpretation
27.1	Definitions

In this Lease the following expressions shall have the following meanings unless the context requires otherwise:

(a)

Building means the building (or buildings) erected upon the Land comprising the Premises and all fixtures, fittings, plant and equipment in the Building together with any extensions, alterations, modifications, additions or improvements subsequently made to the Building and also includes any part of the Building.

(b)

CPI Rent Review is a review of the then current annual Rent of the Premises to an amount calculated by increasing the Rent payable by the Lessee during the year immediately preceding the review date (disregarding any Rent free period or other incentive) by a percentage figure equal to the amount (expressed as a percentage) by which the Consumer Price Index (Adelaide - All Groups) current at the end of the quarter immediately preceding the relevant review date has increased from the said Index current at the end of the corresponding quarter one year earlier provided that if during the term the Consumer Price Index ceases to be published or substantially changes, the Lessor will select another similar index or indicator of changes in consumer costs in lieu of the Consumer Price Index for the purposes of this definition.

(c)

Current Market Rent Review is a review of the then current annual Rent of the Premises to such Rent, having regard to the terms and conditions of this Lease and other relevant matters which would be reasonably expected for the Premises if it were unoccupied and offered for renting at the highest and best use to which the Premises may be put under this Lease disregarding the value of any goodwill created by the Lessee’s occupation and the value of the Lessee’s fixtures and fittings (if any), as may be agreed between the Lessor and the Lessee and failing such agreement by the relevant review date as determined by a valuation carried out by a person appointed by agreement between the Lessor and the Lessee or, failing agreement as to such person, appointed on the application of either party by the person for the time being holding or acting in the office of President of the Australian Property Institute Incorporated (SA Division) whose costs shall be borne equally by the Lessor and the Lessee.  The valuer will act as an expert and not as an arbitrator. Notwithstanding any other provision in this Lease, the Rent payable following a Current Market Rent Review shall not be less than the annual Rent paid or payable for the period immediately prior to the relevant review date.

(d)

Land means the land described in Item 2 of the Schedule together with all the land, buildings and improvements on the Land as well as any improvements now or erected or made in the future and includes (but without limitation) all air conditioning, fire protection and other plant, machinery and equipment and all fixtures and fittings of the Lessor and all their conveniences, services, amenities and appurtenances and any part of them.

(e)	Lessee means the party described in Item 1 of the Schedule and includes its executors, administrators, successors and permitted assigns.

(f)	Lessee’s Agents means each of the Lessee’s agents, contractors, officers, employees, underlessees, servants, licensees, invitees and other persons claiming through or under the Lessee.
(g)	Lessor includes its executors, administrators, successors and assigns.
(h)	Premises means the premises described in Item 3 of the Schedule and includes:
(1)	all the Lessor’s buildings, improvements, fixtures, fittings, plant, equipment and chattels installed in or on the Premises;
(2)	all conveniences, services, amenities and appurtenances of, in or to the Premises;
(3)	any alterations, additions, improvements or modifications made to the Premises from time to time; and
(4)	any part of the Premises.
(i)	RCL Act means the Retail and Commercial Leases Act 1995 (SA).
(j)	Rent means the rent amount per year set out in Item 4 of the Schedule as varied from time to time.
27.2	General Interpretation
(a)

A reference to any Act includes all statutes, regulations, codes, by‑laws or ordinances and any notice, demand, order, direction, requirement or obligation under that Act (and vice versa) and unless otherwise provided in that Act includes all consolidations, amendments, re‑enactments or replacements from time to time of that Act and a reference to law includes a reference to any Act and the common law.

(b)	Reference to one gender includes the other genders. A reference to a person includes an incorporated body and vice versa. The singular includes the plural and vice versa.
(c)	Where a party comprises more than one person, this Lease applies to all of them together and each of them separately.
(d)	Anything which the Lessee is required to do must be done at the cost of the Lessee and to the reasonable satisfaction of the Lessor.
(e)	An obligation on the Lessee under this Lease (other than an obligation to pay Rent or other moneys to the Lessor) requires the Lessee to ensure compliance by the Lessee’s Agents with that obligation.
(f)	Headings are for convenience of reference and shall not affect the interpretation of this Lease.
(g)

This Lease is written in plain English.  The parties agree that its terms are to be interpreted to give commercial efficacy to the parties’ arrangements.  No rule resolving a doubt as to interpretation against the party preparing this Lease or any part of it shall apply.  Any specific provisions will not limit the interpretation of general provisions.

(h)	Any express obligation on a party shall, unless otherwise stated, be performed at that party’s expense.
(i)

If a provision of this Lease is void or voidable by either party or unenforceable, invalid or illegal but would not be void, voidable, unenforceable, invalid or illegal if it were read down, it shall be read down accordingly.  If notwithstanding the foregoing a provision of this Lease is still void, voidable, unenforceable, invalid or illegal:

(1)	if the provision would not be void or voidable or unenforceable or invalid or illegal if a word or words as the case may be were severed, then that word or words are hereby severed; and
(2)	in any other case, the whole provision is hereby severed and the remainder of this Lease has full force and effect.
(j)

To the extent that any terms or conditions implied by statute are inconsistent with the terms or conditions of this Lease any such implied terms and conditions are, unless not permitted by law, expressly excluded from this Lease.

(k)

If a body, institute, association or relevant authority referred to in this Lease ceases to exist, then this Lease must be read as referring to such body, institute, association or relevant authority as then serves substantially the same objects as that body, institute, association or relevant authority.

(l)

All money (including Rent) payable by the Lessee to the Lessor and costs recoverable from the Lessee by the Lessor must be paid to the Lessor (or such other person as the Lessor notifies the Lessee) and at the place or in the manner specified under clause 2.1 and will be recoverable as a debt and if no date or time for payment is specified must be paid within seven (7) days of demand.

(m)	The words include, includes or including will be deemed in all cases to be followed by the words without limitation.
28.	Rental, Charges and Outgoings
28.1	Payment of Rent

The Lessee shall pay the Rent due under this Lease free from exchange, deduction, set off or counterclaim and abatement into such bank account as may be nominated by the Lessor from time to time or in the absence of such a nomination then to the Lessor or to such other person as may be nominated by the Lessor by cash or cheque at the time and in the manner set out in Item 4 of the Schedule and the Lessee shall make no deductions from such Rent.

28.2	Payment of Charges

Subject in all respects to clause 2.3, during the term of this Lease the Lessee shall pay promptly charges for gas, electricity, oil, water and telephone incurred in respect of the Premises.  If a separate meter is required to record or measure any of these services or substances then if required by the Lessor the Lessee at its cost shall install the appropriate meter.

28.3	Electricity Supply to Premises
(a)	The Lessor has no obligation to supply electricity to the Premises and the Lessee has no obligation to purchase electricity from the Lessor.
(b)

If the Lessor does supply electricity to the Premises or to the Lessee the Lessor may in its absolute discretion elect to cease doing so subject to giving the Lessee not less than three (3) months’ notice of its intention to cease supplying electricity to the Premises or to the Lessee and as from the expiry of such notice period the Lessor shall be under no obligation to supply electricity to the Premises or the Lessee and it is acknowledged and agreed by the Lessee that as from such time the Lessee will need to obtain its electricity from a retailer of electricity licensed pursuant to the Electricity Act.

(c)

All electricity purchased by the Lessee from the Lessor must be paid for by the Lessee to the Lessor within seven (7) days of invoice at a rate not exceeding the maximum chargeable rate permitted from time to time by the Essential Services Commission of South Australia or upon such terms as may be agreed in writing between the Lessor and the Lessee.  If the Lessee does not make any payment due hereunder in respect of electricity within seven (7) days of the due date for payment, the Lessor may, without prejudice to any other rights or remedies available to it, forthwith and without notice terminate the supply of electricity to the Lessee or the Premises.

(d)

If the Lessee does not purchase its requirements for electricity from the Lessor then all costs associated with the establishment or provision of an independent supply of electricity to the Premises including without limitation the costs of installing new meters, to the extent permitted by law, shall be borne and paid by the Lessee or reimbursed by the Lessee to the Lessor upon demand as the Lessor requires.

(e)

If the Lessee is to obtain electricity for or in respect of the Premises other than from the Lessor then the Lessor will, if required by the Regulations, allow the Lessee access to and use of the Lessor’s inset network (as defined in the Regulations) for the purpose of obtaining the Lessee’s supply of electricity provided that the Lessee shall notify the Lessor of the name of the retailer of electricity and the term of the relevant electricity supply contract and shall ensure that the Lessor is provided with sufficient information concerning the Lessee’s consumption of electricity for or in respect of the Premises to enable the Lessor to calculate the Lessee’s required contribution to network charges, including without limitation promptly advising the Lessor of any change in the identity of the retailer of electricity or any new term or change to an existing term of the Lessee’s retail electricity supply contract.  The Lessor shall keep all such contract and consumption information private and confidential.  Without limiting the foregoing, upon the Lessor’s request, the Lessee will provide its retailer of electricity with written authorisation to release such consumption details to the Lessor and the Lessor may rely on the consumption details so provided for the purpose of calculating the Lessee’s required contribution to network charges.

(f)

The Lessee must pay to the Lessor all network charges applicable to the consumption of electricity in or in respect of the Premises and all other charges imposed on the Lessor in respect of or relating to the supply of electricity to the Premises except to the extent that the Regulations prohibit such payment.

(g)

If the Lessee is purchasing from the Lessor the Lessee’s requirements for electricity to be used or consumed by the Lessee in the Premises the Lessor shall not be liable to the Lessee for any failure either total or partial to supply electricity arising from:

(1)	failure of the Lessor’s electricity supplier to supply electricity to the Lessor or on behalf of the Lessor to the Lessee except insofar as such failure shall be due to the Lessor’s default;
(2)

war, riot, act of God, force majeure, strike, lockout or accident or interference with or breakdown from whatever cause of any part of the Lessor’s or the Lessor’s electricity supplier’s electrical installations or equipment;

(3)	wrongful or improper use of electrical equipment by the Lessee; or
(4)	any other cause whatever beyond the reasonable control of the Lessor.
(h)	In this clause 2.3 a reference to:
(1)	Electricity Act means the Electricity Act 1996 as varied from time to time and legislation which replaces it;
(2)

network charges means the costs payable by the Lessor from time to time to the operator of the electricity distribution network to which the Land is connected on account of the use of that network to deliver electricity to the Land;

(3)	Regulations means the Electricity (General) Regulations 1997, as varied from time to time or any other regulations which replace them.
28.4	Outgoings

The Lessee shall comply with the provisions contained in Item 9 of the Schedule in relation to the payment of Outgoings.

28.5	Goods and Services Taxes
(a)

In addition to all other amounts payable by the Lessee pursuant to this Lease the Lessee shall pay to the Lessor, at the same time as the relevant Rent, Outgoing, expense or other amount is due, all goods and services taxes, value added taxes, consumption taxes or other similar taxes, duties, excises, surcharges, levies or imposts (collectively GST) charged or levied in respect of:

(1)	Rent paid or received pursuant to this Lease;
(2)	any Outgoings or other expenses incurred or paid by the Lessor and which are to be reimbursed by the Lessee to the Lessor pursuant to this Lease; and
(3)

any other taxable supply by the Lessor (for which the Lessor is to receive consideration from the Lessee pursuant to this Lease) within the meaning of A New Tax System (Goods and Services Tax) Act 1999 or any other Act amending or in substitution therefor (GST Act).

(b)

The parties acknowledge that the Rent specified in Item 4 of the Schedule and reserved by this Lease from time to time is exclusive of the amount of GST charged, levied or payable from time to time in respect of the Rent.

(c)

Notwithstanding the above, if this Lease requires the Lessee to pay, reimburse or contribute to an amount paid or payable by the Lessor in respect of an acquisition from a third party for which the Lessor is entitled to an input tax credit under the GST Act, the amount for payment, reimbursement or contribution will be the GST exclusive value of the acquisition by the Lessor plus, if the Lessor’s recovery from the Lessee will be a taxable supply within the meaning of the GST Act, the GST payable in respect of that supply.

(d)	The Lessor shall provide to the Lessee a tax invoice in accordance with the GST Act in respect of any GST payable by the Lessee pursuant to this clause.
29.	Damage or Destruction of Premises
(a)

If the whole or any part of the Building or the Land are damaged and as a result the Premises are unusable or inaccessible and the Lessor decides that it is impractical or undesirable to repair the Premises then it must notify the Lessee in writing of that decision within 21 days of such damage occurring (Lessor’s Notice).

(b)

If the whole or any part of the Building or the Land are damaged and as a result the Premises are unusable or inaccessible then the Lessee may request the Lessor to repair the damage by notice in writing to the Lessor (Lessee’s Notice).

(c)	The Lessor or the Lessee may terminate this Lease by giving at least seven (7) days’ notice in writing to the other if the Lessor:
(1)	notifies the Lessee of its decision not to repair pursuant to the Lessor’s Notice; or
(2)	does not commence repairing the Premises within a reasonable time after receiving the Lessee’s Notice; or
(3)	does not complete repairs of the Premises within a reasonable time after commencing them.
(d)	Termination of this Lease pursuant to this clause 3 does not affect either party’s rights concerning any previous breach or matter.
(e)	In circumstances where this clause 3 applies, the Lessor has no obligation to repair the Land or the Building or the Premises or to make them fit for occupation.
(f)

When the Premises cannot be used under this Lease or are inaccessible due to damage the Lessee is not liable to pay Rent in respect of such period and the Lessee’s obligation to contribute to Outgoings or any other charges payable to the Lessor pursuant to this Lease (all of which are hereinafter in this clause called the Lessee’s Payments) that are attributable to the period during which the Premises cannot be used or is inaccessible shall be suspended.

(g)	Notwithstanding clause 3(f), the Lessee is not relieved from the obligation to make the Lessee’s Payments if the damage resulted from the wrongful act or negligence of the

Lessee or any of the Lessee’s Agents unless the Lessor is insured against loss of Rent under an insurance policy and the Lessee contributes to the insurance premium payable under such policy.
(h)

If the Premises are still useable under this Lease but their useability is diminished due to damage, the Lessee’s liability to pay the Lessee’s Payments attributable to a period during which useability is diminished is reduced in proportion to the reduction in useability caused by the damage.

(i)

If there is any dispute between the parties as to the amount of the Lessee’s Payments to be abated and such dispute cannot be resolved within fourteen (14) days of the date of the damage and destruction, such dispute shall be referred to a valuer selected by agreement between the Lessor and the Lessee and in default of such agreement then either the Lessor or the Lessee may request the President of the South Australian Division of the Australian Property Institute Incorporated to nominate a valuer and the decision of such valuer shall be final and binding on the parties and such valuer shall, in so acting, act as an expert and not as an arbitrator and the costs of such valuer shall be borne equally between the Lessor and the Lessee.

30.	Use of Premises
30.1	Permitted Use

The Lessee shall not use or permit to be used the Premises for any purpose other than that set out in Item 6 of the Schedule.

30.2	Clean

The Lessee shall keep the interior and exterior of the Premises thoroughly clean, tidy and free of graffiti at all times.  Notwithstanding the previous sentence of this clause, the Lessor may at its option require in lieu of the Lessee carrying out the removal of any graffiti on either the interior or exterior of the Premises that the Lessor or its nominee shall remove such graffiti at the cost of the Lessee and the Lessee shall pay to the Lessor such cost within seven (7) days of receiving an appropriate tax invoice provided further that the Lessor may in its discretion by notice in writing to the Lessee require the Lessee to pay to the Lessor the amount quoted by an independent contractor (being the lower of two (2) quotes which must be obtained by the Lessor) prior to the Lessor arranging for the removal of any such graffiti.

30.3	Laws and Rules

At its own expense the Lessee will observe and comply with the requirements of all laws and governmental rules affecting the Premises and also with all lawful directions and orders of any public body or authority relating to the Premises.  The Lessee shall not do or omit to do anything in respect of the Premises which could make the Lessor liable to pay a penalty or bear some expense incurred under any such laws, rules or orders.  Nothing in this clause shall require the Lessee to undertake structural alterations or additions to the Premises unless they are required as a result of the Lessee’s failure to observe or perform any provision contained in or implied by this Lease or would not have been required but for the nature of the business conducted by the Lessee or the number of persons employed by the Lessee.  If the Lessee does not strictly comply with the terms of this clause then the Lessor may enter the Premises and carry out the required work at the Lessee’s expense and any costs incurred by the Lessor in carrying out the required work shall be paid by the Lessee to the Lessor upon demand.  If any amounts are not paid immediately then the Lessor may charge interest on such unpaid amounts until the date of payment at the rate of interest specified in Item 12 of the Schedule.

30.4	Nuisance and Structural Injury

The Lessee shall not use or permit the Premises to be used or permit anything to be done on the Premises which would in any way violate any permit to occupy or use the Premises or which may cause structural injury to any part of the Premises or which may constitute a public or private nuisance or waste.

30.5	Conduct Avoiding Insurance

The Lessee shall not do or permit to be done on the Premises anything which may prejudice invalidate or vitiate any policy of insurance in respect of the Premises or which may require payment of any extra premium or expense for such insurance.

30.6	Annoying Conduct

The Lessee shall not have or use or allow on the Premises any noxious, noisy, dangerous, immoral or offensive substance or activity and shall not do or allow on or about the Premises anything which may cause unreasonable annoyance, nuisance, damage or disturbance to any persons who occupy or own nearby premises.

30.7	Signs

The Lessee can only have on the Premises an advertisement, notice, sign, or hoarding (sign) if the Lessor has previously granted its written consent to the particular sign (such consent not to be unreasonably withheld) and the Lessee has obtained, at its cost, the requisite consents from and approvals of the appropriate authorities.  Any sign on the Premises shall be removed by the Lessee when this Lease expires or earlier if this Lease is cancelled prior to its expiry date and any damage arising in the course of such removal shall be immediately restored by the Lessee at its own cost.

30.8	Drains and Gutters

The Lessee shall at its own expense keep all toilets, basins, drains, pipes, gutters and water apparatus in the Premises open and free from blockage.

30.9	Inflammable Substances

The Lessee shall not without the Lessor’s prior written consent use or store inflammable substances on the Premises.

30.10	Overloading

The Lessee shall not have on the Premises any plant or equipment which may in the reasonable opinion of the Lessor be likely to cause any structural or other damage to the Premises and before bringing any heavy equipment upon the Premises the Lessee shall inform the Lessor of the Lessee’s intention to do so and shall comply with any directions given to the Lessee by the Lessor in relation to the installation or location of such equipment.

30.11	Electrical System

The Lessee shall not overload the cables switchboards or sub‑boards through which electricity is conveyed to the Premises.

30.12	Windows

The Lessee shall ensure that all windows, skylights, ventilating shafts and air inlets and air outlets in the Premises are kept uncovered and not obstructed (other than by curtains or blinds where applicable as window treatments).

30.13	Alcohol

The Lessee shall not sell or distribute alcohol on the Premises except with the Lessor’s prior written consent.

30.14	Animals

The Lessee shall not have any animals on the Premises.

30.15	Trading

If the Permitted Use referred to in Item 6 of the Schedule includes a retail component then the Lessee must keep the Premises fully stocked with good and saleable merchandise and the Lessee must, to the extent permitted by law, keep the Premises open for business during the days and hours from time to time notified in writing by the Lessor to the Lessee as the designated operating hours for the Land (provided that the Lessee shall not be required to keep the Premises open for business during any days and hours during which the conduct of the Lessee’s business from the Premises is prohibited by law) and the Lessee shall use its best endeavours to improve its business and not do anything to detrimentally affect the goodwill of that business.

30.16	Early Occupation

In the event that the Lessor allows the Lessee to take occupation of or have access to the Premises prior to the commencement date of this Lease, then it is expressly agreed that in respect of such period of occupation and/or access the Lessor and the Lessee shall be bound in contract by the terms of this Lease other than in respect of the covenants regarding Rent and Outgoings (as Lessee covenants) and quiet enjoyment (as Lessor covenants).

31.	Additional Covenants of Lessee
31.1	Keys

Upon the expiration or earlier cancellation of this Lease the Lessee shall deliver to the Lessor all keys, entry cards and similar devices which give access to any part of the Premises.  In the event that any locks, keys or access cards allocated to the Lessee by the Lessor in respect of the Premises or the Building or any part thereof are stolen, lost, misplaced or damaged by the Lessee or any of the Lessee’s Agents, the Lessee shall upon demand by the Lessor pay all costs and expenses incurred by the Lessor in replacing such locks, keys or access cards for use by the Lessor, the Lessee, the other occupiers of the Land and persons authorised by the Lessor to use the Land.

31.2	Rules and Regulations

The Lessee shall ensure that the Lessee and the Lessee’s Agents observe comply with and perform the rules (annexed hereto) (Rules) relating to the management and care of the Premises and/or the Land or any part thereof and the conduct of the occupiers thereof and any variations, additions or amendments to such Rules from time to time made by the Lessor for the better functioning of the Land provided that no such additions, variations or amendments shall be inconsistent with the provisions of this Lease and the rights of the Lessee as expressed in this Lease and the Lessee hereby acknowledges agrees and declares that failure by the Lessee or any of the Lessee’s Agents to perform and observe such Rules or any variations additions or amendments shall constitute a breach of the terms of this Lease and the Lessee further warrants and undertakes the due observance and performance of the Rules and any variations, additions or amendments by the Lessee’s Agents.

31.3	Environmental Impact

The Lessee shall take all such reasonable measures and precautions as may be necessary to ensure that the environmental impact resulting from the Lessee’s occupation of the Premises and the activities of the Lessee are kept to a minimum.  Without limiting the generality of the foregoing and irrespective of whether the Lessor has given its consent in respect of the storage of any particular compounds or substances upon or within the Premises by the Lessee in the event that during the term of this Lease or any period of holding over, any pollution, contamination or degradation occurs of, on or to the Premises (other than to the extent to which the same has been caused by any negligent act or omission of the Lessor or its servants, agents or employees) then the Lessee shall immediately upon demand by the Lessor, at its own cost and expense, remove any and all such contaminating or polluting substances and compounds from all parts of the Premises.

31.4	Lights

The Lessee shall at its own expense replace all electric light bulbs, diffusers, starters, tubes and globes in the Premises which may become damaged or broken or fail to light.

31.5	Rodents and Vermin

The Lessee shall at its own expense take all proper precautions to keep the Premises free of rodents, vermin, insects and pests and will if required by the Lessor engage at its own expense pest exterminators for such purpose.

31.6	Re‑letting or Sale

If requested by the Lessor the Lessee shall permit the Lessor and its agent to place re‑letting or sale signs on the Premises and upon receiving reasonable notice will allow the Lessor and its agent to show prospective tenants, purchasers and others through the Premises.

31.7	Infectious Illness

If any infectious illness transpires on or about the Premises the Lessee shall immediately give written notice to the Lessor and to the proper public authorities of such illness and shall thoroughly fumigate and disinfect the Premises at the Lessee’s own expense and to the satisfaction of such public authority.

31.8	Notices

If the Lessee receives or becomes aware of any notice from any statutory, public or municipal authority with respect to the Premises then the Lessee shall immediately give the Lessor written notice of such notice.

31.9	Costs

The Lessee shall pay:

(a)	any duties which may be assessed in respect of this Lease;
(b)	all Lands Titles Office registration fees in respect of this Lease;
(c)

one half of the Lessor’s legal costs in relation to the negotiation, preparation, completion, stamping and registration of this Lease including but not limited to costs and expenses in obtaining the consent of any mortgagee to the granting of this Lease and the costs payable to any such mortgagee for production of the Certificate(s) of Title;

(d)	the costs of preparation and registration of any plan delineating the Premises; and
(e)

the Lessor’s reasonable legal costs and other expenses of and incidental to (including all enquiries concerning) any request or application by the Lessee for the consent of the Lessor to any transfer or assignment by the Lessee of this Lease or the Lessee’s interest in it, any sub-letting of the Premises by the Lessee or to any mortgage, charge or encumbrance of the interest of the Lessee under this Lease (whether consent is granted or refused and whether the proposed dealing proceeds or not).

31.10	Default Costs

If the Lessee does not observe or perform any provisions in this Lease the Lessee shall pay to the Lessor all legal and other costs and expenses for which the Lessor shall become liable in consequence of or in connection with such default.  Legal costs shall be on a full indemnity basis.

31.11	Premises Suitability

The Lessee further acknowledges and declares that the Lessee has relied on its own judgement, expertise and experts in deciding that the Premises are suitable for the Lessee’s purposes, that no promise, representation, warranty, assurance or undertaking has been given by the Lessor in respect of the fittings, finish, facilities and amenities of the Premises and that the Lessee has obtained requisite consents from and approvals of all government, semi-government, local government, statutory, public or other authorities, bodies or persons having jurisdiction over the Premises in relation to the Lessee’s use of the Premises.

31.12	Strata title or Community Title

If the Lessor at any time during the term of this Lease seeks to community title the Land or any part of it, or partially or fully convert the Land or any part of it from strata title to community title, the Lessee must forthwith upon receipt of a request by the Lessor execute and provide to the Lessor any form of consent to such community titling or conversion from strata titling to community titling required by the Lessor and a surrender of this Lease in registrable form together with the Lessee’s copy of this Lease provided always that the Lessor must first deliver to the Lessee a lease of the Premises capable of registration following the registration of the community plan, such lease to be on the same terms and conditions as this Lease except that the term reserved in such lease must be for the unexpired balance of the term of this Lease and incorporating a provision obliging the Lessee to observe and comply with the By‑laws of the Community Corporation and provided further that all costs of and incidental to the preparation, stamping and registration of the surrender of this Lease and the preparation, stamping and registration of the new lease including the costs of a surveyor must be borne by the Lessor but the Lessor is not required to pay the Lessee’s legal costs.

31.13	Land Division

The Lessor may at any time during the term of this Lease divide the Land or the Building pursuant to Part XIXAB of the Real Property Act 1886 and sell any allotment on a plan of division or consolidate the Land into one or more titles.  The Lessee shall not object to or obstruct any such division, redevelopment, sale or consolidation and if this Lease has been registered at the Lands Titles Office or if the Lessee has lodged a caveat against the title to the Land, the Lessee shall promptly grant at no cost to the Lessor its consent in writing to the registration of any plan of division or consolidation.

31.14	Environmental Obligations

The Lessee must cooperate with and assist the Lessor in the completion of any environmental assessment including an environmental audit or building performance assessment.  Such cooperation and assistance includes, without limitation, providing the Lessor with all information in relation to the Lessee’s use and occupation of the Premises and permitting the Lessor to enter and inspect the Premises upon the Lessor giving the Lessee reasonable prior notice. In this clause:

(a)	building performance assessment means an assessment conducted by the Lessor in relation to the environmental performance of the Building;
(b)	environmental audit means an environmental audit conducted by the Lessor in relation to the environmental performance of the Building including the Premises;
(c)

environmental performance means the performance of the Building (including each premises within the Building) in respect of consumption of materials, energy, water and other utilities, the generation of residual and waste materials, internal ambient conditions for occupants and other relevant parameters.

31.15	Lessee not to prejudice

If the Lessor proposes to create, vary, surrender or extend any right, interest, easement or encumbrance or any part of it (Interest) over or in relation to the Land or any part of it, then provided such variation, surrender or extension does not substantially or materially prejudice the Lessee’s right or increase the Lessee’s financial obligations under this Lease the Lessee must, within seven (7) days of receiving a request from the Lessor to do so, consent to or enter into any document required by the Lessor to enable the Interest to be dealt with in the manner required by the Lessor.

31.16	Fire extinguishers

The Lessee shall, at its own cost and expense, supply, install, maintain and service all fire extinguishers for the Premises in accordance with the requirements of any government, semi government, local government, statutory, public or other authority or body.

31.17	Electrical equipment

The Lessee shall, at its own cost and expense ensure that any electrical plant or equipment in the Premises is inspected, tagged and tested in accordance with the requirements of any government, semi government, local government, statutory, public or other authority or body.

32.	Air conditioning and Mechanical Services
32.1	Maintenance and Repair
(a)

Where any plant, machinery or equipment for heating, cooling or circulating air or any other plant, machinery or equipment comprising or providing any other mechanical, fire or electrical services (Plant) is provided, operated or installed in the Premises the Lessee will maintain the Plant in good working condition and without limiting the foregoing will maintain at its own expense a comprehensive service and maintenance contract (with annual servicing and inspections of the Plant) in respect of the Plant with such reputable contractor or contractors as may be approved by the Lessor and will at all times use and regulate the Plant to ensure that it is employed to the best advantage in the conditions from time to time prevailing and will not do or allow anything in relation to the Plant which might interfere with or impair its efficient operation.

(b)	The Lessee covenants and agrees with the Lessor to pay all costs and expenses of and in connection with the operation, servicing, maintenance and repair of the Plant.
(c)

Annually and upon the expiration or earlier cancellation of this Lease, the Lessee shall provide the Lessor with a certificate from a reputable contractor or contractors approved by the Lessor certifying that the Plant is in good working condition and if such certificate is not so provided or indicates that maintenance or repair works are required in respect of the Plant then the Lessee shall immediately cause the requisite works to be undertaken at the Lessee’s cost and expense or, at the Lessor’s discretion, shall pay to the Lessor such amount as the Lessor reasonably determines to be payable in respect of the required works.

33.	Partitioning
33.1	Approved Partitions

The Lessee shall only use partitions in the Premises which have received the prior written approval of the Lessor and in installing partitions the Lessee shall ensure that they accord with plans and specifications previously approved by the Lessor and the Lessee shall not make any additions or alterations to partitions without first obtaining the written approval of the Lessor which approval shall not be unreasonably withheld.

33.2	Costs of Partitions

The Lessee shall pay the cost of all additional lights and power outlets, switches and telephone outlets, any relocation of thermal alarms or fire fighting systems and any alterations to or balancing of the air conditioning which may be required by reason of the installation or position of any such partitions together with all architects’ and other consultants’ fees incurred by the Lessor or the Lessee in connection with the installation of partitions.

33.3	Repairs, Maintenance and Insurance

The Lessee shall be responsible for repairing, maintaining and insuring partitions in the Premises.  Ownership of all partitioning installed by the Lessee shall unless otherwise agreed in writing remain with the Lessee.

33.4	Removal

If required by the Lessor the Lessee shall remove all internal partitions (or such parts thereof as may be nominated by the Lessor) it installs at or prior to the expiry of the Lessee’s occupation of the Premises and if the Lessee does not remove such partitioning the Lessor may remove and dispose of them itself.  Any partitions not removed by the Lessee may upon the Lessor’s election become the property of the Lessor.  All damage done to the Premises by such removal shall be made good by the Lessee on or prior to the expiration of the Lessee’s occupation of the Premises and if the Lessee fails to do so the Lessor may restore such damage.  All costs incurred by the Lessor in such removal or disposal or in making good such damage shall be paid by the Lessee to the Lessor within seven (7) days of the Lessor notifying the Lessee of the amount of such costs.

34.	Assignment and Subletting
(a)

It is a term of this Lease that the Lessee has the right, subject to the consent of the Lessor, to assign the Lessee’s rights under this Lease and that the Lessor will not unreasonably withhold consent nor make any charge for consent other than the Lessor’s reasonable incidental expenses provided that without limiting the foregoing, the Lessor is entitled to withhold consent to a proposed assignment if:

(1)

the proposed assignee proposes to change the use to which the Premises are put from the use specified in Item 6 of the Schedule (or from such other use as may previously have been consented to in writing by the Lessor); or

(2)	the proposed assignee is unlikely to be able to meet the financial obligations of the Lessee under this Lease; or
(3)	where some or all of the Premises are used for retail purposes, the proposed assignee’s retailing skills are inferior to those of the assignor; or
(4)	the Lessee has not complied with the procedural requirements outlined in section 45 of the RCL Act; or
(5)	the RCL Act would apply to this Lease after such assignment (where the RCL Act did not apply to this Lease prior to such proposed assignment).

(b)	Subject to clause 8(a) of this Lease the Lessee covenants with the Lessor that the Lessee:
(1)

will not assign, sublet, transfer or part with possession of the Premises or any part of the Premises or mortgage, charge or encumber the Lessee’s interest under this Lease without the written consent of the Lessor;

(2)	will at the time of applying for consent have remedied all existing breaches (if any) on the part of the Lessee under this Lease;
(3)

will before, or at the time of, applying for consent submit to the Lessor a true copy of all transfers assignments agreements and other instruments to be entered into in respect of any proposed dealing with this Lease or the Premises or the Lessee’s interest therein and in the case of a proposed transfer assignment or subletting the Lessee will submit evidence satisfactory to the Lessor that the proposed transferee, assignee or subtenant is respectable, responsible solvent and suitable; and

(4)

will, if so required by the Lessor, before any proposed assignment, transfer or subletting is effected procure from the proposed assignee, transferee or subtenant a direct covenant with the Lessor to observe the terms and conditions of this Lease and procure such guarantees of the performance of the Lessee’s obligations under this Lease as the Lessor may require.

(c)

Subject to any specific provision of this Lease to the contrary, the Lessee will not grant concessions, franchises or licences to sell or do business on the Premises or any part of them and will not allow any other person to sell goods or property or provide services on or from the Premises or any part of them without the prior written consent of the Lessor (not to be unreasonably withheld).

(d)	Notwithstanding clauses 8(a) and 8(b), while the Lessee in occupation and possession of the Premises is Pasture Genetics Pty Ltd ACN 074 290 252, the Lessee may:
(1)	transfer or assign the Lessee's interest under this Lease to a related body corporate (as defined in the Corporations Act 2001) of the Lessee; or
(2)	mortgage or encumber the Lessee's interest under this Lease in the course of arranging business finance,

without the prior consent of the Lessor provided that the Lessee must provide the Lessor with no less than thirty (30) days prior written notice of such proposed transfer, assignment, mortgage or encumbrance (as the case may be).

35.	Alterations, Additions, Repairs and Inspections
35.1	No Alterations without Consent
(a)

The Lessee shall not make or allow any alterations, additions or installations to or in the Premises unless the Lessee has first obtained the written consent of the Lessor.  Subject to compliance by the Lessee with clause 9.1(b), the Lessor shall not unreasonably withhold such consent.

(b)	Where the consent of the Lessor is sought (whether consent is granted or refused):
(1)

particulars of any proposed alterations, additions or installations (including plans and/or drawings of the size, location, dimensions, weight, heat and noise emission and specifications) and the materials and design must first be submitted to the Lessor;

(2)

such proposed alterations, additions or installations must be effected by a qualified contractor approved by the Lessor (acting reasonably) in accordance with any details and directions given in the Lessor’s approval and in accordance with all of the relevant building regulations and approved by all of the relevant authorities (if necessary);

(3)

the Lessor’s reasonable costs and other expenses of and incidental to (including all enquiries concerning) any request or application by the Lessee for the consent of the Lessor to any proposed alterations, additions or installations must be immediately paid by the Lessee to the Lessor on demand; and

(4)

the costs and expenses of and incidental to any structural, mechanical or electrical work to be done to the Premises or the Building as a consequence of any proposed alterations, additions or installations must be immediately paid by the Lessee on demand by the Lessor together with all architect and consultant fees incurred by the Lessor.

(c)

It shall be deemed to be a term of any such consent that prior to the expiry or earlier cancellation of this Lease the Lessee will unless otherwise requested by the Lessor restore the Premises to the condition they were in prior to the making of the relevant alteration, addition or installation.

35.2	Cables

Without limiting clause 9.1, the Lessee shall not install or place any cables in ducts or risers of the Building or in the ceilings, floors or walls of the Premises unless the Lessee has first obtained the written consent of the Lessor.  The Lessor shall not unreasonably withhold such consent.  If the Lessor provides its consent to the installation or placement of any cables, the Lessee must provide the Lessor with a detailed plan showing the position of and identifying such cables.

35.3	Notice

The Lessee shall give to the Lessor prompt notice in writing of any apparent circumstances known to the Lessee reasonably likely to be or cause any danger risk or hazard to the Premises or any person in the Premises.

35.4	Repair and Maintenance

At all times during the term of this Lease the Lessee shall:

(a)

repair, clean and maintain the Premises so that they are kept in the same condition that they were in at the commencement of the Lessee’s occupation (or in the case of additions or installations made after the commencement of this Lease then in the same condition as when the relevant addition or installation was completed) fair wear and tear excepted;

(b)	maintain in good order and condition all painted and papered portions of the interior of the Premises during the term of this Lease and during any extension or renewal of this Lease;
(c)	keep the Premises clean and free from rubbish and graffiti and keep all garbage in proper receptacles and not overfill those receptacles;
(d)	keep and maintain all fittings, plant, furnishings and equipment in the Premises so that they are clean and in good condition;
(e)

repair any damage to any adjoining premises caused by the act, default or neglect of the Lessee or any of the Lessee’s Agents.  The Lessee’s obligations under this clause 9.4(e) will not apply to the extent that the Lessor has received compensation for such damage under a policy of insurance;

(f)

promptly repair and replace all broken, scratched or etched glass and repair all damaged or broken heating, lighting or electrical equipment and plumbing in the Premises and all doors, windows, locks and keys and all Lessor’s fixtures and things which are in or are part of the Premises.  Any replacement materials or materials used to repair damage or breakages must be of the same or similar quality to the previous materials;

(g)	if any part of the Premises is outside, keep that part in a clean and tidy condition and keep and maintain any subsisting garden areas; and
(h)

maintain the floor coverings in the Premises (whether installed by the Lessor or the Lessee) in good condition at all times (fair wear and tear excepted) and where the Lessee or any of the Lessee’s Agents cause damage or excessive wear to the floor coverings to remove and replace the damaged floor coverings, to the reasonable satisfaction of the Lessor, with new floor coverings of a quality and standard not less than that of the floor coverings in the Premises as at the commencement date of this Lease or date of installation of such floor coverings (whichever is the later), provided that nothing in this clause shall oblige the Lessee to do work of a structural or capital nature unless such work is required as a result of the act, neglect or default of the Lessee or any of the Lessee’s Agents or would not have been required but for the Lessee’s use or occupancy of the Premises.

35.5	Lessor’s Power to View and Repair

The Lessor and persons authorised by it may at all reasonable times upon giving prior reasonable notice to the Lessee enter the Premises to inspect them.  If the Lessee has not complied with any of the Lessee’s obligations in relation to cleaning, maintaining and repairing the Premises then the Lessor may serve on the Lessee a notice requiring the Lessee to undertake the requisite maintenance cleaning or repair work and if within a reasonable time of receiving such notice the Lessee does not undertake the requisite work then the Lessor or persons authorised by it may undertake such work and for that purpose the Lessor and persons authorised by it may enter the Premises and remain on the Premises until the requisite works have been completed.  Any expenses or costs incurred in carrying out such work shall be immediately paid by the Lessee to the Lessor upon demand.

35.6	Lessor’s Power to Enter and Undertake Works

Notwithstanding any other provision in this Lease, the Lessor and persons authorised by it may upon giving reasonable notice to the Lessee:

(a)

install, maintain, use, repair, alter and replace any of the Lessor’s fixtures, fittings, plant and equipment in or on the Building or the Land or any pipes, wires, tubes, conduits, ducts and cables leading through the Premises;

(b)	carry out any other works as may be provided for in this Lease; and
(c)	for any such purposes enter the Premises and run water, air, electricity, sewerage, drainage, gas and other substances through such pipes, wires, tubes, conduits, ducts and cables,

provided always that in so doing the Lessor shall liaise with Lessee to ensure that minimise inconvenience is caused to the Lessee.

35.7	Repainting

At or immediately before the expiration or earlier cancellation of this Lease, the Lessee shall repaint with two coats of premium quality paint in a thorough and workmanlike manner those parts of the Premises which comprise the interior of the office areas of the Premises and which previously have been painted.  Such painting shall be done in such manner and with such paint as the Lessor may reasonably direct.  In this clause the word paint includes wallpaper.  Notwithstanding the previous sentences of this clause, the Lessor may at its option require in lieu of the Lessee carrying out such painting at or immediately before the expiration or earlier cancellation of this Lease that the Lessee pay to the Lessor an amount equivalent to the lowest of two quotes that the Lessor obtains and presents to the Lessee in respect of such painting, with such amount being payable within seven (7) days of demand.

36.	Insurance
36.1	Lessee’s Insurance

At its own expense the Lessee shall maintain during the term of this Lease the following insurance:

(a)	a policy of public risk insurance with respect to the Premises and the business or businesses carried on in the Premises for a sum of not less than the amount specified in Item 11 of the Schedule. Such amount shall be in respect of any one single accident or event and extend to claims, loss and damage the subject of the indemnity contained in clause 11.2;
(b)

a policy to insure all permitted additions to the Premises carried out by the Lessee and to insure all of the Lessee’s fixtures, fittings and property including stock against loss or damage by any cause and for their full replacement value; and

(c)	plate glass insurance in respect of all plate glass (including windows) in the Premises.
36.2	Certificates of Insurance

All policies of insurance shall be taken out with a recognised and reputable public insurance office and the Lessee shall provide the Lessor with copies of certificates of insurance in relation to the policies upon request.  The policies of insurance specified in clauses 10.1(a) and 10.1(c) shall be in the name of the Lessee and note the interest of the Lessor.

36.3	Lessee Not to Cause Premium to Increase

The Lessee shall not do or fail to do anything which may increase the rate of premium payable under any policy of insurance taken out in respect of the Premises.  The Lessee shall pay within fourteen (14) days of demand any additional or increased premium levied on account of the Lessee’s use or occupation of the Premises in respect of any policy of insurance effected in respect of the Land or its contents or any policy of public liability insurance effected by the Lessor.

36.4	Compliance with Insurance Requirements

The Lessee shall comply with the requirements of the Insurance Council of Australia, any fire protection authority or other body having similar jurisdiction and with the requirements of any statutes regulations or notices issued by any similar authority.  The Lessee’s obligations under this clause 10.4 shall not require it to undertake structural alterations to the Premises unless such alterations are required as a result of the nature of the use of the Premises by the Lessee or the Lessee’s activities on the Premises.  The Lessee covenants and agrees with the Lessor throughout the term of this Lease to perform and observe and to ensure that the Lessee’s Agents perform and observe all necessary and proper fire drills and emergency evacuation procedures.

36.5	Lessor not responsible for injury

The Lessor shall not be liable or in any way responsible to the Lessee or to any of the Lessee’s Agents for any injury loss or damage which may be suffered or sustained to any property or by any person in or about the Premises regardless of the cause other than injury loss or damage caused by the negligence of the Lessor.

37.	Release and Indemnities
37.1	Risk of Lessee

The Lessee agrees to occupy and use the Premises and to enter the Land at its own risk.  The Lessee releases to the fullest extent permitted by law the Lessor (and its agents, contractors and employees) from every claim and demand which may result from an accident, damage or injury occurring on the Premises or on the Land.  The Lessor shall not be released from liability to the extent that the accident, damage or injury was caused by the negligence of the Lessor.

37.2	Indemnity by Lessee

The Lessee indemnifies the Lessor and will at all times keep the Lessor indemnified against all costs, losses, damages or actions incurred by or brought against the Lessor directly or indirectly arising from the use or occupation of the Premises by the Lessee or any of the Lessee’s Agents or from any action or non-action whatsoever on the part of the Lessee or any of the Lessee’s Agents.

37.3	Interruption of Services

The Lessor will not be responsible or liable to the Lessee or to any person claiming by, through or under the Lessee for the failure of any equipment or machinery in the Premises or the Building or for their ineffectual operation or for any damage or loss caused by or arising out of them or for the interruption of any services, including the supply of electricity, gas and water.

38.	Covenants of Lessor
38.1	Quiet Enjoyment

During the term of this Lease if the Lessee is not in default of its obligations and subject to any express provision in this Lease, the Lessor shall allow the Lessee to peacefully and quietly occupy and enjoy the Premises.

38.2	Limitation of Liability

This clause applies if the Lessor owns the Land as trustee of any trust (irrespective of whether the Lessor being a trustee was disclosed to the Lessee), in which case the Lessor enters into this Lease as trustee of the relevant trust and in no other capacity.  The limitation of the Lessor’s liability under this clause applies despite any other provision of this Lease or any principle of equity or law to the contrary and without limiting this clause, extends to all liabilities and obligations of the Lessor in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Lease.  Any liability or obligation of the Lessor arising under or in connection with this Lease is limited to the extent to which it can be satisfied out of the property of the relevant trust out of which the Lessor is actually indemnified.  The Lessor is not obliged to do or refrain from doing anything under this Lease unless the Lessor’s liability is limited in the manner set out in this clause.  The Lessee must not take any action of any kind against the Lessor in any capacity other than as trustee of the relevant trust.

39.	Surrender and Lessee’s Fixtures
39.1	Surrender of Premises

Upon the expiration or earlier cancellation of this Lease the Lessee, at its cost and expense in all respects, shall:

(a)	arrange for the carpets within the Premises to be professionally steam cleaned (and, subject to fair wear and tear, damaged carpets must be replaced to the satisfaction of the Lessor) and surrender the Premises to the Lessor free of occupants, clean and free from rubbish and in the same condition as at the commencement of the Lessee’s occupation of the Premises (fair wear and tear excepted); and

(b)

remove all chattels, plant, machinery and other fixtures and fittings belonging to the Lessee from the Premises and make good any damage or disfigurement caused by such removal and reinstatement and any chattels, plant, machinery, fixtures or fittings not so removed shall, if the Lessor so elects, become the absolute property of the Lessor.

39.2	Removal of Cables

Without limiting clause 13.1, the Lessee shall at its cost and expense remove to the extent required by the Lessor all cables installed or placed pursuant to clause 9.2 upon the expiration or earlier cancellation of this Lease and immediately make good any damage or disfigurement caused by such removal and reinstatement.

39.3	Lessee to Comply

The Lessee shall comply with the Lessors requirements in respect of the removal and reinstatement referred to in this clause 13.  If the Lessee does not strictly comply with the terms of this clause then the Lessor may enter the Premises and carry out the required work at the Lessee’s expense and any costs incurred by the Lessor in carrying out the required work shall be paid by the Lessee to the Lessor upon demand.  If any amounts are not paid immediately then the Lessor may charge interest on such unpaid amounts until the date of payment at the rate of interest specified in Item 12 of the Schedule.

40.	Default and Cancellation

If any one or more of the following events occur namely:

(a)	any payments payable under this Lease by the Lessee are greater than fourteen (14) days late and formal or legal written demand has been made for such payment;
(b)

without limiting clause 14(a), the Lessee is in breach of any of the Lessee’s obligations under this Lease and such breach continues for a period of twenty one (21) days following service of a written notice of such default; or

(c)

the Lessee, being a natural person, is found guilty of any indictable offence or becomes bankrupt or commits an act of bankruptcy or an act which could give rise to the same, or, being a body corporate, an order is made or a resolution is passed for the winding up of the Lessee (except for the purpose of reconstruction or amalgamation with the Lessor’s written consent, which shall not be unreasonably withheld), has an administrator appointed or a receiver or manager is appointed over or a mortgagee takes possession of any asset of the Lessee or if any proceedings are issued or event occurs intended to lead to any of those consequences or if any other action relating to insolvent debtors occurs in relation to the Lessee, the Lessor may in addition to its other powers either re‑enter the Premises and eject the Lessee and all other persons and repossess the Premises or cancel this Lease immediately by written notice to the Lessee, or both and thereupon this Lease will terminate but without prejudice to any action or other remedy which the Lessor has or might otherwise have for arrears of Rent or breach of covenant or for damages as a result of any such event provided that in the case of a breach of any covenant or condition to which section 10 of the Landlord and Tenant Act 1936 applies, fourteen (14) days is hereby fixed as the time referred to in such section within which the Lessee is to remedy such breach if it is capable of remedy and to make reasonable compensation in money to the satisfaction of the Lessor for such breach.

41.	Rights of Lessor
41.1	Recovery Rights

Without prejudice to any rights powers or remedies of the Lessor arising from any breach by the Lessee of its obligations under this Lease the Lessor shall have all or any of the following rights and remedies:

(a)

to recover from the Lessee any loss or damage suffered by the Lessor as a result of the Lessor being unable to relet the Premises or if the Lessor is able to relet the Premises for the loss of Rent between the date of breach by the Lessee and the date of reletting the Premises and the cost of such reletting; and

(b)

to recover from the Lessee any loss or damage suffered by the Lessor as a result of reletting the Premises to a subsequent lessee at a rental less than that which would have been payable by the Lessee for the unexpired residue of the term (as extended or renewed) of this Lease.

41.2	Acceptance of Arrears

The acceptance by the Lessor of arrears or of any late payment of Rent shall not constitute a waiver of the essentiality of the Lessee’s obligation to pay interest in respect of those arrears or of the late payments or in respect of the Lessee’s continuing obligation to pay Rent during the term of this Lease.

41.3	Lessee’s Repudiation

If the Lessee’s conduct (whether by action or omission) constitutes a repudiation of this Lease (or of the Lessee’s obligations under this Lease) or constitutes a breach of any agreement contained in this Lease the Lessee shall compensate the Lessor for any loss or damage suffered by reason of such repudiation or breach.

41.4	Entire Term of Lease

The Lessor shall be entitled to recover damages against the Lessee in respect of repudiation or breach of agreement for the damage suffered by the Lessor during the entire term of this Lease.

41.5	Lessor May Claim Damages

The Lessor shall be entitled to institute legal proceedings claiming damages against the Lessee in respect of the entire term of this Lease including the periods before and after the Lessee may have vacated the Premises and before and after any abandonment, termination, repudiation, acceptance of repudiation or surrender by operation of law of this Lease whether the proceedings are instituted either before or after such conduct.

41.6	Mitigation

The Lessor’s conduct in pursuance of any duty to mitigate damages shall not by itself constitute acceptance of the Lessee’s breach repudiation or a surrender by operation of law.

41.7	Lessor May Rectify

If the Lessee does not pay any money or do anything which the Lessee is obliged under this Lease to do or pay then the Lessor may (without prejudice to any other rights or remedies it may have) pay such money or do such thing itself and for that purpose may along with its consultants, workers or agents enter the Premises and remain on the Premises for the purpose of doing such thing.  Any costs or expenses incurred by the Lessor in exercising its rights pursuant to this clause shall be payable by the Lessee immediately upon demand.

41.8	Interest

Without prejudice to any rights or remedies of the Lessor the Lessee will pay to the Lessor interest at the rate specified in Item 12 of the Schedule on any moneys not paid on the due date pursuant to this Lease or pursuant to any judgment or order in which this or any other provision in this Lease may become merged.  Such interest shall be calculated from the due date for the payment of the moneys in respect of which the interest is chargeable until payment of such moneys in full and shall be recoverable in the same way as Rent in arrears.

41.9	Essential Terms

Without limiting any previous provision in this Lease each of the covenants by the Lessee which are contained in clauses 2.1, 2.2, 2.3, 2.4, 2.5, 4.1, 4.3, 5.2, 6, 7, 8, 9 and 10 of this Lease are acknowledged and declared to be essential terms of this Lease and the Lessor may at its option treat any breach or default by the Lessee of its duties or obligations under such clauses as a repudiation by the Lessee of the terms of this Lease.

41.10	Resumption for Public Use

If the whole or any part of the Premises is resumed or taken for any public purpose then the Lessor may by notice in writing to the Lessee terminate this Lease without right or claim on the part of the Lessee for damages by reason of such termination and without prejudice to the rights of either party for any prior breach of covenant.

41.11	Set Off

The Lessor may set off any money due and outstanding by the Lessee to the Lessor, wholly or partially, against any money which may be payable by the Lessor to the Lessee on any account whether under this Lease or otherwise and the Lessor may apply and set off any money paid by the Lessee whether in payment of Rent, Outgoings or otherwise against any money then due and payable by the Lessee without any obligation to set off against the oldest debt or against Rent in priority to any other debt.

42.	Holding Over

If the Lessee with the consent of the Lessor remains in occupation of the Premises after the expiration of the term of this Lease then in the absence of any express written agreement to the contrary the Lessee shall be deemed to be tenant from month to month of the Premises and the tenancy may be cancelled by either party upon the expiration of not less than thirty

(30) days’ written notice to the other expiring at any time.  During any such monthly tenancy the terms and conditions applying under this Lease to the Lessee’s occupation of the Premises shall continue to apply and the calendar monthly rental shall be equal to one-twelfth (1/12th) of the Rent payable during the last year of the term of this Lease increased by five per centum (5%).

43.	Rent Review

The Rent shall be reviewed at the times and in the manner specified in Item 7 of the Schedule.

44.	Renewal

If the Lessee wishes to renew this Lease for the further term specified in Item 8 of the Schedule then the Lessee shall request the Lessor in writing for such a renewal.  The request must be received by the Lessor not less than six (6) months nor more than nine (9) months before the expiry of this Lease.  If at the time of the request there is no outstanding breach of this Lease by the Lessee (for which breach the Lessee has received a notice to remedy from the Lessor and not complied with) and if after the request the Lessee does not breach this Lease then the Lessor will at the Lessee’s expense grant to the Lessee a renewal of this Lease.  The renewed Lease will not include a right of renewal other than for any further term specified in Item 8 of the Schedule and otherwise will be upon the same terms and conditions as this Lease.  Unless the Lessor and the Lessee otherwise agree a Memorandum of Extension of Lease for the renewed Lease term shall be prepared by the Lessor’s solicitors and shall be executed by the parties before commencement of the renewed Lease term.

Notwithstanding Special Condition 2 of Item 10 of the Schedule to this Lease, the Lessor and Lessee acknowledge and agree that section 36 of the RCL Act is incorporated into this Lease.

45.	Waiver

The failure by the Lessor to insist upon strict performance by the Lessee of any terms of this Lease shall not be deemed a waiver of any breach by the Lessee of any term of this Lease.

46.	Amendments

Any amendment to a term of this Lease shall only be made in writing executed by the parties or duly authorised officers on behalf of the parties.

47.	Entire Agreement

The parties agree that the terms set out in this Lease contain their entire agreement notwithstanding any negotiations, documents or discussions which took place or were given prior to the execution of this Lease.  This Lease replaces any other agreement between the parties.

48.	Governing Law

This agreement shall be construed according to the laws of South Australia and the parties submit themselves to the jurisdiction of the Courts of that State and any competent appellant Courts.

49.	Notices

Any written notice to be given by one party to the other shall be signed by the party giving the notice or by an officer or the duly authorised solicitor or agent of that party and shall be hand delivered or sent by prepaid post or sent by facsimile to the address of that party shown in this Lease or to a facsimile number at that address (or any other address or facsimile number that a party may advise in writing) and shall be deemed sufficiently given:

(a)	in the case of hand delivery on the date of delivery; or
(b)	in the case of prepaid post two (2) business days after being sent by prepaid post; or
(c)	in the case of facsimile on receipt by the sender of a successful transmission answerback.
50.	Special Conditions

The Special Conditions (if any) contained in Item 10 of the Schedule shall form part of this Lease and if inconsistent with any other provision in this Lease shall prevail.

51.	Trustee

If the Lessee has entered into this Lease in the capacity of trustee, or holds the Premises on the terms of any trust or subject to any trust (Trust), whether or not the Lessor has any notice of any Trust, the Lessee:

(a)	will accept the Lease, both as trustee and in the Lessee’s personal capacity and acknowledges that the Lessee is personally liable for the performance of the Lessee’s obligations under the Lease;
(b)	will take any procedures necessary to ensure the assets of the Trust are available to compensate the Lessor for any default by the Lessee;
(c)	will assign to the Lessor any right of indemnity the Lessee has against the assets of the Trust to the extent of the liability of the Lessee under the Lease; and
(d)	warrants that the Lessee has the power and authority under the terms of the Trust to enter into the Lease, and entry into the Lease by the Lessee is in the due administration of the Trust.

Schedule

Item 12	The Lessee
Pasture Genetics Pty Ltd ACN 074 290 252 of c/- Moore Stephens, Level 2, 180 Flinders Street, ADELAIDE SA 5000
Item 13	The Land

The whole of the land comprised in Certificate of Title Register Book Volume 5681 Folio 62

Item 14	The Premises

The whole of the land comprised in Certificate of Title Register Book Volume 5681 Folio 62

Item 15	The Rent and manner of payment

Subject to the Rent review provisions contained herein and clause 2.5, the annual Rent will be Two Hundred and Sixty Four Thousand Dollars ($264,000.00) plus GST and is payable in equal calendar monthly instalments in advance on or before the first day of each and every month (with the first and last instalments being proportionate to the parts of the months to which they relate if the Lease does not commence on the first day of a month).

Item 16	Term

A term of three (3) years commencing on [INSERT]

Item 17	Permitted Use

Office and warehousing and such other lawful use approved by the Lessor

Item 18	Rent Review
Dates:	(a)Each anniversary of the commencement date of the initial term of this Lease, namely [INSERT]
(b)	If the right of renewal is taken up, the commencement of any further term
Method:	1.As at and from each review date specified in part (a) in this Item 7 there shall be a CPI Rent Review.
2.	As at and from each review date specified in part (b) in this Item 7 there shall be a Current Market Rent Review.
3.

The failure or neglect of the Lessor to initiate or require a Rent review in respect of the Premises pursuant to this Item as at the review date (in the absence of either the Lessor having notified the Lessee that it does not require a Rent review to occur in respect of any particular Rent review date or mutual agreement in writing between the Lessor and the Lessee that the Lessor shall not so initiate or require any such determination) shall not prevent impede or restrict the Lessor at any time after the due review date from requiring the Rent to be reviewed as of and with effect from the due date for such review and any such failure or neglect or other fact or event in consequence of which the Rent is not reviewed on the review date shall not create any estoppel against the Lessor or prevent the Lessor from requiring the Rent to be reviewed as of and in respect of any such review date.

4.	The agreement or determination of the current market Rent for the Premises pursuant to this Item 7 shall be carried out as at and from the review date.
5.

Where the new Rent applicable is not determined until after the review date then the instalments of the Rent shall be deemed to be varied as and from the review date.  Any adjustment necessary in respect of any underpayment of any instalment paid after any review date at the rate previously applicable shall be paid by the Lessee to the Lessor and any overpayment shall be paid by the Lessor to the Lessee forthwith upon the new Rent applicable being agreed or determined.

Item 19	Further Term(s)

A term of two (2) years commencing on [INSERT]

Item 20	Outgoings
5.	The Lessee shall in respect of each year or part of a year during this Lease reimburse or pay to the Lessor all of the Outgoings in respect of the Land.
6.	Outgoings means:
2.1

all rates, taxes and levies (including but not limited to council rates, land tax, water and sewerage rates and the Emergency Services Levy imposed pursuant to the Emergency Services Funding Act 1998, as amended) and similar charges payable in respect of the Land or any part of the Land (excepting any such charges which the Lessor is not lawfully able to recover from the Lessee); and

2.2

all insurance premiums payable by the Lessor in respect of the insurance of the Land (including all the Lessor’s fixtures, fittings, plant and equipment) against fire, storm, tempest, earthquake, breakdown, and such other risks as the Lessor reasonably considers it appropriate to insure against, building owner’s public risk insurance, worker’s compensation insurance, loss of Rent insurance and such other insurances as the Lessor reasonably effects in respect of the Land (and any excess payable in respect of any claim)

provided that the maximum amount of any land tax which may be recovered from the Lessee through the Outgoings is capped at an amount of $12,000 (which amount will increase in accordance with CPI on each anniversary of the commencement date of the initial term of this Lease)

7.	Payments by the Lessee on account of Outgoings shall be due within fourteen (14) days of demand.

8.

Notwithstanding paragraph 3 of this Item of the Schedule the Lessor may provide the Lessee with an estimate of the Lessee’s contribution to Outgoings over a particular period.  The Lessee will then pay to the Lessor during that period such estimate by equal monthly payments in advance on the same day that the Rent is due.  As soon as practicable after the end of the relevant period the Lessor shall give the Lessee a statement giving reasonable details of the actual Outgoings for the period and indicating the amount of the Lessee’s contribution to those Outgoings (notice of adjustment).  Any necessary adjustment between the estimated and actual Lessee’s contribution to Outgoings shall be made and any necessary payment to give effect to the adjustment shall be made as soon as practicable and if the law requires within fourteen (14) days of the date of receipt by the Lessee of the Lessor’s notice of adjustment.  If this Lease is assigned or transferred by the Lessee, any payment or repayment required by such adjustment must be made to or by the Lessor by or to the person who is actually in occupation of the Premises at the time when such payment or repayment becomes payable.

Item 21	Special Conditions
4.	Rent in Advance

Notwithstanding any other provision in this Lease, the Lessee must pay four (4) months’ Rent in advance on or before the commencement date of the initial term of this Lease which will be applied towards Rent. The Lessee must ensure that at all times during the currency of this Lease (including without limitation any further term of this Lease) the Lessee has paid in advance no less than three (3) calendar months’ Rent (in addition to the Rent which is due and payable pursuant to clause 2.1) and upon the expiration of this Lease the Lessor shall refund to the Lessee any Rent paid by the Lessee which relates to the period after such date of expiration provided the Lessee has complied with its make good and other obligations in this Lease.

5.	RCL Act

The Lessor and the Lessee acknowledge and agree that, subject to clause 18 of this Lease, the RCL Act does not apply to this Lease.  Notwithstanding any other provision of this Lease, the Lessee may not sell by retail goods to the public from the Premises, provide services to the public from the Premises or invite anyone to the premises for the purpose of negotiating the terms of supply of services.

6.	First Right of Refusal
3.1

If during the term of this Lease, the Lessor is desirous of selling the Land and provided there shall not at such time be any existing breach or non-observance of any of the covenants on the part of the Lessee in this Lease contained to be observed and performed (for which breach or non-observance the Lessee has received a notice to remedy from the Lessor and not complied with), the Lessor shall give the Lessee the first right of refusal to purchase the Land subject to the terms and conditions contained in this Special Condition 3.

3.2

The Lessor shall first give notice in writing to the Lessee of the sale and with the notice there shall be delivered to the Lessee the form of contract for sale containing the terms and conditions upon which the Land are offered for sale to the Lessee.

3.3

If the Lessee desires to purchase the Land upon the terms and conditions offered the Lessee shall within fourteen (14) days after the receipt of the notice deliver to the Lessor the contract for sale duly executed by the Lessee together with the deposit and thereupon the contract for sale shall be deemed to have been entered into.

3.4

If the Lessee shall not within the period of fourteen (14) days accept the Lessor's offer of sale of the Land or if the Lessee shall at any time within the period of fourteen (14) days signify its irrevocable intention not to accept the offer then the Lessee shall be deemed to have refused to purchase the Land and the Lessor shall be at liberty to offer the Land for sale to a third party and the Lessor shall not be obliged to offer or reoffer to sell the Land to the Lessee and this Special Condition 3 shall cease to apply and be of no further force or effect.

3.5

The Lessee acknowledges and agrees that this Special Condition shall not apply (and the Lessee shall not take a right of first refusal to purchase the Land) where the Lessor sells or proposes to sell the Land:

(a)	by public auction; or
(b)	to a related body corporate (within the meaning of the Corporations Act 2001(Cth)); or
(c)	to a father, mother, brother, sister, child or spouse of a director of the Lessor.
3.7	The Lessor acknowledges and agrees that, during the term of this Lease, the Lessor:
(a)	may only sell the whole of the Land (provided always the Lessor complies with this Special Condition 3); and
(b)	must not allow the Land (or any part of it) to be encumbered by any lien at any time,

unless otherwise agreed by the Lessee (acting reasonably).

7.	No Structural or Capital Liability

Without limiting the Lessee’s obligations pursuant to any other provisions of this Lease, the Lessor and Lessee acknowledge and agree that the Lessee is not obligated to undertake, nor liable to pay any amounts which relate to, any repair, replacement, maintenance, make good or other works which are of a structural or capital nature except to the extent such works are required as a result of the act, omission, negligence or default of the Lessee or the Lessee’s Agents, the specific nature of the Lessee's business or the Lessee's specific use or occupancy of the Premises, are consequential to any of the Lessee's fitout or alterations to the Premises or the Lessee is liable to contribute to such expenditure or carry out such works under any other provision of this Lease.

8.	Repair and Maintenance Obligations

Notwithstanding any other provision of this Lease, if the Lessee is obligated to repair, maintain or replace any item in accordance with this Lease, such obligation will not require the Lessee to:

5.1	repair or maintain such an item to a standard or condition better than it was as at the commencement of the initial term of this Lease (fair wear and tear excepted);
5.2	replace any such item with an item which is of a better quality, than the item it is replacing; or
5.3	repair or replace any item or thing damaged by fire, flood, lightning, act of God, water damage or war.
9.	Environmental
6.1

The Lessor and Lessee acknowledge and agree that the Lessee is not liable for, nor obligated to undertake, or pay any amounts which relate to, Contamination or remediation works for any Contamination (including, without limitation, asbestos) or breaches of Environmental Laws in, on, under, migrating to or emanating from the Premises and which existed prior to the commencement of the initial term of this Lease, including where Contamination is disturbed by the Lessee during the term of this Lease, and whether known or manifesting either before or after the commencement of the initial term of this Lease (Pre-Existing Environmental Issues).

6.2

The Lessor releases the Lessee from, and indemnifies the Lessee against, any claim, loss or expense for which the Lessee incurs or is liable to incur in respect of any Pre-Existing Environmental Issues.

6.3	The Lessee:
(a)	must comply with all Environmental Laws at all times throughout the term of this Lease;
(b)	shall ensure that any Hazardous Substance brought onto the Premises by the Lessee or any of the Lessee's Agents is safely and lawfully used and stored;
(c)

without limiting the previous provisions, is responsible for any Pollution caused or contributed to by the Lessee or the Lessee’s Agents (and any liability in respect of same) to or emanating from the Premises throughout its occupation of the Premises, except to the extent such Pollution is caused by any act or omission, negligence or default by the Lessor or migrates to the Land from elsewhere; and

(d)

shall ensure that if any Contamination is discovered in the Premises or in or under the Land or any adjoining or nearby land as a consequence of any act, omission, negligence or default by the Lessee or any of the Lessee's Agents, that the impact on the Premises, the Land or the nearby or adjoining land is promptly minimised and that steps are taken as quickly as reasonably possible to safely contain and remove the Contamination from the environment, the Land, the Premises or the nearby or adjoining land or to reduce the levels of the Contamination to a level required or recommended by the relevant authority and in any case to eliminate or reduce any danger arising from the Contamination and do all things reasonably necessary to fully and properly restore the Premises, the Land or the nearby or adjoining land.

For the purposes of this Special Condition 6:

Contamination has the meaning as given to the term “Site Contamination” in the Environment Protection Act 1993 (SA) as amended or replaced.

Environmental Law means all laws and regulations, environmental protection policies, and directions, standards and guidelines of any authority (and any other like bodies) regulating or otherwise relating to the environment, including without limitation any law relating to land use, planning, heritage, coastal protection, water catchments, pollution of air or waters, noise, soil or ground water contamination, chemicals, waste, use of hazardous or dangerous goods or substances, building regulations, public and occupational health and safety, asbestos, or noxious trades and all licences, approvals, consents, permissions or permits issued by any authority of an environmental nature.

Pollution has the same meaning as in the Environment Protection Act 1993 SA).

Hazardous Substances means any hazardous substance, material, oil, gas, liquid or chemical which if present in, on, under or emanating from the Land could result in the issue of a notice or order by an Authority, which for the avoidance of doubt includes asbestos and dangerous goods and substances but excludes Contamination.

Item 22	Public Risk Insurance

Twenty Million Dollars ($20,000,000.00)

Item 23	Interest Rate

A rate of interest equal to the rate of interest charged from time to time by the Commonwealth Bank Australia on overdrafts of more than One Hundred Thousand Dollars ($100,000.00) plus two per centum (2%).

Rules

7.

The Lessor may provide keys and access cards for locks on doors or other openings of the Premises and the Building and the Lessee will return to the Lessor on the determination of the Lease all such keys and access cards and shall not permit the same at any time to come into the possession or control of any person other than the Lessee the Lessee’s servants or agents.

8.	No rubbish or waste shall at any time be burned upon or inside the Building or any part thereof.
9.

The Lessee shall not use any method of heating other than that approved by the Lessor and shall not without the Lessor’s consent in writing permit any cooking in the Building other than in areas and with equipment approved by the Lessor.

10.	The Lessee will not use or permit to be used any device whereby any electrical point is used for more than one conduit of electricity to any electrically operated apparatus.
11.	The Lessee shall not permit any of the Lessee’s Agents to interfere with the air conditioning or ventilation systems or any other services in the Building.
12.	Smoking shall be prohibited in the Building and in the vicinity of any entrance to the Building.

Executed as a deed on 2020 Executed by Southaust Holdings Pty Ltd in accordance with the Corporations Act 2001: Director Director/Company Secretary Name (please print) Name (please print) Executed by Pasture Genetics Pty Ltd in accordance with the Corporations Act 2001: Director/Company Secretary Director Name (please print) Name (please print)

OPERATIVE CLAUSE *Delete the inapplicable

The Lessor LEASES TO THE LESSEE the land ABOVE ~~/ HEREINAFTER~~ described and the LESSEE ACCEPTS THIS LEASE of the land for the term and at the rent stipulated, subject to the covenants and conditions expressed herein ~~/ IN MEMORANDUM No.~~ and to the powers and covenants implied by the Real Property Act 1886 (except to the extent that the same are modified or negatived below).

DEFINE THE LAND BEING LEASED INCORPORATING THE REQUIRED EASEMENT(S) ETC. Not applicable.

CONSENTS OF MORTGAGEES AND SECTION 32 DEVELOPMENT ACT 1993 CERTIFICATION

This Lease does not contravene Section 32 of the Development Act, 1993.

Commonwealth Bank of Australia ABN 48 123 123 124 as mortgagee pursuant to Mortgage No. 12076223 hereby consents to this Lease:

DATED 2020

CERTIFICATION   *Delete the inapplicable

Lessor(s)

*The Prescribed Person has taken reasonable steps to verify the identity of the lessor.

*The Prescribed Person holds a properly completed Client Authorisation for the Conveyancing Transaction including this Registry Instrument or Document.

*The Prescribed Person has retained the evidence to support this Registry Instrument or Document.

*The Prescribed Person has taken reasonable steps to ensure that the Registry Instrument or Document is correct and compliant with relevant legislation and any Prescribed Requirement.

Signed By: Simon Michael Venus Legal Practitioner for Piper Alderman on behalf of the Lessor

Lessee(s)

*The Prescribed Person has taken reasonable steps to verify the identity of the lessee.

*The Prescribed Person holds a properly completed Client Authorisation for the Conveyancing Transaction including this Registry Instrument or Document.

*The Prescribed Person has retained the evidence to support this Registry Instrument or Document.

*The Prescribed Person has taken reasonable steps to ensure that the Registry Instrument or Document is correct and compliant with relevant legislation and any Prescribed Requirement.

Signed By: [Name of certifying party] [Capacity of certifying party] for: [Company name] on behalf of the Lessee